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                              AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT


                                  by and among


                                  F.A.O., INC.


                                       and


              EACH OF ITS SUBSIDIARIES THAT ARE SIGNATORIES HERETO


                                  as Borrowers,


                     THE LENDERS THAT ARE SIGNATORIES HERETO

                                 as the Lenders,

                                       and

                         WELLS FARGO RETAIL FINANCE, LLC

                                    as Agent



                           Dated as of April 30, 2002





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                               Table of Contents

                                                                            Page


1.  DEFINITIONS AND CONSTRUCTION...............................................1
   1.1.     Definitions........................................................1
   1.2.     Accounting Terms..................................................25
   1.3.     Bankruptcy Code...................................................25
   1.4.     Code..............................................................26
   1.5.     Construction......................................................26
   1.6.     Schedules and Exhibits............................................26
2.  LOAN AND TERMS OF PAYMENT.................................................26
   2.1.     Revolving Advances; Swing Loans...................................26
   2.2.     Special Term Subline..............................................28
   2.3.     Borrowing Procedures and Settlements..............................28
   2.4.     Letters of Credit.................................................33
   2.5.     Payments..........................................................37
   2.6.     Overadvances......................................................38
   2.7.     Interest and Letter of Credit Fees:
            Rates, Payments, and Calculations.................................38
   2.8.     Collection of Accounts............................................39
   2.9.     Crediting Payments; Application of Collections....................40
   2.10.    Designated Account................................................40
   2.11.    Maintenance of Loan Account; Statements of Obligations............40
   2.12.    Fees..............................................................41
   2.13.    LIBOR Option......................................................41
   2.14.    Capital Requirements..............................................44
   2.15.    Joint and Several Liability of Borrowers..........................44
3.  CONDITIONS; TERM OF AGREEMENT.............................................47
   3.1.     Conditions Precedent to the Initial Advance and Issuance of the
            Initial Letter of Credit..........................................47
   3.2.     Conditions Precedent to all Advances and all Letters of Credit....49
   3.3.     Conditions Subsequent.............................................50
   3.4.     Term..............................................................50
   3.5.     Effect of Termination.............................................50
   3.6.     Early Termination by Borrowers....................................51
   3.7.     Termination of Special Term Subline...............................51
4.  CREATION OF SECURITY INTEREST.............................................52
   4.1.     Grant of Security Interest........................................52
   4.2.     Leasehold Interests...............................................52
   4.3.     Negotiable Collateral.............................................53
   4.4.     Control of Collateral.............................................53
   4.5.     Collection of Accounts, General Intangibles, and Negotiable
            Collateral........................................................53
   4.6.     Delivery of Additional Documentation Required.....................54
   4.7.     Power of Attorney.................................................54
   4.8.     Right to Inspect; Inventories, Appraisals, Audits.................55
5.  REPRESENTATIONS AND WARRANTIES............................................55
   5.1.     No Encumbrances...................................................56
   5.2.     Reserved..........................................................56
   5.3.     Eligible Inventory................................................56

                               Table of Contents
                                   (continued)
                                                                            Page

   5.4.     Equipment.........................................................56
   5.5.     Location of Inventory and Equipment...............................56
   5.6.     Inventory Records.................................................56
   5.7.     Legal Status......................................................56
   5.8.     Due Organization and Qualification; Subsidiaries..................56
   5.9.     Due Authorization; No Conflict....................................57
   5.10.    Litigation........................................................57
   5.11.    No Material Adverse Change........................................58
   5.12.    Fraudulent Transfer...............................................58
   5.13.    Employee Benefits.................................................58
   5.14.    Environmental Condition...........................................58
   5.15.    Licenses..........................................................59
   5.16.    Leases............................................................59
   5.17.    DDAs..............................................................59
   5.18.    Credit Card Receipts..............................................59
   5.19.    Brokerage Fees....................................................59
   5.20.    Payment of Taxes..................................................59
   5.21.    Bankruptcy Court Disclosures......................................59
   5.22.    Updates...........................................................60
   5.23.    Post-Closing Payments.............................................60
   5.24.    Complete Disclosure...............................................60
6.  AFFIRMATIVE COVENANTS.....................................................60
   6.1.     Accounting System.................................................60
   6.2.     Collateral and Financial Reporting................................60
   6.3.     Tax Returns.......................................................64
   6.4.     Reserved..........................................................64
   6.5.     Returns...........................................................64
   6.6.     Title to Equipment................................................64
   6.7.     Maintenance of Equipment..........................................64
   6.8.     Taxes.............................................................64
   6.9.     Insurance.........................................................65
   6.10.    No Setoffs or Counterclaims.......................................66
   6.11.    Location of Inventory and Equipment...............................66
   6.12.    Compliance with Laws..............................................66
   6.13.    Employee Benefits.................................................66
   6.14.    Leases............................................................67
   6.15.    Mailing Lists, Advertising........................................67
   6.16.    Payroll and Operating Accounts....................................67
   6.17.    Rent and Lease Obligations........................................67
7.  NEGATIVE COVENANTS........................................................68
   7.1.     Indebtedness......................................................68
   7.2.     Liens.............................................................69
   7.3.     Restrictions on Fundamental Changes...............................69

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                               Table of Contents
                                   (continued)
                                                                            Page

   7.4.     Disposal of Assets................................................69
   7.5.     Change of Name or Address.........................................69
   7.6.     Guarantee.........................................................70
   7.7.     Nature of Business; Suspension....................................70
   7.8.     Prepayments and Amendments........................................70
   7.9.     Change of Control.................................................70
   7.10.    Consignments......................................................70
   7.11.    Restricted Payments and Distributions.............................70
   7.12.    Accounting Methods................................................71
   7.13.    Investments.......................................................71
   7.14.    Transactions with Affiliates......................................71
   7.15.    Store Openings....................................................71
   7.16.    Compensation......................................................71
   7.17.    Use of Proceeds...................................................71
   7.18.    Inventory and Equipment with Bailees..............................72
   7.19.    No Prohibited Transactions Under ERISA............................72
   7.20.    Minimum EBITDA....................................................73
   7.21.    Retail Performance and Other Covenants............................73
   7.22.    Capital Expenditures..............................................73
8.  EVENTS OF DEFAULT.........................................................73
9.  THE LENDER GROUP'S RIGHTS AND REMEDIES....................................75
   9.1.     Rights and Remedies...............................................75
   9.2.     Remedies Cumulative...............................................78
10.  TAXES AND EXPENSES.......................................................78
11.  WAIVERS; INDEMNIFICATION.................................................78
   11.1.    Demand; Protest; etc..............................................78
   11.2.    The Lender Group's Liability for Collateral.......................79
   11.3.    Indemnification...................................................79
   11.4.    Damages...........................................................79
12.  NOTICES..................................................................79
13.  CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER...............................80
14.  DESTRUCTION OF BORROWERS' DOCUMENTS......................................81
15.  ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS...............................81
   15.1.    Assignments and Participations....................................81
   15.2.    Successors........................................................84
16.  AMENDMENTS; WAIVERS......................................................84
   16.1.    Amendments and Waivers............................................84
   16.2.    No Waivers; Cumulative Remedies...................................85
17.  AGENT; THE LENDER GROUP..................................................85
   17.1.    Appointment and Authorization of Agent............................85
   17.2.    Delegation of Duties..............................................86
   17.3.    Liability of Agent-Related Persons................................86
   17.4.    Reliance by Agent.................................................86

                                      iii
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                               Table of Contents
                                   (continued)
                                                                            Page

   17.5.    Notice of Default or Event of Default.............................87
   17.6.    Credit Decision...................................................87
   17.7.    Costs and Expenses; Indemnification...............................88
   17.8.    Agent in Individual Capacity......................................89
   17.9.    Successor Agent...................................................89
   17.10.   Withholding Tax...................................................89
   17.11.   Collateral Matters................................................90
   17.12.   Restrictions on Actions by Lenders; Sharing of Payments...........91
   17.13.   Agency for Perfection.............................................92
   17.14.   Payments by Agent to the Lenders..................................92
   17.15.   Concerning the Collateral and Related Loan Documents..............92
   17.16.   Field Audits and Examination Reports; Confidentiality;
            Disclaimers by Lenders; Other Reports and Information.............93
   17.17.   Several Obligations; No Liability.................................94
18.  GENERAL PROVISIONS.......................................................94
   18.1.    Effectiveness.....................................................94
   18.2.    Section Headings..................................................94
   18.3.    Interpretation....................................................94
   18.4.    Severability of Provisions........................................95
   18.5.    Counterparts; Telefacsimile Execution.............................95
   18.6.    Revival and Reinstatement of Obligations..........................95
   18.7.    Integration.......................................................95
   18.8.    Right to Publish Notice...........................................95
   18.9.    Parent as Agent for Borrowers.....................................95

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Exhibits
A-1      Form of Assignment and Acceptance Agreement
B-1      Business Plan
C-1      Form of Compliance Certificate
L-1      Form of LIBOR Notice
S-1      Form of Solvency Certificate
W-1      Collateral Activity Summary
6.2      Form of Borrowing Base Certificate

Schedules
C-1      Commitments
E-1      Borrowers' Locations
P-1      Liens
R-1      Real Property Collateral
T-1      Tax Liens and Judgments
5.7      Legal Status
5.8      Direct and Indirect Subsidiaries
5.10     Litigation
5.11     Material Changes
5.13     Benefit Plans
5.16     Leases and Capital Leases
5.17     DDAs
5.18     Credit Card Receipts
6.11     Location of Inventory and Equipment
7.1      Indebtedness
7.3      Permitted Transactions
7.4      Disposal of Assets
7.21     Retail Performance Covenants

                                       v

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                              AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT

         THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Agreement") is entered into as of April 30, 2002, by and among F.A.O., Inc., a California corporation ("Parent"), FAO Schwarz, Inc., a Delaware corporation ("FAO Schwarz"), and ZB Company, Inc., a Delaware corporation ("ZB" and, collectively with Parent and FAO Schwarz, "Borrowers" and each a "Borrower"), on the one hand, and the financial institutions listed on the signature pages hereof (such financial institutions, together with their respective successors and assigns, collectively, the "Lenders" and each a "Lender"), and WELLS FARGO RETAIL FINANCE, LLC, as agent for the Lenders and any other holder of Obligations referred to below (in such capacity, "Agent"), on the other hand.

                                  INTRODUCTION

         Parent, FAO Schwarz and WFRF, as Lender, are parties to a Loan and Security Agreement dated as of January 23, 2001, as amended by (i) the First Amendment to Loan and Security Agreement dated as of September 5, 2001 by and between Parent and the Lender, (ii) the Second Amendment to Loan and Security Agreement dated as of December 14, 2001 by and between Parent and the Lender,
(iii) the Third Amendment to Loan and Security Agreement dated as of January 6, 2002 by and among Borrowers and the Lender and (iv) the Fourth Amendment to Loan and Security Agreement dated as of March 12, 2002 (as so amended, the "TRS Loan Agreement"). ZB has entered into a Loan and Security Agreement dated as of September 5, 2001 with Agent and the lenders party thereto, as amended by (i) the First Amendment to Loan and Security Agreement dated as of October 31, 2001 and (ii) the Second Amendment dated as of April 11, 2002 (as so amended, the "ZB Loan Agreement").

         In connection with the corporate restructuring of, and the related consolidation of operations by, Parent and its Subsidiaries, the parties hereto desire to amend and restate each of the TRS Loan Agreement and the ZB Loan Agreement in their entireties on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties signatory hereto agree as follows:

1.       DEFINITIONS AND CONSTRUCTION.

1.1. Definitions. As used in this Agreement, the following terms shall have the following definitions:

         "Account Debtor" means any Person who is or who may become obligated under, with respect to, or on account of, an Account.

         "Accounts" means all of Borrowers' now owned or hereafter acquired right, title, and interest with respect to "accounts" (as such term is defined from time to time in the Code), and any and all supporting obligations in respect thereof.

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

         "Advances" has the meaning set forth in Section 2.1(a).

         "Administrative Borrower" has the meaning set forth in Section 18.9.

         "Affiliate" means, as applied to any Person, any other Person who directly or indirectly controls, is controlled by, is under common control with or is a director or officer of such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to vote 5% or more of the securities having ordinary voting power for the election of directors or the direct or indirect power to direct the management and policies of a Person.

         "Agent" means Wells Fargo Retail Finance, LLC, solely in its capacity as agent for the Lenders and any other holder of Obligations, and shall include any successor agent.

         "Agent Advance" has the meaning set forth in Section 2.3(d).

         "Agent-Related Persons" means Agent, together with its Affiliates, and the officers, directors, employees, counsel, agents, and attorneys-in-fact of Agent and such Affiliates.

         "Agent's Account" has the meaning set forth in Section 2.8.

         "Agent's Discretion" means:

                  (a) Each reference in the Loan Documents to the exercise of discretion or the like by Agent shall be to Agent's exercise of its commercially reasonable judgment, in good faith (which shall be presumed), from the perspective of a secured asset-based lender, based upon Agent's consideration of any factor as Agent, taking into account information of which the Agent then has knowledge, believes:

                           (i) Will or reasonably could be expected to materially affect the value of the Collateral, the enforceability or priority of Agent's security and collateral interests therein, or the amount which Agent would likely realize therefrom (taking into account delays which may reasonably be expected to be encountered in Agent's realizing upon the Collateral and likely Lender Group Expenses in connection with the enforcement of remedies and associated costs of collection in each case in any material respect);

                           (ii) Indicates that any report or financial information delivered to Agent by or on behalf of Borrowers are incomplete, inaccurate, or misleading in any material manner or was not prepared substantially in accordance with the requirements of this Agreement;

                           (iii) Suggests a material increase in the likelihood that a Borrower will become the subject of a bankruptcy or insolvency proceeding; and/or

                           (iv)  Constitutes a Default or an Event of Default.

                  (b) In the exercise of such judgment, Agent also may take into account any of the following factors:

                           (i)      Those included in, or tested by, the
definitions of "Eligible Inventory" and "Cost";

                           (ii)     The current financial and business climate
of the industry in which Borrowers compete (having regard for Borrowers' position in that industry);

                           (iii)    General economic conditions which have a
material adverse effect on Borrowers' cost structure;

                           (iv)     Material changes in or to the mix of the
Borrowers' Inventory;

                           (v)      Seasonality with respect to the Borrowers'
Inventory and the pattern of the Borrowers' retail sales versus that which was projected by Borrowers;

                           (vi)     Material changes in Availability versus that
which was projected by Borrowers in the Business Plan; and/or

                           (vii) Such other factors as Agent reasonably
determines as having a material bearing on credit risks associated with the providing of loans and financial accommodations to Borrowers.

         "Agent's Liens" means the Liens granted by Borrowers to Agent for the benefit of the Lender Group under this Agreement and/or the other Loan Documents.

         "Agreement" has the meaning set forth in the preamble hereto.

         "Applicable Prepayment Premium" means, as of any date of determination, an amount equal to (a) during the period of time from and after the date of the execution and delivery of this Agreement up to the first anniversary of the Closing Date, 2.0% of the Maximum Standard Line Amount, (b) during the period of time from and including the first anniversary of the Closing Date up to the second anniversary of the Closing Date, 1.0% of the Maximum Standard Line Amount, (c) during the period of time from and including the second anniversary of the Closing Date up to the date which is ninety days before the Maturity Date, 0.5% of the Maximum Standard Line Amount, and (d) thereafter, zero.

         "Assignee" has the meaning set forth in Section 15.1.

         "Assignment and Acceptance" has the meaning set forth in Section 15.1
(a) and shall be in the form of Exhibit A-1.

         "Athanor" means Athanor Holdings, LLC, a Delaware limited liability company.

         "Athanor Indebtedness" means Indebtedness owing by Parent to Athanor under the Athanor Note or any extension, renewal, replacement, substitution or refinancing thereof consented to by Agent under the Athanor Intercreditor Agreement.

         "Athanor Intercreditor Agreement" means an amendment and restatement of the Subordination and Intercreditor Agreement dated as of September 5, 2001 by and among Athanor, Parent and WFRF in form and substance satisfactory to Agent.

         "Athanor Note" means the Subordinated Redeemable Pay-In-Kind Note Due September 4, 2004 dated September 5, 2001 in the original principal amount of $4,900,000 issued by Parent to Athanor.

         "Authorized Person" means any officer or other employee of the Administrative Borrower.

         "Availability" means, as of any date of determination, if such date is a Business Day, and determined at the close of business on the immediately preceding Business Day, if such date of determination is not a Business Day, the amount available for Borrowers to borrow under Section 2.1(a) (after giving effect to all then outstanding Obligations (other than Bank Product Obligations) and all sublimits and reserves applicable hereunder, including reserves with respect to Letters of Credit).

         "Availability Reserves" means such reserves as Agent from time to time determines in Agent's Discretion as being appropriate to reflect the impediments to the Agent's ability to realize upon the Collateral. Without limiting the generality of the foregoing, Availability Reserves may include (but are not limited to) reserves based on (but in each case not greater than) the following:

                  (a)......one-month's rent for any leased store location in a
Landlord Lien State for which an acceptable Collateral Access Agreement has not been received by Agent (irrespective of whether any rent is currently due);

                  (b)......in-store customer credits and gift certificates;

                  (c)......payables (based upon payables which are 30 days or more past due);

                  (d)......frequent shopper programs;

                  (e)......special orders and customer deposits;

                  (f)......taxes and other governmental charges, including tax
Liens, ad valorem, personal property, sales, and other taxes which may have priority over the security interests of the Lender Group in the Collateral;

                  (g)......held or post-dated checks;

                  (h)......the Lease Reserve;

                  (i)......the applicable minimum availability requirement; and

                  (j)......any judgment lien against Borrower or Collateral, including those listed on Schedule
T-1.

         "Bailee Acknowledgment" means a record in form and substance satisfactory to Agent authenticated by any bailee, warehouseman or other third party in possession of any Equipment or Inventory acknowledging that it holds possession of the applicable Inventory and/or Equipment for the benefit of Agent, on behalf of the Lenders.

         "Bank Product Agreements" means those certain cash management service agreements entered into from time to time by Administrative Borrower or its Subsidiaries in connection with any of the Bank Products.

         "Bank Product Obligations" means all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by Administrative Borrower or its Subsidiaries to Wells Fargo or its Affiliates pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all such amounts that a Borrower is obligated to reimburse to Agent or any member of the Lender Group as a result of Agent or such member of the Lender Group purchasing participations or executing indemnities or reimbursement obligations with respect to the Bank Products provided to Administrative Borrower or its Subsidiaries pursuant to the Bank Product Agreements.

         "Bank Products" means any service or facility extended to Administrative Borrower or its Subsidiaries by Wells Fargo or any Affiliate of Wells Fargo including: (a) credit cards, (b) credit card processing services,
(c) debit cards, (d) purchase cards, (e) ACH Transactions, (f) cash management, including controlled disbursement, accounts or services, or (g) Hedge Agreements.

         "Bank Product Reserves" means, as of any date of determination, the amount of reserves that Agent has established (based upon Wells Fargo's or its Affiliate's reasonable determination of the credit exposure in respect of then extant Bank Products) for Bank Products then provided or outstanding.

         "Bankruptcy Case" means, collectively, the jointly-administered cases filed by the Debtors under Chapter 11 of the Bankruptcy Code with the Bankruptcy Court, with a lead case no. 01-1749, or any successor case thereto.

         "Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C.ss. 101 et seq.), as amended, and any successor statute.

         "Bankruptcy Court" means the United States Bankruptcy Court for the District of Delaware, or such other successor court where the Bankruptcy Case is pending.

         "Base LIBOR Rate" means the rate per annum, determined by Agent in accordance with its customary procedures, and utilizing such electronic or other quotation sources as it considers appropriate (rounded upwards, if necessary, to the next 1/16%), on the basis of the rates at which Dollar deposits are offered to major banks in the London interbank market on or about 2:00 p.m. (Eastern time) 2 Business Days prior to the commencement of the applicable Interest Period, for a term and in amounts comparable to the Interest Period and amount of the LIBOR Rate Loan requested by Administrative Borrower in accordance with this Agreement, which determination shall be conclusive in the absence of manifest error.

         "Benefit Plan" means a "defined benefit plan" (as defined in Section 3(35) of ERISA) for which any of the Borrowers, any Subsidiary of Borrowers, or any ERISA Affiliate has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

         "Blocked Account" means any deposit account established by any Borrower, including the Concentration Account, at a Blocked Account Bank pursuant to a Blocked Account Agreement.

         "Blocked Account Agreements" means those certain Blocked Account Agreements, each in form and substance satisfactory to Agent and each of which is among Borrowers, Agent, and one of the Blocked Account Banks.

         "Blocked Account Banks" means those banks or financial institutions listed on Schedule 5.17.

         "Books" means all of each Borrower's and its Subsidiaries' now owned or hereafter acquired books and records including: ledgers; records indicating, summarizing, or evidencing such Borrower's or Subsidiary's properties or assets (including the Collateral) or liabilities; all information relating to such Borrower's or Subsidiary's business operations or financial condition; and all computer programs, disk or tape files, printouts, runs, or other computer prepared information.

         "Borrowers" have the meanings set forth in the preamble to this Agreement.

         "Borrowing" means a borrowing hereunder consisting of Advances made on the same day by the Lenders, or by Agent in the case of an Agent Advance, or by Swing Lender in the case of a Swing Loan.

         "Borrowing Base" has the meaning set forth in Section 2.1(a).

         "Borrowing Base Certificate" has the meaning set forth in Section
6.2(a).

         "Business Day" means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close.

         "Business Plan" means Borrowers' business plan in form and substance (including as to scope and underlying assumptions) satisfactory to Agent and attached hereto as Exhibit B-1, together with any amendment, modification, or revision to such business plan that has been approved by Agent in the Agent's Discretion and is attached to this Agreement as a new Exhibit B-1.

         "Capital Lease" means any lease which may be capitalized in accordance with GAAP.

         "Change of Control" means (a) any "person" or "group" (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), other than the Kayne Holders, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 35%, or more, of the Stock of Parent having the right to vote for the election of members of Parent's Board of Directors, (b) the Kayne Holders cease to own or have the right to vote at least

15% of the Stock of Parent having the right to vote for the election of members of Parent's Board of Directors, or (c) any Borrower ceases to own and control (or, as applicable, Borrowers cease to collectively own and control), directly or indirectly, 100% of the outstanding capital Stock of each of its Subsidiaries existing as of the Closing Date or to be created pursuant to a Permitted Transaction.

         "Chattel Paper" means all of Borrowers' now owned or hereafter acquired right, title, and interest with respect to "chattel paper", including, without limitation, "tangible chattel paper" and "electronic chattel paper", as such terms are defined from time to time in the Code, and any and all supporting obligations in respect thereof.

         "Closing Date" means the date on which Agent sends Administrative Borrower an authenticated notice that all of the conditions precedent set forth in Section 3.1 either have been satisfied or waived.

         "Code" means the Uniform Commercial Code as in effect in the State of New York.

         "Collateral" means all Borrowers' now owned or hereafter acquired right, title, and interest in and to each of the following:

                  (a)      Accounts,

                  (b)      Chattel Paper,

                  (c)      DDAs,

                  (d)      Documents,

                  (e)      General Intangibles,

                  (f) Goods (including, without limitation, Inventory and Equipment),

                  (g)      Instruments,

                  (h)      Investment Property,

                  (i)      Letter of Credit Rights,

                  (j)      Real Property Collateral,

                  (k)      the Commercial Tort Claims set forth on Schedule
5.10(b),

                  (l) money or other assets of each such Borrower that now or hereafter come into the possession, custody, or control of any member of the Lender Group, and

                  (m) any and all proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all Accounts, Books, Chattel Paper, General Intangibles, Goods (including without limitation

         Equipment and Inventory), Investment Property, Instruments, Letter of Credit Rights, Real Property, money, DDAs, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

         "Collateral Access Agreement" means a landlord waiver, mortgagee waiver, consent executed by any lessor or mortgagee of Real Property, or other Person in possession of, having a Lien upon, or having rights or interests in the Equipment or Inventory or any item of Collateral, in each case in form and substance reasonably satisfactory to Agent.

         "Collections" means all cash, checks, notes, instruments, and other items of payment (including, insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).

         "Commercial Tort Claim" means all of Borrowers' right, title and interest with respect to any "commercial tort claim", as such term is defined in the Code.

         "Commitment" means, at any time, with respect to a Lender, such Lender's Standard Line Commitment and/ or Special Term Subline Commitment.

         "Compliance Certificate" means a certificate substantially in the form of Exhibit C-1 and delivered by the chief accounting officer of Administrative Borrower to Agent.

         "Concentration Account" means account number 41690-61777 of Borrowers, maintained at Wells Fargo, or such other deposit accounts of Borrowers (located in the United States) into which cash received in the other Blocked Accounts is wire transferred as provided in Section 2.8(b).

         "Concentration Account Agreement" means the Blocked Account Agreement among Borrowers, the Concentration Account Bank and Agent, applicable to the Concentration Account.

         "Concentration Account Bank" means Wells Fargo or a replacement bank approved by Agent in Agent's Discretion.

         "Control Agreement" means an agreement, in form and substance satisfactory to Agent, executed and delivered by the applicable Borrower, Agent, and the applicable securities intermediary or bank, which agreement is sufficient to give Agent "control" over the subject Securities Account, DDA or Investment Property as provided in the Code.

         "Copyright Security Agreement" means a copyright security agreement executed and delivered by each Borrower and Agent, the form and substance of which is satisfactory to Agent.

         "Cost" means the calculated cost of Inventory, as determined from invoices received by Borrowers, Borrowers' purchase journal or stock ledger, based upon Borrowers' accounting practices, known to Agent, which practices are in effect on the date on which this Agreement was executed. "Cost" does not include any inventory capitalization costs inclusive of advertising, but may include other charges used in Borrowers' determination of cost of goods sold and bringing goods to market, all within Agent's sole discretion and in accordance with GAAP.

         "Credit Card Agreements" means those certain agreements between Agent and the Credit Card Processors of Borrowers pursuant to which such Credit Card Processors agree to transfer on a daily basis all credit card receipts of Borrowers, or other amounts payable by such Credit Card or Processor, into the Concentration Account or any other Blocked Account. All Credit Card Agreements shall be in form and substance satisfactory to Agent.

         "Credit Card Processor(s)" means any Person which acts as a credit card clearinghouse or processor of credit card payments accepted by Borrowers.

         "Daily Balance" means, with respect to each day during the term of this Agreement, the amount of an Obligation owed at the end of such day.

         "DDA" means any "deposit account" maintained by any Borrower, as such term is defined from time to time in the Code and including only checking or other demand daily depository account.

         "Debtors" means, collectively, Children's Development, Inc., a Delaware corporation, Children's Products, Inc., a Delaware corporation, Children's Distribution, L.L.C., a New Jersey limited liability company, Noodle Kidoodle, Inc., a Delaware corporation, Zany Brainy Direct LLC, a Delaware limited liability company, and Zany Brainy, Inc., a Pennsylvania corporation.

         "deems itself insecure" means that the Person deems itself insecure in accordance with the provisions of Section 1208 of the Bankruptcy Code.

         "Default" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

         "Defaulting Lender" has the meaning set forth in Section 2.3(c)(ii).

         "Defaulting Lenders Rate" means the Reference Rate for the first three days from and after the date the relevant payment is due and thereafter at the interest rate then applicable to Advances.

         "Designated Account" means account number 4168372225 of Borrowers maintained with Borrowers' Designated Account Bank, or such other deposit account of Borrowers (located within the United States) which has been designated, in writing and from time to time, by Borrowers to Agent.

         "Designated Account Bank" means Wells Fargo, whose office is located at San Francisco, California, and whose ABA number is 121000248.

         "Dilution" means, as of any date of determination, a percentage, based upon the experience of the immediately prior 360 days, that is the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to credit card receivables during such period by (b) the Borrowers' collections with respect to credit card receivables during such period (excluding extraordinary items) plus the Dollar amount of clause (a).

         "Dilution Reserve" means, as of any date of determination, an amount sufficient to reduce the Advance Rate against Eligible Credit Card Accounts by one percentage point for each percentage point by which Dilution is in excess of 7.5%, such amount to be determined by Agent upon the completion of the first field examination conducted after the Closing.

         "Disbursement Letter" means an instructional letter executed and delivered by Administrative Borrower to Agent regarding the extensions of credit to be made on the Closing Date, the form and substance of which shall be satisfactory to Agent.

         "Document" means all of Borrowers' now owned or hereafter acquired right, title, and interest with respect to any "document", as such term is defined from time to time in the Code, and any and all supporting obligations in respect thereof.

         "Dollars" or "$" means United States dollars.

         "EBITDA" means, with respect to any fiscal period, Parent's and its Subsidiaries consolidated net earnings (or loss), minus non-cash extraordinary gains, plus non-cash extraordinary losses, plus interest expense, income taxes, and depreciation and amortization for such period, as determined in accordance with GAAP.

         "Eligible Credit Card Accounts" means Accounts owed to Borrowers from Credit Card Processors arising from purchases by the Borrowers' customers on credit cards, to the extent deemed eligible in the Agent's Discretion, net of all applicable Reserves.

         "Eligible Inventory" means Inventory consisting of first quality finished goods held for sale in the ordinary course of Borrowers' respective businesses that are located at Borrowers' premises identified on Schedule E-1 and, in the Agent's Discretion, in transit Inventory in an amount not to exceed $20,000,000 which was purchased using an Inventory Letter of Credit that, as of any date of determination, had been drawn within the preceding 40 days, provided that all related Letter of Credit Obligations (including any repayment obligations under Section 2.4) have been repaid in full, in each instance that strictly comply with each and all of the representations and warranties respecting Inventory made by Borrowers to the Lender Group in the Loan Documents, and that are and at all times continue to be acceptable to the Lender Group in all respects; provided, however, that standards of eligibility may be fixed and revised from time to time by the Agent in the Agent's Discretion. In determining the value of Eligible Inventory, such Inventory shall be valued at the lower of Cost or market on a basis consistent with Borrowers' current and historical accounting practices less the aggregate amount of all Inventory Reserves. An item of Inventory shall not be included in Eligible Inventory if:

                  (a)......it is not owned solely by a Borrower or a Borrower does not have good, valid, and marketable title thereto;

                  (b)......it is not located at one of the locations set forth on Schedule E-1;

                  (c)......it is not subject to a valid and perfected first
priority security interest in favor
of the Lender Group;

                  (d)......it consists of unsaleable goods returned or rejected by Borrowers' customers or goods in transit except to the extent expressly included above;

                  (e)......it is obsolete or slow moving, an item custom-made for a third party, packaging and shipping materials, supplies used or consumed in Borrowers' business, defective goods, "seconds," or Inventory acquired on consignment; or

                  (f)......it is subject to a Lien in favor of any third Person
(unless Agent has an executed Bailee Acknowledgment from the applicable bailee or warehouseman, if applicable, and other than a KBB Lien or a Permitted Lien arising under clauses (b), (c), (f), (g) or (h) of the definition of "Permitted Lien").

         "Eligible Transferee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $5,000,000,000, or the asset based lending Affiliate of such bank, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country, and having total assets in excess of $5,000,000,000, or the asset based lending Affiliate of such bank; provided that such bank is acting through a branch or agency located in the United States, (c) a finance company, insurance or other financial institution, or fund that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $500,000,000, (d) any Affiliate (other than individuals) of an existing Lender, or (e) any other Person approved by Agent and Administrative Borrower.

         "Entered" means entered on the docket with respect to the Bankruptcy Case by the Clerk of the Bankruptcy Court.

         "Equipment" means all of Borrowers' now owned or hereafter acquired right, title, and interest with respect to "equipment", as such term is defined from time to time in the Code, fixtures and vehicles (including motor vehicles) including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

         "Equipment Financing Indebtedness" means Indebtedness secured by an Equipment Financing Lien.

         "Equipment Financing Lien" means a Lien granted by any Borrower on such Borrower's Equipment or a portion thereof.

         "ERISA" means the Employee Retirement Income Security Act of 1974, 29 U.S.C.ss.ss.1000 et seq., amendments thereto, successor statutes, and regulations or guidance promulgated thereunder.

         "ERISA Affiliate" means (a) any corporation subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrowers under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrowers under IRC Section 414(c), (c) solely for purposes of Section 302 of

ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which Borrowers are members under IRC
Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any party subject to ERISA that is a party to an arrangement with Borrowers and whose employees are aggregated with the employees of Borrowers under IRC Section 414(o).

         "ERISA Event" means (a) a Reportable Event with respect to any Benefit Plan or Multiemployer Plan, (b) the withdrawal of a Borrower, any of its Subsidiaries or ERISA Affiliates from a Benefit Plan during a plan year in which it was a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), (c) the providing of notice of intent to terminate a Benefit Plan in a distress termination (as described in Section 4041(c) of ERISA), (d) the institution by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan, (e) any event or condition (i) that provides a basis under Section 4042(a)(1), (2), or (3) of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (ii) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA, (f) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of Borrowers, any of its Subsidiaries or ERISA Affiliates from a Multiemployer Plan, or (g) providing any security to any Plan under Section 401(a)(29) of the IRC by Borrowers or its Subsidiaries or any of their ERISA Affiliates.

         "Estate" means, collectively, the estates of the Debtors created under
Section 541 of the Bankruptcy Code by virtue of the Bankruptcy Case.

         "Event of Default" has the meaning set forth in Section 8.

         "FAO Purchase Agreement": The Asset Purchase Agreement dated November 19, 2001 by and among Parent, Schwarz, KBB Retail Assets, QFS and Vendex.

         "Fee Letter" means that certain fee letter agreement dated as of the date hereof between Borrowers and Agent, in form and substance satisfactory to Agent in Agent's discretion.

         "FEIN" means Federal Employer Identification Number.

         "Final Bankruptcy Court Order" means a Final Order in form, scope and substance acceptable to the Agent finally approving, and authorizing the Debtors to enter into the ZB Purchase Agreement and complete the transactions contemplated thereby, which order must include a finding that Parent is a good faith purchaser under Section 363(m) of the Bankruptcy Code, as such order may be amended, modified or supplemented from time to time with the express written joinder and consent of the Agent and the Borrowers and the approval of the Bankruptcy Court, which order has not been vacated or appealed with respect to the questions of whether Parent is a good faith purchaser under Section 363(m) of the Bankruptcy Code or whether the transactions contemplated by the ZB Purchase Agreement may be completed, or reversed, stayed, modified or supplemented.

         "Final Bankruptcy Court Order Date" means the date which the Final Bankruptcy Court Order shall have been duly Entered by the Bankruptcy Court and shall be in full force and effect, and shall not have been reversed, stayed, modified or amended, absent written consent of the Agent and the Borrowers.

         "Final Order" means an order of the Bankruptcy Court (a) as to which the time to appeal, petition for certiorari or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari or other proceedings for reargument or rehearing shall then be pending, or (b) if an appeal, writ of certiorari, reargument or rehearing thereof has been filed or sought, such order of the Bankruptcy Court shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied or reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired.

         "Funding Date" means any date on which a Borrowing occurs.

         "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

         "General Intangibles" means all of Borrowers' now owned or hereafter acquired right, title, and interest with respect to "general intangibles" (as such term is defined from time to time in the Code), and any and all supporting obligations in respect thereof.

         "Goods" means all of Borrowers' now owned or hereafter acquired right, title, and interest with respect to "goods", as such term is defined from time to time in the Code, including, without limitation, any and all Inventory and Equipment.

         "Governing Documents" means the certificate or articles of incorporation, by-laws, or other organizational or governing documents of any Person.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Hazardous Materials" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

         "Hilco Participant" means Hilco Capital LP.

         "Hilco Participation Agreement" means the Participation Agreement of even date herewith by and among Agent, WFRF and the Hilco Participant.

         "Indebtedness" means: (a) all obligations of Borrowers for borrowed money, (b) all obligations of Borrowers evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of Borrowers in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations of Borrowers under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any property or asset of any Borrower, irrespective of whether such obligation or liability is assumed, and (e) any obligation of any Borrower guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to such Borrower) any indebtedness, lease, dividend, letter of credit, or other obligation of any other Person. "Indebtedness" shall not include trade credit extended to the Borrowers in the ordinary course of business or indemnification obligations assumed by Borrowers under the terms of contracts entered into by Borrowers in the ordinary course of business.

         "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

         "Instruments" means all of Borrowers' now owned or hereafter acquired right, title, and interest with respect to "instruments", including, without limitation, any "promissory notes", as such terms are defined from time to time in the Code, and any and all supporting obligations in respect thereof.

         "Intangible Assets" means, with respect to any Person, that portion of the book value of all of such Person's assets that would be treated as intangibles under GAAP.

         "Interest Period" means, with respect to each LIBOR Rate Loan, a period commencing on the date of the making of such LIBOR Rate Loan and ending 1, 2, or 3 months thereafter; provided, however, that (a) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended (subject to clauses (c)-(e) below) to the next succeeding Business Day, (b) interest shall accrue at the applicable rate based upon the LIBOR Rate from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (c) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (d) with respect to an Interest Period numerically corresponding day in the calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is 1, 2, or 3 months after the date on which the Interest Period began, as applicable, and (e) Borrowers (or Administrative Borrower on behalf thereof) may not elect an Interest Period which will end after the Maturity Date.

         "Inventory" means all Borrowers' now owned or hereafter acquired right, title, and interest with respect to "inventory", as that term is defined from time to time in the Code, including, without limitation, goods held for sale or lease or to be furnished under a contract of service, goods that are leased by a Borrower as lessor, goods that are furnished by a Borrower under a contract of service, and raw materials, work in process, or materials used or consumed in a Borrower's business.

         "Inventory Letter of Credit" means a documentary Letter of Credit issued to support the purchase by a Borrower of Inventory prior to transit to a location set forth on Schedule E-1, that provides that all draws thereunder must require presentation of customary documentation (including, if applicable, commercial invoices, packing list, certificate of origin, bill of lading or airway bill, customs clearance documents, quota statement, inspection certificate, beneficiaries statement and bill of exchange, bills of lading, dock warrants, dock receipts, warehouse receipts, or other documents of title) in form and substance reasonably satisfactory to Agent and reflecting the passage to such Borrower of title to first quality Inventory conforming to such Borrower's contract with the seller thereof. Any such Letter of Credit shall cease to be an "Inventory Letter of Credit" at such time, if any, as the goods purchased thereunder become Eligible Inventory.

         "Inventory Reserves" means such reserves as may be established from time to time by Agent in Agent's Discretion with respect to the determination of the saleability, at retail, of the Eligible Inventory or which reflect such other factors as affect the current retail or market value of the Eligible Inventory. Without limiting the generality of the foregoing, Inventory Reserves may include (but are not limited to) reserves based on the following:

                  (a)......seasonality;

                  (b)......shrinkage;

                  (c)......imbalance;

                  (d)......change in Inventory character, composition or mix;

                  (e)......markdowns (both permanent and point of sale);

                  (f)......damaged or unsaleable returns;

                  (g)......retail markons or markups inconsistent with prior period practice and performance, current business plans, or advertising calendar and planned advertising events; and

                  (h)......estimated reclamation claims of unpaid sellers of
Inventory to Borrowers, if any;

provided, however, that Inventory Reserves shall not include reserves for items already included in Borrowers' calculation of the value of Eligible Inventory (such as markdowns to market of Inventory in the calculation of the value of Inventory).

         "Investment Property" means all of Borrowers' now owned or hereafter acquired right, title, and interest with respect to "investment property", as such term is defined from time to time in the Code, and any and all supporting obligations in respect thereof.

         "IRC" means the Internal Revenue Code of 1986, as in effect, and the regulations thereunder.

         "Kayne Holders" means, collectively, (a) Fred Kayne and (b) Kayne Anderson Investment Management, Inc. and its Affiliates.

         "KBB Lien" means the Lien granted by Parent or FAO Schwarz to secure the Vendex Indebtedness.

         "KBB Retail Assets" means KBB Retail Assets Corp., a New York corporation, formerly known as F.A.O. Schwarz.

         "Key Managers" means Raymond Springer, Jerry Welch and Jerome Kollar.

         "Landlord Lien State" means any state or other jurisdiction under whose statutory or common law the rights of a landlord in assets of that landlord's tenant, for unpaid rent, are senior or equal in priority to a perfected security interest in such assets.

         "L/C" has the meaning set forth in Section 2.4(a).

         "L/C Guaranty" has the meaning set forth in Section 2.4(a).

         "Lease" means any lease or other agreement, no matter how styled or structured, pursuant to which the Borrowers are entitled to the use or occupancy of any space.

         "Lease Reserve" means, as of any date of determination, an amount equal to the liabilities of the Borrowers under all Capital Leases and operating leases of Personal Property for the next succeeding three months from such date of determination to the extent that monthly payments on such Capital Leases and operating leases exceed the amounts used in the calculation of Net Retail Liquidation Value, provided that such amount shall not be less than zero.

         "Leasehold Interests" means Borrowers' leasehold estate or interest in each of the properties at or upon which Borrowers conduct business or maintain any of the Collateral, together with Borrowers' interest in any of the improvements and fixtures located upon or appurtenant to each leasehold interest, including without limitation, any rights of Borrowers to payments, proceeds of value of any kind or nature realized upon the sale or transfer of such estate or interest.

         "Lender" and "Lenders" have the respective meanings set forth in the preamble to this Agreement, and shall include any other Person made a party to this Agreement in accordance with the provisions of Section 15.1 and in any event shall include the Hilco Participant.

         "Lender Group" means, individually and collectively, each of the individual Lenders, Agent and the Hilco Participant.

         "Lender Group Expenses" means all: costs or expenses (including taxes and insurance premiums) required to be paid by Borrowers under any of the Loan Documents that are paid or incurred by the Lender Group; fees or charges paid or incurred by the Lender Group in connection with the Lender Group's transactions with Borrowers, including fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic Personal Property Collateral or Real Property Collateral appraisals), real estate surveys, real estate title policies and endorsements, Collateral and field examinations and environmental audits; costs and expenses incurred by Agent in the disbursement of funds to Borrowers (by wire transfer or otherwise); charges paid or incurred by Agent resulting from the dishonor of checks; costs and expenses paid or incurred by Agent to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Personal Property Collateral or the Real Property Collateral, or any portion thereof, irrespective of whether a sale is consummated; costs and expenses paid or incurred by the Lender Group in examining Borrowers' Books; costs and expenses of third party claims or any other suit paid or incurred by the Lender Group in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or the Lender Group's relationship with Borrowers or any guarantor; and the reasonable attorneys fees and expenses incurred by Agent and each Lender in advising, structuring, drafting, reviewing, administering, amending, terminating, enforcing, defending, or concerning the Loan Documents (including attorneys fees and expenses incurred in connection with the Bankruptcy Case, or any other Insolvency Proceeding concerning Borrowers or any guarantor of the Obligations), irrespective of whether suit is brought.

         "Letter(s) of Credit" means an L/C or an L/C Guaranty, as the context requires.

         "Letter of Credit Fee" has the meaning set forth in Section 2.7(b).

         "Letter of Credit Rights" means all of Borrowers' now owned or hereafter acquired right, title, and interest with respect to "letter-of-credit rights", as such term is defined from time to time in the Code, and any and all supporting obligations in respect thereof.

         "LIBOR Deadline" has the meaning set forth in Section 2.13(b)(i).

         "LIBOR Notice" means a written notice in the form of Exhibit L-1.

         "LIBOR Rate" means, for each Interest Period for each LIBOR Rate Loan, the rate per annum determined by Agent (rounded upwards, if necessary, to the next 1/16%) by dividing (a) the Base LIBOR Rate for such Interest Period, by (b) 100% minus the Reserve Percentage. The LIBOR Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

         "LIBOR Rate Loan" means each portion of an Advance under the Standard Line that bears interest at a rate determined by reference to the LIBOR Rate.

         "LIBOR Rate Margin" means (a) for the period from the Closing Date through June 30, 2002, 3.50% and (b) thereafter, the applicable percentage set forth opposite Borrowers' Average Fiscal Quarter Availability in the following table. The LIBOR Rate Margin shall be adjusted on the first Business Day of each fiscal quarter in Borrowers' fiscal year and shall be determined by reference to the average level of Availability (determined as of the end of each Business
Day) during the immediately preceding fiscal quarter or part thereof of the Borrowers.


        Average Fiscal Quarter Availability                                           LIBOR Rate Margin
        -----------------------------------                                           -----------------
        Greater than $35,000,000                                                            2.25%
        Greater than $15,000,000 but less than or equal to $35,000,000                      2.50%
        Greater than $10,000,000 but less than or equal to $15,000,000                      3.00%
        Greater than $5,000,000 but less than or equal to $10,000,000                       3.50%

         "Lien" means any interest in property securing an obligation owed to, or a claim by, any Person other than the owner of the property, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, adverse claim or charge, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

         "Loan Account" has the meaning set forth in Section 2.11.

         "Loan Documents" means this Agreement, , the Letters of Credit, the Concentration Account Agreement, the Blocked Account Agreements, the ZB Trademark Security Agreement, the Schwarz Trademark Security Agreement, the Mortgages, the Credit Card Agreements, the Participation Agreements, the Parent Pledge Agreement, the Athanor Intercreditor Agreement, the Vendex Intercreditor Agreement, the PNC Intercreditor Agreement, any Bank Product Agreement, any certificates (including, without limitation, the Borrowing Base Certificate and Compliance Certificate) delivered from time to time by a Borrower pursuant to this Agreement or any other Loan Document, any note or notes executed by Borrowers and payable to the Lender Group, and any other agreement entered into, now or in the future, in connection with this Agreement.

         "Material Adverse Change" means (a) a material adverse change in the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrowers taken as a whole, including a material adverse change in the business, operations, results or operations, assets, liabilities or condition since the date of the latest financial information submitted to Agent hereunder or at any time as compared to the Business Plan attached hereto as Exhibit B-1, (b) the material impairment of a Borrower's ability to perform its obligations under the Loan Documents to which it is a party or of the Lender Group to enforce the Obligations or realize upon the Collateral, (c) a material adverse effect on the value of the Collateral or the amount that the Lender Group would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral, or (d) a material impairment of the priority of the Lender Group's Liens with respect to the Collateral.

         "Maturity Date" has the meaning set forth in Section 3.4.

         "Maximum Amount" means the sum of the Maximum Standard Line Amount and the Special Term Subline Amount.

         "Maximum Standard Line Amount" means $115,000,000.

         "Mortgages" means one or more mortgages, leasehold mortgages, deeds of trust, leasehold deeds of trust, or deeds to secure debt, executed by Borrowers in favor of Agent for the benefit of the Lender Group, the form and substance of which shall be satisfactory to Agent, that encumber the Real Property Collateral and the related improvements thereto.

         "Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which Borrowers, any of its Subsidiaries, or any ERISA Affiliate has contributed, or was obligated to contribute, within the past six years.

         "Negotiable Collateral" means all of Borrowers' now owned and hereafter acquired right title and interest with respect to letters of credit, Instruments, Documents, Goods covered by Documents, Chattel Paper and all supporting obligations of the foregoing.

         "Net Liquidation Percentage" means, at any date of determination, the percentage of the Cost value of Borrowers' Eligible Inventory that is estimated to be recoverable in an orderly liquidation of such Eligible Inventory, net of liquidation expenses, such percentage to be as determined from time to time by Agent in Agent's Discretion or by a qualified appraisal company selected by Agent.

         "Net Retail Liquidation Value" means, at any date of determination, the result (expressed in Dollars) of the Net Liquidation Percentage times the Cost value of Eligible Inventory as of such date.

         "Obligations" means all loans, Advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), contingent reimbursement obligations under any outstanding Letters of Credit, Bank Product Obligations, premiums, liabilities (including all amounts charged to Borrowers' Loan Account pursuant hereto), obligations, fees, charges, costs, or Lender Group Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties owing by Borrowers to the Lender Group of any kind and description (whether pursuant to or evidenced by the Loan Documents or pursuant to any other agreement between the Lender Group and Borrowers, and irrespective of whether for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including any debt, liability, or obligation owing from Borrowers to others (excluding trade claims or other liabilities owed to a particular member of the Lender Group unrelated to this Agreement) that the Lender Group may have obtained by assignment or otherwise, and further including all interest not paid when due and all Lender Group Expenses that Borrowers are required to pay or reimburse by the Loan Documents, by law, or otherwise.

         For the purposes of Sections 2.3(c)(iii), 2.3(d), 2.7(a) and 15.1, the definition of Required Lenders, and determining whether an Overadvance has occurred under Section 2.6, the term "Obligations" shall not include Bank Product Obligations.

         "Ontario Lien" means the lien on the racking and conveyor system at Parent's Ontario, California distribution center granted by Parent to the landlord of such distribution center to secure Parent's lease of such distribution center.

         "Operations Plan" means Borrowers' written plan to consolidate their purchasing systems information (including inventory tracking) systems, and warehouse and distribution center operations by August 1, 2002, which plan shall be reasonably satisfactory to Agent.

         "Originating Lender" has the meaning set forth in Section 15.1(e).

         "Overadvance" has the meaning set forth in Section 2.6.

         "Parent" has the meaning set forth in the preamble to this Agreement.

         "Parent Pledge Agreement" means a stock pledge agreement executed and delivered by Parent in favor of Agent, for the benefit of the Lender Group, in form and substance acceptable to Agent, pursuant to which Parent shall pledge 100% of the capital stock of each of its Subsidiaries.

         "Participant" has the meaning set forth in Section 15.1(e).

         "Participation Agreements" means those Participation and Intercreditor Agreements of even date herewith by and among Agent, WFRF and the respective Participants named therein, including the Hilco Participation Agreement.

         "Pay-Off Letter" means a letter, in form and substance reasonably satisfactory to Agent, from Existing Lender respecting the amount necessary to repay in full all of the obligations of Borrowers owing to Existing Lender and obtain a termination or release of all of the Liens existing in favor of Existing Lender in and to the properties or assets of Borrowers.

         "PBGC" means the Pension Benefit Guaranty Corporation as defined in Title IV of ERISA, or any successor thereto.

         "Perfection Certificate" means the certification of officers forms submitted by Agent to Administrative Borrower with respect to each Borrower, together with Borrowers' completed responses to the inquiries set forth therein, the form and substance of such responses to be satisfactory to Agent.

         "Permitted Indebtedness" means Indebtedness set forth on Schedule 7.1.

         "Permitted Liens" means the following Liens (to the extent, with respect to Borrowers or any of its assets or properties, if created, incurred or assumed by the Borrowers before the filing Date same are valid, perfected, and non-avoidable in accordance with applicable law): (a) Liens held by the Lender Group, (b) Liens for unpaid taxes that either (i) are not yet due and payable or
(ii) are the subject of Permitted Protests, (c) Liens set forth on Schedule P-1,
(d) the interests of lessors under operating leases and purchase money security interests and Liens of lessors under Capital Leases or Permitted Financing

Indebtedness to the extent that the acquisition or lease of the underlying asset is permitted under Section 7.22 or existing as of the date of this Agreement and so long as the Lien only attaches to the asset purchased or acquired and only secures the purchase price of the asset, (e) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business of Borrowers and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet due and payable, or (ii) are the subject of Permitted Protests, (f) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance or other social security legislation, (g) Liens or deposits to secure performance of bids, tenders, utility contracts or leases (to the extent not prohibited under this Agreement), incurred in the ordinary course of business of Borrowers and not in connection with the borrowing of money, (h) Liens arising by reason of security for surety or appeal bonds or statutory or regulatory obligations in the ordinary course of business of Borrowers, (i) Liens with respect to the Real Property Collateral that are exceptions to the commitments for title insurance issued in connection with the Mortgages, as accepted by Agent, (j) with respect to any Real Property that is not subject to a Mortgage, easements, rights of way, zoning and similar covenants and restrictions, Liens contemplated by Section 4.2(b)(ii), and similar encumbrances that customarily exist on properties of Persons engaged in similar activities and similarly situated and that in any event do not materially interfere with or impair the use or operation of the Collateral by Borrowers or the value of the Lender Group's Lien thereon or therein, or materially interfere with the ordinary conduct of the business of Borrowers, (k) Equipment Financing Liens, (l) the Ontario Indebtedness and (m) Liens of depositary institutions.

         "Permitted Protest" means the right of Borrowers to protest any Lien (other than any such Lien that secures the Obligations), tax (other than payroll taxes or taxes that are the subject of a United States federal tax lien or any state or local tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the books of Borrowers in an amount that is reasonably satisfactory to Agent, (b) any such protest is instituted and diligently prosecuted by Borrowers in good faith, and (c) Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Liens of the Lender Group in and to the Collateral.

         "Permitted Subordinated Indebtedness" means unsecured Indebtedness contractually subordinated to the Obligations; provided that the terms of such Indebtedness and the subordination thereof shall be satisfactory to Agent in Agent's Discretion. For purposes of clarity, the Vendex Indebtedness is secured Indebtedness and is not Permitted Subordinated Indebtedness.

         "Permitted Transaction" has the meaning set forth on Schedule 7.3.

         "Person" means and includes natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

         "Personal Property Collateral" means all Collateral other than the Real Property Collateral.

         "Plan" means any employee benefit plan, program, or arrangement maintained or contributed to by Borrowers or with respect to which it may incur liability.

         "PNC" means PNC Leasing, LLC.
          ---

         "PNC Indebtedness" means any Indebtedness incurred under the PNC Loan Documents.

         "PNC Intercreditor Agreement" means the Amended and Restated Lien Priority Agreement by and between Agent and PNC.

         "PNC Loan Documents" means the Letter Agreement - Special Term Subline between the Borrowers and PNC dated September 5, 2001 and all related agreements, instruments and documents.

         "Post-Closing Payments" means, collectively, the Cure Costs, the Post-Closing Payments, and the Additional Post-Closing Payments (as each such term is defined in the ZB Purchase Agreement) and any other post-closing monetary obligations of the Borrowers to the Debtors' Estates or any other Person under the ZB Purchase Agreement.

         "Pro-Rata Share" means, with respect to a Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender's Commitment and the denominator of which is the aggregate amount of the Commitments.

         "Purchase Money Indebtedness" means Indebtedness (other than the Obligations, but including Indebtedness related to Capital Leases) incurred at the time of the acquisition of any fixed personal property assets for the purpose of financing all or any part of the acquisition cost thereof, to the extent such transaction is permitted under Section 7.22.

         "QFS" means Quality Fulfillment Services, Inc., a Virginia corporation.

         "Real Property" means any fee, leasehold or other estate or interest in real property now or hereafter owned or leased by a Borrower and the improvements thereto.

         "Real Property Collateral" means all of Borrowers' right, title, and interest (whether as owner, lessee, or otherwise) in the parcel or parcels of real property and the related improvements thereto, and each of the leased locations, whether or not identified on Schedule R-1, and any Real Property hereafter acquired by Borrowers.

         "Reference Rate" means the variable rate of interest, per annum, most recently announced by Wells Fargo Bank, National Association, or any successor thereto, as its "prime rate," irrespective of whether such announced rate is the best rate available from such financial institution.

         "Reference Rate Loan" means each portion of an Advance under the Standard Line that bears interest at a rate determined by reference to the Reference Rate.

         "Reference Rate Margin" means (a) for the period from the Closing Date through June 30, 2002, 1.50% and (b) thereafter, the applicable percentage set forth opposite Borrowers' Average Fiscal Quarter Availability in the following table. The Reference Rate Margin shall be adjusted on the first Business Day of each fiscal quarter in Borrowers' fiscal year and shall be determined by reference to the average level of Availability (determined as of the end of each Business Day) during the immediately preceding fiscal quarter or part thereof of the Borrowers.


        Average Fiscal Quarter Availability                                         Reference Rate Margin
        -----------------------------------                                         ---------------------
        Greater than $35,000,000                                                            0.25%
        Greater than $15,000,000 but less than or equal to $35,000,000                      0.50%
        Greater than $10,000,000 but less than or equal to $15,000,000                      1.00%
        Greater than $5,000,000 but less than or equal to $10,000,000                       1.50%

         "Reportable Event" means any of the events described in Section 4043(c) of ERISA or the regulations thereunder other than a Reportable Event as to which the provision of 30 days notice to the PBGC is waived under applicable regulations.

         "Required Lenders" means (i) so long as three or fewer Lenders are party to this Agreement, two of the three Lenders and (ii) so long as more than three Lenders are party to this Agreement, Lenders whose Pro Rata Shares in the aggregate constitute 50.1% or more of the Commitments, provided that such 50.1% must be comprised of two or more Lenders and may not be comprised of only one Lender.

         "Reserve Percentage" means, on any day, for any Lender, the maximum percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor Governmental Authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that are in effect on such date with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities") of that Lender, but so long as such Lender is not required or directed under applicable regulations to maintain such reserves, the Reserve Percentage shall be zero.

         "Reserves" means all (if any) Availability Reserves, Inventory Reserves, Bank Products Reserves and any other reserves which may be established by Agent in the Agent's Discretion under this Agreement.

         "Restricted Junior Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of, or other equity interest in, any Borrower now or hereafter outstanding, except a dividend payable solely in shares of stock or interests of the same class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of, or other equity interest in any Borrower now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of, or other equity interest in any Borrower now or hereafter outstanding, and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption purchase, retirement, defeasance (including economic or legal defeasance), sinking fund or similar payment with respect to, any subordinated indebtedness.

         "Retiree Health Plan" means an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA that provides benefits to individuals after termination of their employment, other than as required by Section 601 of ERISA.

         "Sale-Leaseback Indebtedness" means Indebtedness (other than the Obligations, but including Indebtedness related to Capital Leases) incurred in connection with any sale-leaseback transaction involving personal property of the Borrowers to the extent such transaction is permitted under Section 7.22.

         "Securities Account" means a "securities account" as such term is defined from time to time in the Code.

         "Settlement" has the meaning set forth in Section 2.3(e)(i).

         "Settlement Date" has the meaning set forth in Section 2.3(e)(i).

         "Solvency Certificate" means a certificate substantially in the form of Exhibit S-1 and delivered by the chief financial officer of each Borrower to Agent.

         "Special Term Subline" has the meaning set forth in Section 2.2.

         "Special Term Subline Amount" means $12,000,000.

         "Special Term Subline Commitment" means, with respect to each Lender, its Special Term Subline Commitment, and, with respect to all Lenders, their Special Term Subline Commitments, in each case as such Dollar amounts are set forth beside such Lender's name under the heading "Special Term Subline Commitment" on Schedule C-1 or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 15.1.

         "Standard Line" means the line of credit provided under Section 2.1(a). All Agent Advances, Swing Loans, Overadvances and purchases of risk participations in Letters of Credit shall be deemed made under the Standard Line.

         "Standard Line Commitment" means, with respect to each Lender, its Standard Line Commitment, and, with respect to all Lenders, their Standard Line Commitments, in each case as such Dollar amounts are set forth beside such Lender's name under the heading "Standard Line Commitment" on Schedule C-1 or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 15.1, as such Standard Line Commitment may be adjusted from time to time in accordance with the provisions of Section 15.1.

         "Subsidiary" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of stock or other ownership interests having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

         "Swing Lender" means WFRF or any other Lender that, at the request of Borrowers and with the consent of Agent agrees, in such Lender's sole discretion, to become the Swing Lender hereunder.

         "Swing Loan" has the meaning set forth in Section 2.3(i).

         "Trademark Security Agreement" means a trademark security agreement executed and delivered by a Borrower in form and substance satisfactory to Agent.

         "TRS Loan Agreement" has the meaning set forth in the Introduction to this Agreement.

         "Vendex" means Royal Vendex KBB, a Netherlands corporation.

         "Vendex Indebtedness" means Indebtedness owing by Parent and/or FAO Schwarz to KBB Retail Assets and QFS (or any successor thereto) under the Vendex Notes or any extension, renewal, replacement substitution or refinancing thereof consented to by Agent under the Vendex Intercreditor Agreement.

         "Vendex Intercreditor Agreement": An intercreditor and subordination agreement executed and delivered by KBB Retail Assets, QFS Parent, Schwarz and Agent, the form and substance of which is satisfactory to Agent.

         "Vendex Notes": Collectively, the Subordinated Notes (as defined in the Vendex Intercreditor Agreement) in the aggregate principal amount of $17,230,537 issued by FAO Schwarz to Vendex and its Subsidiaries.

         "Voidable Transfer" has the meaning set forth in Section 18.6.

         "Wells Fargo" means Wells Fargo Bank, National Association, a national banking association.

         "WFRF" means Wells Fargo Retail Finance, LLC.

         "ZB Loan Agreement" has the meaning set forth in the Introduction of this Agreement.

         "ZB Purchase Agreement" means the Asset Purchase Agreement by and among the ZB, Parent and the Debtors dated as of August 31, 2001.

1.2. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrowers" or the term "Parent" is used in respect of a financial covenant or a related definition, it shall be understood to mean Parent and its Subsidiaries on a consolidated basis unless the context clearly requires otherwise.

1.3. Bankruptcy Code. Any terms used in this Agreement which are defined in the Bankruptcy Code shall be construed and defined as set forth from time to time in the Bankruptcy Code, unless otherwise defined herein.

1.4. Code. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth from time to time in the Code unless otherwise defined herein.

1.5. Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. An Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in writing by the requisite members of the Lender Group. Section, subsection, clause, schedule, and exhibit references are to this Agreement unless otherwise specified. Any reference in this Agreement or in the Loan Documents to this Agreement or any of the Loan Documents shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, and supplements, thereto and thereof, as applicable.

1.6. Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2.       LOAN AND TERMS OF PAYMENT.

2.1.     Revolving Advances; Swing Loans.


(a) Subject to the terms and conditions of this Agreement and during the term of this Agreement, each Lender with a Standard Line Commitment agrees (severally and not jointly) to make advances (collectively, including the Swing Loans and the Agent Advances, the "Advances") to Borrowers in an aggregate amount at any one time outstanding not to exceed such Lender's Pro Rata Share of an amount equal to the least of (i) the Maximum Standard Line Amount less the outstanding balance of all undrawn or unreimbursed Letters of Credit, or (ii) the Borrowing Base less the outstanding balance of all undrawn or unreimbursed Letters of Credit and, without duplication, the aggregate amount of Availability Reserves. For purposes of this Agreement, "Borrowing Base", as of any date of determination, shall mean the result of:

         (x)      the lesser of

     (i) $115,000,000; or

     (ii) an amount equal to the sum of (A) (I) during the calendar months of May through August 2002, 87.5% of the Net Retail Liquidation Value and (II) at all other times, 85% of the Net Retail Liquidation Value plus (B) the lesser of
(I) 75% of Eligible Credit Card Accounts or (II) $7,500,000, less the amount of the Dilution Reserve plus (C) 85% of the Net Liquidation Percentage times the undrawn amount of undrawn Inventory Letters of Credit; or

     (iii) an amount equal to the sum of (A) (I) during the period commencing on December 16 of any calendar year and ending on September 30 of the following calendar year, 67.5% of the Cost value of Eligible Inventory, (II) during the calendar month of October of any calendar year, 72%, of the Cost value of Eligible Inventory, (III) during the calendar month of November of any calendar year, 78% of the Cost value of Eligible Inventory, and (IV) during the period commencing on December 1 of any calendar year and ending on December 15 of such year, 75% of the Cost value of Eligible Inventory plus (B) the lesser of (I) 75% of Eligible Credit Card Accounts or (II) $7,500,000, less the amount of the Dilution Reserve plus (C) 85% of the Net Liquidation Percentage times the undrawn amount of undrawn Inventory Letters of Credit;

                  minus

     (y) the aggregate amount of Reserves, without duplication, if any, established by Agent under Sections 2.1(b), 6.14 and 10;


Notwithstanding anything to the contrary contained in this Agreement, so long as the Special Term Subline has not been terminated, the sum of the aggregate outstanding Advances plus the Special Term Subline plus all Inventory Letters of Credit plus outstanding stand-by Letters of Credit in excess of $1,000,000 shall not exceed (A) 100% of the Net Retail Liquidation Value plus the lesser of 75% of Eligible Credit Card Accounts or $7,500,000 at any time during the period commencing on the Closing Date and ending on October 31, 2002, (B) 95% of the Net Retail Liquidation Value plus the lesser of 75% of Eligible Credit Card Accounts or $7,500,000 at any time during the period commencing on November 1, 2002 and ending on December 31, 2002, and (C) after December 31, 2002, 90% of the Net Retail Liquidation Value based on a five day trailing average, provided that at no time shall such amount exceed 95% of the Net Retail Liquidation Value.

(b) Anything to the contrary in Section 2.1(a) above notwithstanding, Agent may create Reserves, without duplication, against the Borrowing Base or reduce its advance rates based upon Eligible Inventory without declaring an Event of Default (i) for any amount subject to a Permitted Protest, (ii) for amounts owing to landlords or similar Persons who could assert a statutory lien in respect of any of the Collateral, (iii) as determined by Agent based on noncompliance with the covenants set forth in Section 7.21, or (iv) as determined by Agent in the Agent's Discretion.

(c) Amounts borrowed pursuant to this Section 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

(d) The Advances made by each Lender on or after the Closing Date shall be made in amounts calculated by Agent such that, as soon as possible after the Closing Date and after giving effect to such Advances, each Lender's aggregate outstanding Advances calculated as a percentage of all of the then outstanding Advances shall be equal to such Lender's Pro Rata Share after which time the Lender Group will fund Advances as otherwise provided herein.

2.2. Special Term Subline. Subject to the terms and conditions of this Agreement, on the Closing Date each Lender with a Special Term Subline Commitment agrees (severally, not jointly or jointly and severally) to make Special Term Sublines (collectively, the "Special Term Subline") to Borrowers in an amount equal to such Lender's Pro Rata Share of the Special Term Subline Amount. The outstanding unpaid principal balance and all accrued and unpaid interest under the Special Term Subline shall be due and payable on the date of termination of this Agreement, whether by its terms, by prepayment, or by acceleration. Except as provided in Section 3.7, The Special Term Subline may not be prepaid without the prior written consent of the Required Lenders. All amounts outstanding under the Special Term Subline shall constitute Obligations.

2.3.     Borrowing Procedures and Settlements.

(a) Procedure for Borrowing. Each Borrowing under the Standard Line shall be made upon Borrowers' irrevocable request therefor delivered to Agent (which notice must be received by Agent no later than 2:00 p.m. (Eastern time) on the Funding Date if such advance is for $5,000,000 or less or no later than 2:00 p.m. (Eastern time) on the Business Day immediately preceding the requested Funding Date if such advance is for more than $5,000,000) specifying (i) the amount of the Borrowing; and (ii) the requested Funding Date, which shall be a Business Day.

(b) Agent's Election. Promptly after receipt of a request for a Borrowing pursuant to Section 2.3(a) in excess of $5,000,000, the Agent may elect, in its discretion, (i) to have the terms of Section 2.3(c) apply to such requested Borrowing, or (ii) to request Swing Lender to make a Swing Loan pursuant to the terms of Section 2.3(i) in the amount of the requested Borrowing; provided, however, that if Swing Lender declines in its sole discretion to make a Swing Loan pursuant to Section 2.3(i), Agent shall elect to have the terms of Section 2.3(c) apply to such requested Borrowing. Any requested Borrowing of $5,000,000 or less under the Standard Line shall be made as a Swing Loan pursuant to the terms of Section 2.3(i).

(c)      Making of Advances.

     (i) In the  event  that the  Agent  shall  elect to have the  terms of this
Section 2.3(c) apply to a requested Borrowing under the Standard Line in excess of $5,000,000 as described in Section 2.3(a), then promptly after receipt of a request for a Borrowing pursuant to Section 2.3(a), the Agent shall notify the Lenders, not later than 3:00 p.m. (Eastern time) on the Business Day immediately preceding the Funding Date applicable thereto, by telephone and promptly followed by telecopy, or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender's Pro Rata Share of the requested Borrowing available to the Agent in same day funds, to such account of the Agent as the Agent may designate, not later than 1:00 p.m. (Eastern time) on the Funding Date applicable thereto. After the Agent's receipt of the proceeds of such Advances, upon satisfaction of the applicable conditions precedent set forth in Section 3, the Agent shall make the proceeds of such Advances available to Administrative Borrower on the applicable Funding Date by transferring same day funds equal to the proceeds of such Advances received by the Agent to the Designated Deposit Account; provided, however, that, subject to the provisions of Section 2.3(h), the Agent shall not request any Lender to make, and no Lender shall have the obligation to make, any Advance if the Agent shall have received written notice from any Lender, or otherwise has actual knowledge, that (A) one or more of the applicable conditions precedent set forth in Sections 3.1 or 3.2 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (B) the requested Borrowing would exceed the Availability on such Funding Date.

     (ii) Unless Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to Agent for the account of Borrowers the amount of that Lender's Pro Rata Share of the Borrowing, Agent may assume that each Lender has made or will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrowers on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to Agent in immediately available funds and Agent in such circumstances has made available to Borrowers such amount, that Lender shall on the Business Day following such Funding Date make such amount available to Agent, together with interest at the Defaulting Lenders Rate for each day during such period. A notice from Agent submitted to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is paid to Agent such payment to Agent shall constitute such Lender's Advance on the date of Borrowing for all purposes of this Agreement. If such amount is not paid to Agent on the Business Day following the Funding Date, Agent will notify Administrative Borrower of such failure to fund and, upon demand by Agent, Borrowers shall pay such amount to Agent for Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Advances composing such Borrowing. The failure of any Lender to make any Advance on any Funding Date shall not relieve any other Lender of any obligation hereunder to make an Advance on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on any Funding Date. Any Lender that fails to make any Advance that it is required to make hereunder on any Funding Date and that has not cured such failure by making such Advance on the next Business Day, shall constitute a "Defaulting Lender" for purposes of this Agreement until such Advance is made. Notwithstanding any other provision of this Agreement, Borrowers shall be permitted to exercise all legal remedies against such a Defaulting Lender, and if such default results in a Material Adverse Change, such change shall not be deemed a Default.

     (iii) Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrowers to Agent for the Defaulting Lender's benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by Agent. Agent may hold and, in its discretion, re-lend to Borrowers the amount of all such payments received or retained by it for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a "Lender" and such Defaulting Lender's Commitment shall be deemed to be zero. This section shall remain effective with respect to such Defaulting Lender until (A) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable or (B) the requisite non-Defaulting Lenders, Agent, and Borrowers shall have waived such Defaulting Lender's default in writing. The operation of this section shall not be construed to increase or otherwise affect the Commitment of any non-Defaulting Lender, or relieve or excuse the performance by Borrowers of their duties and obligations hereunder.

(d)      Agent Advances.


     (i) Agent hereby is authorized by Borrowers and the Lenders, from time to time in Agent's sole discretion, (1) after the occurrence of a Default or an Event of Default (but without constituting a waiver of such Default or Event of Default), or (2) at any time that any of the other applicable conditions precedent set forth in Section 3 have not been satisfied, to make Advances under the Standard Line to Borrowers on behalf of the Lenders which Agent, in its reasonable business judgment, deems necessary or desirable (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of, or maximize the amount of, repayment of the Obligations, or (C) to pay any other amount chargeable to Borrowers pursuant to the terms of this Agreement, including Lender Group Expenses and the costs, fees, and expenses described in
Section 10 (any of the Advances described in this Section 2.3(d) being hereinafter referred to as "Agent Advances"); provided, that Agent shall not make any Agent Advances to Borrowers without the consent of the Required Lenders if the amount thereof would exceed $5,000,000 in the aggregate at any one time.

     (ii) Agent Advances shall be repayable on demand and secured by the Collateral, shall constitute Advances under the Standard Line and Obligations hereunder, and shall bear interest at the rate applicable from time to time to the Obligations pursuant to Section 2.7.

(e) Settlement. It is agreed that each Lender's funded portion of the Advances is intended by the Lenders to be equal at all times to such Lender's Pro Rata Share of the outstanding Advances. Such agreement notwithstanding, the Agent and the Lenders agree (which agreement shall not be for the benefit of or enforceable by Borrowers) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Advances, the Swing Loans, and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

     (i) The Agent shall request settlement ("Settlement") with the Lenders on a weekly basis, or on a more frequent basis if so determined by the Agent, (1) for itself, with respect to each Agent Advance and for Swing Lender with respect to each Swing Loan, and (2) with respect to Collections received, as to each by notifying the Lenders by telephone and promptly followed by telecopy, or other similar form of transmission, of such requested Settlement, no later than 1:00 p.m. (Eastern time) on the Business Date immediately preceding the date of such requested Settlement (the "Settlement Date"). Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Advances, Swing Loans, and Agent Advances for the period since the prior Settlement Date, the amount of repayments received in such period, and the amounts allocated to each Lender of the principal, interest, fees, and other charges for such period. Subject to the terms and conditions contained herein (including Section 2.2
(e)):(y) if a Lender's balance of the Advances, Swing Loans, and Agent Advances exceeds such Lender's Pro Rata Share of the Advances, Swing Loans, and Agent Advances as of a Settlement Date, then Agent shall by no later than 1:00 p.m. (Eastern time) on the Settlement Date transfer in same day funds to the account of such Lender as Lender may designate, an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances, Swing Loans, and Agent Advances; and (z) if a Lender's balance of the Advances, Swing Loans, and Agent Advances is less than such Lender's Pro Rata Share of the Advances, Swing Loans, and Agent Advances as of a Settlement Date, such Lender shall no later than 1:00 p.m. (Eastern time) on the Settlement Date transfer in same day funds to such account of the Agent as the Agent may designate, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances, Swing Loans, and Agent Advances. Such amounts made available to the Agent under clause (z) of the immediately preceding sentence shall be applied against the amounts of the applicable Swing Loan or Agent Advance and, together with the portion of such Swing Loan or Agent Advance representing WFRF's Pro Rata Share thereof, shall constitute Advances of such Lenders. If any such amount is not made available to the Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, the Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lenders Rate.

     (ii) In determining whether a Lender's balance of the Advances, Swing Loans, and Agent Advances is less than, equal to, or greater than such Lender's Pro Rata Share of the Advances, Swing Loans, and Agent Advances as of a Settlement Date, Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received by Agent with respect to principal, interest, fees payable by Borrowers and allocable to the Lenders hereunder, and proceeds of Collateral. To the extent that a net amount is owed to any such Lender after such application, such net amount shall be distributed by Agent to that Lender as part of such Settlement; provided, however, that the closing fee payable by Borrowers under Section 2.12(a) shall be distributed to the Lenders within three Business Days following the Closing Date without regard to the netting of amounts owing to or owed by any Lender as part of a Settlement.

     (iii) Between Settlement Dates, the Agent, to the extent no Agent Advances are outstanding, may pay over to WFRF any payments received by the Agent, which in accordance with the terms of the Agreement would be applied to the reduction of the Advances, for application to WFRF's Pro Rata Share of the Advances. If, as of any Settlement Date, Collections received since the then immediately preceding Settlement Date have been applied to WFRF's Pro Rata Share of the Advances other than Agent Advances, as provided for in the previous sentence, WFRF shall pay to the Agent for the accounts of the Lenders, and Agent shall pay to the Lenders, to be applied to the outstanding Advances of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Advances. During the period between Settlement Dates, the Agent with respect to Agent Advances, and each

Lender with respect to the Advances other than Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by the Agent or the Lenders, as applicable.
(f) Notation. The Agent shall record on its books the principal amount of the Advances owing to each Lender, including the Agent Advances owing to the Agent, and the interests therein of each Lender, from time to time. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal of such Lender's Advances in its books and records, including computer records, such books and records constituting rebuttably presumptive evidence, absent manifest error, of the accuracy of the information contained therein.

(g) Lenders' Failure to Perform. All Advances (other than Swing Loans and Agent Advances) shall be made by the Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Advances hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Advances hereunder, and (ii) no failure by any Lender to perform its obligation to make any Advances hereunder shall excuse any other Lender from its obligation to make any Advances hereunder.

(h) Overadvances. Agent may make voluntary Overadvances without the written consent of the Required Lenders for amounts charged to the applicable Loan Account for interest, fees or Lender Group Expenses pursuant to Section 2.3(d)(i)(2)(C). If the conditions for borrowing under Section 3.2(d) cannot be fulfilled, the Agent may, but is not obligated to, knowingly and intentionally continue to make Advances (including Swing Loans) to Borrowers in its discretion in accordance with Section 2.3(d)(i)(2)(C). The Advances and Swing Loans, as applicable, that are made pursuant to this Section 2.3(h) shall be subject to the same terms and conditions as any other Agent Advance or Swing Loan, as applicable, except that the rate of interest applicable thereto shall be the rates set forth in Section 2.7(c)(i) without regard to the presence or absence of a Default or Event of Default.

         In the event Agent obtains actual knowledge that the aggregate amount of Advances (including any Swing Loans or Agent Advances) and undrawn or unreimbursed Letters of Credit outstanding as of any date of determination exceeds the amount permitted by the preceding paragraph, regardless of the amount of or reason for such excess, Agent shall notify Lenders as soon as practicable (and prior to making any (or any further) intentional Overadvances (except for and excluding amounts charged to the applicable Loan Account for interest, fees, or Lender Group Expenses) unless Agent determines that prior notice would result in imminent harm to the Collateral or its value), and Lenders thereupon shall, together with Agent, jointly determine the terms of arrangements that shall be implemented with Borrowers intended to reduce, within a reasonable time, the outstanding principal amount of the Advances to Borrowers to an amount permitted by the preceding paragraph. In the event any Lender disagrees over the terms of reduction and/or repayment of any Overadvance, the terms of reduction and/or repayment thereof shall be implemented according to the determination of the Required Lenders.

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

         Each Lender shall be obligated to settle with Agent as provided in
Section 2.3(e) for the amount of such Lender's Pro Rata Share of any unintentional Overadvances by Agent reported to such Lender, any intentional Overadvances made as permitted under this Section 2.3(h), and any Overadvances resulting from the charging to the applicable Loan Account of interest, fees, or Lender Group Expenses.

         Nothing contained herein shall limit or impair the Borrowers' obligations under Section 2.6.

(i)      Making of Swing Loans.


     (i) In the event Agent shall elect, with the consent of Swing Lender, as a Lender, to have the terms of this Section 2.3(i) apply to a requested Borrowing under the Standard Line as described in Section 2.3(b), Swing Lender as a Lender shall make such Advance in the amount of such Borrowing (any such Advance made solely by Swing Lender as a Lender pursuant to this Section 2.3(i), a "Swing Loan" and such Advances, collectively, "Swing Loans") available to Borrowers on the Funding Date applicable thereto by transferring immediately available funds to the Designated Account, provided that in no event shall the aggregate outstanding principal amount of the Swing Loans exceed $5,000,000. Each Swing
Loan is an Advance hereunder and shall be subject to all the terms and conditions applicable to other Advances under the Standard Line , except that no such Swing Loan shall be eligible for the LIBOR Option and all payments on any Swing Loan shall be payable to Swing Lender as a Lender solely for its own account (and for the account of the holder of any participation interest with respect to such Swing Loan). Subject to the provisions of this Section 2.3(i), Agent shall not request Swing Lender as a Lender to make, and Swing Lender as a Lender shall not make, any Swing Loan if Agent has actual knowledge that (i) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (ii) the requested Borrowing would exceed the Availability on such Funding Date. Swing Lender as a Lender shall not otherwise be required to determine whether the applicable conditions precedent set forth in Section 3 have been satisfied on the Funding Date applicable thereto prior to making, in its sole discretion, any Swing Loan.

     (ii) The Swing Loans shall be secured by the Agent's Liens, shall constitute Advances and Obligations hereunder, and shall bear interest at the rate applicable from time to time to Advances that are Reference Rate Loans.

2.4.     Letters of Credit.


(a) Agreement to Cause Issuance; Amounts; Outside Expiration Date. Subject to the terms and conditions of this Agreement, Agent agrees to issue letters of credit for the account of Borrowers (each, an "L/C") or to issue guarantees of payment (each such guaranty, an "L/C Guaranty") with respect to letters of credit issued by an issuing bank for the account of Borrowers. Agent shall have no obligation to issue a Letter of Credit if any of the following would result after giving effect to the requested Letter of Credit:

     (i) the aggregate amount of all undrawn and unreimbursed Letters of Credit would exceed the lower of: (x) the Borrowing Base less the amount of outstanding Advances, or (y) twenty-five million Dollars ($25,000,000); or

     (ii) the aggregate amount of all undrawn or unreimbursed Letters of Credit would exceed the Maximum Standard Line Amount less the amount of outstanding Advances; or

     (iii) the amount of the requested Letter of Credit would exceed the then extant Availability.

Borrowers expressly understand and agree that Agent shall have no obligation to arrange for the issuance by issuing banks of the letters of credit that are to be the subject of L/C Guarantees. Borrowers and the Lender Group acknowledge and agree that certain of the letters of credit that are to be the subject of L/C Guarantees may be outstanding on the Closing Date. Each Letter of Credit shall have an expiry date no later than 60 days prior to the date on which this Agreement is scheduled to terminate under Section 3.4 (without regard to any potential renewal term) and all such Letters of Credit shall be in form and substance acceptable to Agent in the Agent's Discretion. If the Lender Group is obligated to advance funds under a Letter of Credit, Borrowers immediately shall reimburse such amount to Agent and, in the absence of such reimbursement, the amount so advanced immediately and automatically shall be deemed to be an Advance under the Standard Line and, thereafter, shall bear interest at the rate then applicable to Advances under Section 2.7.

(b) Indemnification. Borrowers hereby agree to indemnify, save, defend, and hold the Lender Group harmless from any loss, cost, expense, or liability, including payments made by the Lender Group, expenses, and reasonable attorneys fees incurred by the Lender Group arising out of or in connection with any Letter of Credit. Borrowers agree to be bound by the issuing bank's regulations and interpretations of any letters of credit guarantied by the Lender Group and opened to or for Borrowers' account or by Agent's interpretations of any Letter of Credit issued by Agent to or for Borrowers' account, even though this interpretation may be different from Borrowers' own, and Borrowers understand and agree that the Lender Group shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrowers' instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto. Borrowers understand that the L/C Guarantees may require the Lender Group to indemnify the issuing bank for certain costs or liabilities arising out of claims by Borrowers against such issuing bank. Borrowers hereby agree to indemnify, save, defend, and hold the Lender Group harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by the Lender Group under any L/C Guaranty as a result of the Lender Group's indemnification of any such issuing bank.

(c) Supporting Materials. Borrowers hereby authorize and direct any bank that issues a letter of credit guaranteed by an L/C Guaranty to deliver to Agent all instruments, documents, and other writings and property received by the issuing bank pursuant to such letter of credit, and to accept and rely upon Agent's instructions and agreements with respect to all matters arising in connection with such letter of credit and the related application. Borrowers may or may not be the "applicant" or "account party" with respect to such letter of credit.

(d) Costs of Letters of Credit. Any and all charges, commissions, fees, and costs incurred by Agent relating to the letters of credit guaranteed by an L/C Guaranty shall be considered Lender Group Expenses for purposes of this Agreement and immediately shall be reimbursable by Borrowers to Agent.

(e) Indemnification. Immediately upon the termination of this Agreement, Borrowers agree to either (i) provide cash collateral to be held by Agent in an amount equal to 102% of the Lender Group's obligations under outstanding Letters of Credit, or (ii) cause to be delivered to Agent releases of all of the Lender Group's obligations under outstanding Letters of Credit. At Agent's Discretion, any proceeds of Collateral received by Agent after the occurrence and during the continuation of an Event of Default may be held as the cash collateral required by this Section 2.3(e).

(f) Increased Costs. If by reason of (i) any change in any applicable law, treaty, rule, or regulation or any change in the interpretation or application by any governmental authority of any such applicable law, treaty, rule, or regulation, or (ii) compliance by the issuing bank or the Lender Group with any direction, request, or requirement (irrespective of whether having the force of law) of any governmental authority or monetary authority including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect (and any successor thereto):

     (i) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letters of Credit issued hereunder, or

     (ii) there shall be imposed on the issuing bank or the Lender Group any other condition regarding any letter of credit, or Letter of Credit, as applicable, issued pursuant hereto;

and the result of the foregoing is to increase, directly or indirectly, the cost to the issuing bank or the Lender Group of issuing, making, guaranteeing, or maintaining any letter of credit, or Letter of Credit, as applicable, or to reduce the amount receivable in respect thereof by such issuing bank or the Lender Group, then, and in any such case, Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Borrowers, and Borrowers shall pay on demand such amounts as the issuing bank or Agent may specify to be necessary to compensate the issuing bank or Agent for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate set forth in Section 2.7(a) or Section (c)(i), as applicable. The determination by the issuing bank or Agent, as the case may be, of any amount due pursuant to this Section 2.4(f), as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

(g)      Participations.


     (i) Purchase of Participations. Immediately upon issuance of any Letter of Credit in accordance with this Section 2.4, each Lender under the Standard Line shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation in the credit support or enhancement provided through the Agent to such issuer in connection with the issuance of such Letter of Credit, equal to such Lender's Pro Rata Share of the face amount of such Letter of Credit (including, without limitation, all obligations of Borrowers with respect thereto, and any security therefor or guaranty pertaining thereto).

     (ii) Documentation. Upon the request of any Lender, the Agent shall furnish to such Lender copies of any Letter of Credit, reimbursement agreements executed in connection therewith, application for any Letter of Credit and credit support or enhancement provided through the Agent in connection with the issuance of any Letter of Credit, and such other documentation as may reasonably by requested by such Lender.

     (iii) Obligations Irrevocable. The obligations of each Lender under the Standard Line to make payments to the Agent with respect to any Letter of Credit or with respect to any credit support or enhancement provided through the Agent with respect to a Letter of Credit, and the obligations of Borrowers to make payments to the Agent, for the account of the Lenders, shall be irrevocable, not subject to any qualification or exception whatsoever, including, without limitation, any of the following circumstances: (A) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

(B) the existence of any claim, setoff, defense, or other right which Borrowers may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, the Agent, the issuer of such Letter of Credit, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between Borrowers or any other Person and the beneficiary named in any Letter of Credit);

(C) any draft, certificate, or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(D) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; or

(E)      the occurrence of any Default or Event of Default.

2.5.     Payments.

(a)      Payments by Borrowers.

     (i) All payments to be made by Borrowers shall be made without set-off, recoupment, deduction, or counterclaim, except as otherwise required by law. Except as otherwise expressly provided herein, all payments by Borrowers shall be made to Agent for the account of the Lenders or Agent, as the case may be, at

Agent's address set forth in Section 12, and shall be made in immediately available funds, no later than 11:30 a.m. (Eastern time) on the date specified herein. Any payment received by Agent later than 11:30 a.m. (Eastern time), at the option of Agent, shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

     (ii) Whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

     (iii) Unless Agent receives notice from Administrative Borrower prior to the date on which any payment is due to the Lenders that Borrowers will not make such payment in full as and when required, Agent may assume that Borrowers have made such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrowers have not made such payment in full to Agent, each Lender shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Reference Rate for each day from the date such amount is distributed to such Lender until the date repaid.

(b) Apportionment and Application of Payments. Except as otherwise provided with respect to Defaulting Lenders, aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Advances to which such payments relate held by each Lender) and payments of the fees (other than fees designated for Agent's separate account) shall, as applicable, be apportioned ratably among the Lenders. All payments shall be remitted to Agent and all such payments not relating to principal or interest on specific Advances, or not constituting payment of specific fees and all proceeds of Collateral received by Agent, shall be applied as follows: (i) prior to the termination of the Special Term Subline, pursuant to the terms of the Participation Agreements and (ii) after the termination of the Special Term Subline, first, to pay any fees or expense reimbursements then due to Agent from Borrowers; second, to pay any fees or expense reimbursements then due to the Lenders from Borrowers; third, to pay interest due in respect of all Advances, including Swing Loans and Agent Advances, and the Special Term Subline; fourth, to pay or prepay principal of Swing Loans and Agent Advances; fifth, ratably to pay principal of the Advances (other than Swing Loans and Agent Advances) and unreimbursed obligations in respect of Letters of Credit; sixth, to pay the principal on the Special Term Subline; and seventh, ratably to pay any other Obligations due to Agent or any Lender by Borrowers. Agent shall promptly distribute to each Lender, pursuant to the applicable wire transfer instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided for in Section 2.3(e). The foregoing application shall be subject to the terms of the Participation and Intercreditor Agreement.

2.6. Overadvances. If, at any time or for any reason, the amount of Obligations owed by Borrowers to the Lender Group pursuant to Sections 2.1, 2.2, 2.3 and 2.4 is greater than either the Dollar or percentage limitations set forth in

Sections 2.1, 2.2, 2.3 or 2.4 (an "Overadvance"), Borrowers immediately shall pay to Agent, in cash, the amount of such excess to be used by Agent to reduce the Obligations pursuant to the terms of Section 2.5(b).

2.7.     Interest and Letter of Credit Fees:  Rates, Payments, and Calculations.

(a) Interest Rates. Except as provided in Section 2.7(c), (i) all Obligations (except for undrawn Letters of Credit and Advances under the Special Term Subline) shall bear interest on the Daily Balance thereof as follows (i) if the relevant Obligation is an Advance that is a LIBOR Rate Loan, at a per annum rate equal to the LIBOR Rate plus the LIBOR Rate Margin, and (ii) otherwise, at a per annum rate equal to the Reference Rate plus the Reference Rate Margin. Except as provided in Section 2.7(c), the Special Term Subline shall bear interest on the daily balance thereof at a rate per annum equal to the Reference Rate plus 7% per annum but in no event less than 12% per annum.

(b) Letter of Credit Fee. Borrowers shall pay Agent, for the ratable benefit of the Lender Group under the Standard Line, a monthly fee (the "Letter of Credit Fee") (in addition to the charges, commissions, fees, and costs set forth in
Section 2.4) equal to the sum of (i) ten basis points (0.10%) per month multiplied by the average amount of all documentary Letters of Credit outstanding during such month and (ii) the then applicable LIBOR Rate Margin multiplied by the average amount of all standby Letters of Credit outstanding during such month.

(c) Default Rate. Upon the occurrence and during the continuation of an Event of Default, (i) all Obligations (except for undrawn Letters of Credit and the Special Term Subline) shall bear interest on the Daily Balance at a per annum rate equal to 2 percentage points above the Reference Rate plus the highest Reference Rate Margin provided for hereunder, and (ii) the Letter of Credit Fee shall be increased to 2 percentages points per annum over the then applicable Letter of Credit Fee provided in Section 2.7(b), and (iii) the Special Term Subline shall bear interest on the daily balance at a per annum rate equal to 2% per annum in excess of the Special Term Subline interest rate set forth in
Section 2.7(a).

(d) Payments. Interest and Letter of Credit Fees payable hereunder (except interest in respect of LIBOR Rate Loans, which shall be payable in accordance with Section 2.13(a)) shall be due and payable, in arrears, on the first day of each month during the term hereof. Borrowers hereby authorize Agent, at its option, without prior notice to Borrowers, to charge such interest and Letter of Credit fees, all Lender Group Expenses (as and when incurred), the charges, commissions, fees, and costs provided for in Section 2.3(d) (as and when accrued or incurred), the fees and charges provided for in Section 2.12 (as and when accrued or incurred), and all installments or other payments due under any Loan Document to the applicable Loan Account, which amounts thereafter shall accrue interest at the rate then applicable to Advances hereunder. Any interest not paid when due shall be compounded and shall thereafter accrue interest at the rate then applicable to Advances hereunder.

(e) Computation. The Reference Rate as of the date of this Agreement is 4.25% per annum. In the event the Reference Rate is changed from time to time hereafter, the applicable rate of interest hereunder automatically and immediately shall be increased or decreased by an amount equal to such change in the Reference Rate. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed.

(f) Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrowers and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto as of the date of this Agreement, Borrowers are and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrowers in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

2.8.     Collection of Accounts.

(a) Borrowers shall, immediately after the Closing Date, instruct all Credit Card Processors and all depositories maintaining a DDA to remit all Collections directly to the Concentration Account via electronic funds transfer (including, but not limited to ACH transfers) on each Business Day. Borrowers shall cause all cash received by Borrowers at any retail store location to be deposited on a daily basis into any Blocked Account or, at Agent's option, any other bank account, thereupon to be deposited to or sent by electronic funds transfer (including, but not limited to, ACH transfers) on each Business Day to the Concentration Account. In addition, Borrowers agrees that all other Collections and other amounts received directly by Borrowers from any Account Debtor or any other source immediately upon receipt shall be deposited into any Blocked Account. With respect to such bank accounts that are Blocked Accounts, Borrowers, Agent and the Blocked Account Banks shall enter into Blocked Account Agreements, which, among other things, with respect to all Blocked Accounts (other than the Concentration Account) will provide for all cash deposited into a Blocked Account to be sent by electronic funds transfer (including, but not limited to, ACH transfers) each Business Day to the Concentration Account. With respect to each account (other than Blocked Accounts) into which Collections are deposited, Borrowers shall irrevocably authorize and direct in writing, in form and substance satisfactory to Agent, each such bank to send via wire transfer (including, but not limited to, ACH transfers) each Business Day all funds deposited into each such account to the Concentration Account and each such bank shall agree to do so. No Blocked Account Agreement or other arrangement contemplated in this Section 2.8(a) shall be modified by Borrowers without the prior written consent of Agent. Upon the terms and subject to the conditions set forth in the Blocked Account Agreement applicable to the Concentration Account, all amounts received in the Concentration Account shall be wired each Business Day into an account (the "Agent's Account") maintained by Agent at a depositary selected by Agent.

(b) Borrowers shall not, and shall not permit any of its Subsidiaries to, open or maintain any deposit account or investment account with any bank or other financial institution other than the Designated Account, the Blocked Accounts and the other accounts listed on Schedule 5.17. All deposit accounts and investment accounts of Borrowers and its Subsidiaries are listed on Schedule 5.17.

2.9. Crediting Payments; Application of Collections. The receipt of any Collections by Agent (whether from transfers to Agent by the Concentration

Account Bank pursuant to the Concentration Account Agreement, or by any other Blocked Account Bank, pursuant to any Blocked Account Agreements, or otherwise) immediately shall be applied provisionally to reduce the Obligations outstanding under Sections 2.1 and 2.2, but shall not be considered a payment on account unless such Collection item is a wire transfer of immediately available federal funds and is made to the Agent's Account or unless and until such Collection item is honored when presented for payment. From and after the Closing Date, Agent shall be entitled to charge Borrowers for one Business Day of "clearance" or "float" at the rate set forth in Section 2.7(a)(i) or Section 2.7(c)(i), as applicable, on all Collections that are received by Agent (regardless of whether provisionally applied to reduce the Obligations under Section 2.1 and/or Section 2.2). This across-the-board one Business Day clearance or float charge on all Collections is acknowledged by the parties to constitute an integral aspect of the pricing of the Lender Group's financing of Borrowers, and shall apply irrespective of the characterization of whether receipts are owned by Borrowers or Agent, and whether or not there are any outstanding Advances, the effect of such clearance or float charge being the equivalent of charging one Business Day of interest on such Collections. Should any Collection item not be honored when presented for payment, then Borrowers shall be deemed not to have made such payment, and interest shall be recalculated accordingly. Anything to the contrary contained herein notwithstanding, any Collection item shall be deemed received by Agent only if it is received into the Agent's Account on a Business Day on or before 11:30 a.m. Eastern time. If any Collection item is received into the Agent's Account on a non-Business Day or after 11:30 a.m. Eastern time on a Business Day, it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day.

2.10. Designated Account. Agent and the Lender Group is authorized to make the Advances and issue the Letters of Credit under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person, or without instructions if pursuant to Section 2.7(d). Administrative Borrower shall maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrowers and made by the Lender Group hereunder. Unless otherwise agreed by Agent and Borrowers, any Advance requested by Borrowers and made by the Lender Group hereunder shall be made to the Designated Account.

2.11. Maintenance of Loan Account; Statements of Obligations. Agent shall maintain an account on its books in the name of Borrowers (the "Loan Account") on which Borrowers will be charged with the Special Term Subline Amount and all Advances made by the Lender Group to Borrowers or for Borrowers' account, including, accrued interest, Lender Group Expenses, and any other payment Obligations of Borrowers. In accordance with Section 2.9, the Loan Account will be credited with all payments received by Agent from Borrowers or for Borrowers' account, including all amounts received in the Agent's Account from any Blocked Account Bank. Agent shall render statements regarding the Loan Account to Administrative Borrower, including principal, interest and fees, and including an itemization of all charges and expenses constituting the Lender Group Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrowers and the Lender Group unless, within 30 days after receipt thereof by Administrative Borrower, Administrative Borrower shall deliver to Agent written objection thereto describing the error or errors contained in any such statements.

2.12. Fees. Borrowers shall pay to Agent for the ratable benefit of the Lender Group (except where otherwise indicated) the following fees:

(a) Unused Line Fee. On the first day of each month during the term of this Agreement, Borrowers shall pay to Agent for the ratable benefit of those Lenders with a Standard Line Commitment an unused line fee in an amount equal to 0.375% per annum times the result of (a) the Maximum Standard Line Amount, less (b) the sum of (i) the average Daily Balance of Advances that were outstanding during the immediately preceding month, plus (ii) the average Daily Balance of the Letter of Credit Usage during the immediately preceding month,

(b) Fee Letter Fees. Borrowers shall pay to Agent all fees set forth in the Fee Letter as and when due under the terms thereof; and

(c) Financial Examination, Documentation, and Appraisal Fees. Borrowers shall pay to Agent for each of the respective sole accounts of Agent and, to the extent a Lender accompanies Agent under Section 4.8, such Lender: (i) a fee of $850 per day per examiner, plus out-of-pocket expenses for each financial analysis and examination (i.e., audits) of Borrowers performed by personnel employed by Agent and any such Lender; (ii) an appraisal fee of $1500 per day per appraiser, plus out-of-pocket expenses for each appraisal of the Collateral performed by personnel employed by Agent and any such Lender; (iii) the actual charges paid or incurred by Agent if it elects to employ the services of one or more third Persons to perform such financial analyses and examinations (i.e., audits) of Borrowers or to appraise the Collateral; and (iv) the actual charges paid or incurred by Agent if it elects to employ the services of one or more third Persons to appraise the Collateral.

2.13.    LIBOR Option.

(a) Interest and Interest Payment Dates. In lieu of having interest charged at the rate based upon the Reference Rate, Borrowers shall have the option (the "LIBOR Option") to have interest on all or a portion of the Advances (other than the Swing Loans for which there is no LIBOR Option) be charged at the LIBOR Rate. Interest on LIBOR Rate Loans shall be payable on the earliest of (i) the last day of the Interest Period applicable thereto, (ii) the occurrence of an Event of Default in consequence of which the Required Lenders or Agent on behalf thereof elect to accelerate the maturity of the Obligations, or (iii) termination of this Agreement pursuant to the terms hereof. On the last day of each applicable Interest Period, unless Administrative Borrower properly has exercised the LIBOR Option with respect thereto, the interest rate applicable to such LIBOR Rate Loan automatically shall convert to the rate of interest then applicable to Reference Rate Loans of the same type hereunder. At any time that a Default or Event of Default has occurred and is continuing, Borrowers no longer shall have the option to request that Advances bear interest at the LIBOR Rate and Agent shall have the right to convert the interest rate on all outstanding LIBOR Rate Loans to the rate then applicable to Reference Rate Loans hereunder.

(b)      LIBOR Election.

     (i) Administrative Borrower may, at any time and from time to time, so long as no Event of Default has occurred and is continuing, elect to exercise the LIBOR Option by notifying Agent prior to 2:00 p.m. (Eastern time) at least 3 Business Days prior to the commencement of the proposed Interest Period (the "LIBOR Deadline"). Notice of Administrative Borrower's election of the LIBOR Option for a permitted portion of the Advances and an Interest Period pursuant to this Section 2.13 shall be made by delivery to Agent of a LIBOR Notice received by Agent before the LIBOR Deadline, or by telephonic notice received by Agent before the LIBOR Deadline (to be confirmed by delivery to Agent of a LIBOR Notice received by Agent prior to 5:00 p.m. (Boston time) on the same day. Promptly upon its receipt of each such LIBOR Notice, Agent shall provide a copy thereof to each of the Lenders.

     (ii) Each LIBOR Notice shall be irrevocable and binding on Borrowers. In connection with each LIBOR Rate Loan, each Borrower shall indemnify, defend, and hold Agent and the Lenders harmless against any loss, cost, or expense incurred by Agent or any Lender as a result of (a) the payment of any principal of any LIBOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any LIBOR Rate Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure to borrow, convert, continue or prepay any LIBOR Rate Loan on the date specified in any LIBOR Notice delivered pursuant hereto (such losses, costs, and expenses, collectively, "Funding Losses"). Funding Losses shall, with respect to Agent or any Lender, be deemed to equal the amount determined by Agent or such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such LIBOR Rate Loan had such event not occurred, at the LIBOR Rate that would have been applicable thereto, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert, or continue, for the period that would have been the Interest Period therefor), minus (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which Agent or such Lender would be offered were it to be offered, at the commencement of such period, Dollar deposits of a comparable amount and period in the London interbank market. A certificate of Agent or a Lender delivered to Borrowers setting forth any amount or amounts that Agent or such Lender is entitled to receive pursuant to this Section 2.13 shall be conclusive absent manifest error.

     (iii) Borrowers shall have not more than 5 LIBOR Rate Loans in effect at any given time. Borrowers only may exercise the LIBOR Option for LIBOR Rate Loans of at least $1,000,000 and integral multiples of $500,000 in excess thereof.

(c) Prepayments. Borrowers may prepay LIBOR Rate Loans at any time; provided, however, that in the event that LIBOR Rate Loans are prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any automatic prepayment through the required application by Agent of proceeds of Collections in accordance with Section 2.5(b) upon conversion by Agent, in accordance with Section 2.13 or for any other reason, including early termination of the term of this Agreement or acceleration of the Obligations pursuant to the terms hereof, each Borrower shall indemnify, defend, and hold Agent and the Lenders and their Participants harmless against any and all Funding Losses in accordance with clause (b)(ii) above.

(d)      Special Provisions Applicable to LIBOR Rate.

     (i) The LIBOR Rate may be adjusted by Agent with respect to any Lender on a prospective basis to take into account any additional or increased costs to such Lender of maintaining or obtaining any eurodollar deposits or increased costs due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, including changes in tax laws (except changes of general applicability in corporate income tax laws) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), excluding the Reserve Percentage, which additional or increased costs would increase the cost of funding loans bearing interest at the LIBOR Rate. In any such event, the affected Lender shall give Administrative Borrower and Agent notice of such a determination and adjustment and Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender, Administrative Borrower may, by notice to such affected Lender (y) require such Lender to furnish to Administrative Borrower a statement setting forth the basis for adjusting such LIBOR Rate and the method for determining the amount of such adjustment, or (z) repay the LIBOR

Rate Loans with respect to which such adjustment is made (together with any amounts due under clause (b)(ii) above).

     (ii) In the event that any change in market conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation of application thereof, shall at any time after the date hereof, in the reasonable opinion of any Lender, make it unlawful or impractical for such Lender to fund or maintain LIBOR Advances or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, such Lender shall give notice of such changed circumstances to Agent and Administrative Borrower and Agent promptly shall transmit the notice to each other Lender and (y) in the case of any LIBOR Rate Loans of such Lender that are outstanding, the date specified in such Lender's notice shall be deemed to be the last day of the Interest Period of such LIBOR Rate Loans, and interest upon the LIBOR Rate Loans of such Lender thereafter shall accrue interest at the rate then applicable to Base Rate Loans, and (z) Borrowers shall not be entitled to elect the LIBOR Option until such Lender determines that it would no longer be unlawful or impractical to do so.

(e) No Requirement of Matched Funding. Anything to the contrary contained herein notwithstanding, neither Agent, nor any Lender, nor any of their Participants, is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the LIBOR Rate. The provisions of this Section 2.13 shall apply as if each Lender or its Participants had match funded any Obligation as to which interest is accruing at the LIBOR Rate by acquiring eurodollar deposits for each Interest Period in the amount of the LIBOR Rate Loans.

2.14. Capital Requirements. If, after the date hereof, any Lender determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any Governmental Authority charged with the administration thereof, or (ii) compliance by such Lender or its parent bank holding company with any guideline, request, or directive of any such entity regarding capital adequacy (whether or not having the force of law), the effect of reducing the return on such Lender's or such holding company's capital as a consequence of such Lender's Commitments hereunder to a level below that which such Lender or such holding company could have achieved but for such adoption, change, or compliance (taking into consideration such Lender's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by such Lender to be material, then such Lender may notify Administrative Borrower and Agent thereof. Following receipt of such notice, Borrowers agree to pay such Lender on demand the amount of such reduction of return on capital as and when such reduction is determined, payable within 90 days after presentation by such Lender of a statement in the amount and setting forth in reasonable detail such Lender's calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). In determining such amount, such Lender may use any reasonable averaging and attribution methods.

2.15.    Joint and Several Liability of Borrowers.

(a) Each Borrower is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Agent and the Lenders under this Agreement, for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations.

(b) Each Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this Section 2.15), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each Person composing Borrowers without preferences or distinction among them.

(c) If and to the extent that any of Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Persons composing Borrowers will make such payment with respect to, or perform, such Obligations.

(d) The Obligations of each Person composing Borrowers under the provisions of this Section 2.15 constitute the absolute and unconditional, full recourse Obligations of each Person composing Borrowers enforceable against each such Borrower to the full extent of its properties and assets, irrespective (in the case of the liability of such Borrower for the Obligations owing by the other Borrowers) of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever.

(e) Except as otherwise expressly provided in this Agreement, each Person composing Borrowers hereby waives notice of acceptance of its joint and several liability, notice of any Advances, Special Term Sublines or Letters of Credit issued under or pursuant to this Agreement, notice of the occurrence of any Default, Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by Agent or Lenders under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement). Each Person composing Borrowers hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Agent or Lenders at any time or times in respect of any default by any Person composing Borrowers in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by Agent or Lenders in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Person composing Borrowers. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of any Agent or Lender with respect to the failure by any Person composing Borrowers to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 2.15 afford grounds for terminating, discharging or relieving any Person composing Borrowers, in whole or in part, from any of its Obligations under this Section 2.15, it being the intention of each Person composing Borrowers that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of such Person composing Borrowers under this
Section 2.15 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Person composing Borrowers under this Section 2.15 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Person composing Borrowers or any Agent or Lender. The joint and several liability of the Persons composing Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, constitution or place of formation of any of the Persons composing Borrowers or any Agent or Lender.

(f) Each Person composing Borrowers represents and warrants to Agent and Lenders that such Borrower is currently informed of the financial condition of Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each Person composing Borrowers further represents and warrants to Agent and Lenders that such Borrower has read and understands the terms and conditions of the Loan Documents. Each Person composing Borrowers hereby covenants that such Borrower will continue to keep informed of Borrowers' financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.

(g) Each of the Persons composing Borrowers waives all rights and defenses arising out of an election of remedies by the Agent or any Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed the Agent's or such Lender's rights of subrogation and reimbursement against such Borrower by the operation of Section 580(d) of the California Code of Civil Procedure or otherwise.

(h) Each of the Persons composing Borrowers waives all rights and defenses that such Borrower may have because the Obligations are secured by Real Property. This means, among other things:

     (i) Agent and Lenders may collect from such Borrower without first foreclosing on any Real or Personal Property Collateral pledged by Borrowers; and

     (ii) If Agent or any Lender forecloses on any Real Property Collateral pledged by Borrowers:

(A) The amount of the Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.

(B) Agent and Lenders may collect from such Borrower even if Agent or Lenders, by foreclosing on the Real Property Collateral, has destroyed any right such Borrower may have to collect from the other Borrowers.

This is an unconditional and irrevocable waiver of any rights and defenses such Borrower may have because the Obligations are secured by Real Property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure.

(i) The provisions of this Section 2.15 are made for the benefit of the Agent, the Lenders and their respective successors and assigns, and may be enforced by it or them from time to time against any or all of the Persons composing Borrowers as often as occasion therefor may arise and without requirement on the part of any such Agent, Lender, successor or assign first to marshal any of its or their claims or to exercise any of its or their rights against any of the other Persons composing Borrowers or to exhaust any remedies available to it or them against any of the other Persons composing Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 2.15 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by any Agent or Lender upon the insolvency, bankruptcy or reorganization of any of the Persons composing Borrowers, or otherwise, the provisions of this Section 2.15 will forthwith be reinstated in effect, as though such payment had not been made.

(j) Each of the Persons composing Borrowers hereby agrees that it will not enforce any of its rights of contribution or subrogation against the other Persons composing Borrowers with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to the Agent or the Lenders with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations have been paid in full in cash. Any claim which any Borrower may have against any other Borrower with respect to any payments to any Agent or Lender hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor.

(k) Each of the Persons composing Borrowers hereby agrees that, after the occurrence and during the continuance of any Default or Event of Default, the payment of any amounts due with respect to the indebtedness owing by any Borrower to any other Borrower is hereby subordinated to the prior payment in full in cash of the Obligations. Each Borrower hereby agrees that after the occurrence and during the continuance of any Default or Event of Default, such Borrower will not demand, sue for or otherwise attempt to collect any indebtedness of any other Borrower owing to such Borrower until the Obligations shall have been paid in full in cash. If, notwithstanding the foregoing sentence, such Borrower shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Borrower as trustee for the Lender Group, and such Borrower shall deliver any such amounts to Agent for application to the Obligations in accordance with
Section 2.4(b).

3.       CONDITIONS; TERM OF AGREEMENT.

3.1. Conditions Precedent to the Initial Advance and Issuance of the Initial Letter of Credit. The obligation of the Lender Group to make the initial Advance and to issue the initial Letters of Credit is subject to the fulfillment, to the satisfaction of the Lender Group and its counsel, of each of the following conditions on or before the Closing Date:

(a)      the Closing Date shall occur on or before April 30, 2002;

(b) Agent shall have filed all financing statements required by Agent, duly executed by the applicable Borrowers, and Agent shall have received searches reflecting the filing of all such financing statements;

(c) Agent shall have received each of the following documents, duly executed, and each such document shall be in full force and effect:

     (i) the Parent Pledge Agreement,

     (ii) the ZB Trademark Security Agreement,

     (iii) the Schwarz Trademark Security Agreement,

     (iv) the Vendex Intercreditor Agreement,

     (v) the Athanor Intercreditor Agreement,

     (vi) the PNC Intercreditor Agreement,

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

     (vii) any Participation Agreement,

     (viii) the Fee Letter,

     (ix) the Cash Management Agreements, and

     (x) the Credit Card Agreements.

(d) Agent shall have received a certificate from the Secretary of each Borrower attesting to the resolutions of such Borrower's Board of Directors, authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which such Borrowers is a party and authorizing specific officers or directors of Borrowers to execute the same;

(e) Agent shall have received copies of each Borrower's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of such Borrower;

(f) Agent shall have received a certificate of status with respect to each Borrower, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Borrower, which certificate shall indicate that such Borrower is in good standing in such jurisdiction;

(g) Agent shall have received certificates of status with respect to each Borrower, each dated within 15 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that such Borrower is in good standing in such jurisdictions;

(h) Agent shall have received evidence that each Borrower has ordered certificates of status with respect to such Borrower, such certificates to be issued by the appropriate officers of the jurisdiction of organization of such Borrower and the jurisdictions where such Borrower maintains its principal places of business, which certificates shall indicate that such Borrower is in tax good standing in such jurisdictions;

(i) Agent shall have received a Solvency Certificate from each Borrower, certified by the chief financial officer of such Borrower;

(j) Agent shall have received a certificate of insurance, together with the endorsements thereto, as are required by Section 6.9, the form and substance of which shall be satisfactory to Agent and its counsel;

(k) Agent shall have received an opinion or opinions of Borrowers' counsel in form and substance satisfactory to Agent in its sole discretion;

(l) Borrowers shall have Availability of not less than $5,000,000, after taking into account the initial Advance and the issuance of any Letters of Credit on the Closing Date;

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

(m) No order shall have been entered or requested by any Person (i) for appointment of a trustee or examiner of any of the Debtors, or (ii) to convert the Bankruptcy Case to Chapter 7 or to dismiss the Bankruptcy Case;

(n) All obligations (including principal, accrued interest and fees) owing under the TRS Loan Agreement to WFRF and under the ZB Loan Agreement to the lenders thereunder shall have been paid in full with the proceeds of the initial Advances hereunder;

(o) Agent shall have completed its business, legal, and collateral due diligence, including (i) a collateral audit and review of Borrowers' books and records and verification of Borrowers' representations and warranties to the Lender Group, the results of which shall be satisfactory to Agent, (ii) a field survey performed by examiners on behalf of the Lender Group and (ii) an inspection of each of the locations where Inventory is located, the results of which shall be satisfactory to Agent;

(p) Agent shall have received the Business Plan, in form and substance acceptable to Agent;

(q) Borrowers shall have reimbursed the Lender Group for all of the reasonable costs incurred by the Lender Group in connection with the transactions contemplated by this Agreement, including, but not limited to, all fees due and payable as of the Closing Date and expenses for audits, collateral appraisals, legal assistance, and lien searches and filings;

(r) Agent shall have received the Operations Plan, in form and substance satisfactory to Agent;

(s) Agent shall have had the opportunity to review, and shall be satisfied with, in Agent's Discretion, the capitalization, ownership and management of Parent and each of the other Borrowers, including without limitation, the terms and conditions of the employment of the Key Managers; and

(t) All other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Agent and its counsel.

3.2. Conditions Precedent to all Advances and all Letters of Credit. The following shall be conditions precedent to all Advances and all Letters of Credit hereunder:

(a) Borrowers shall have delivered to Agent draft audited financial statements for their immediately preceding fiscal year;

(b) the representations and warranties contained in this Agreement and the other Loan Documents, as amended from time to time, shall be true and correct in all respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

(c) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof;

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

(d) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any governmental authority against Borrowers, the Lender Group or any of their Affiliates;

(e) the amount of any requested Advance or Letter of Credit shall not exceed Availability at such time and, after giving effect to any such Advance or Letter of Credit, the Borrowers shall have Availability greater than or equal to the applicable minimum Availability requirement set forth on Schedule 7.21;

(f) the Final Bankruptcy Court Order, in form and substance satisfactory to the Agent, shall be in full force and effect and shall not have been reversed, stayed, modified or amended, except for such modifications and amendments mutually agreed to by Borrowers and Agent and there shall have been no material objections to either Order by any interested party which remain subject to appeal; and

(g) no action shall have been taken by the Debtors, the Committee or any other party in interest in the Debtors' Bankruptcy Case: (i) challenging any provision of this Agreement or the priority, validity or perfection of the Agent's Liens; or (ii) seeking the revocation, amendment or rescission of the Final Bankruptcy Court Order.

3.3. Conditions Subsequent. As a condition subsequent to the initial funding hereunder, Borrowers shall perform or cause to be performed the following (the failure by Borrowers to so perform or cause to be performed constituting an Event of Default):

(a) Within thirty days of the Closing Date, Borrowers shall have delivered to Agent cash management agreements with Wells Fargo in form and substance satisfactory to Agent duly executed by all parties thereto; and

(b) On or before November 15, 2002, Borrowers shall have substantially completed the actions set forth in the Operations Plan with such modification thereto as Borrowers deem reasonably necessary.

3.4. Term. This Agreement shall become effective upon the execution and delivery hereof by Borrowers and the Lender Group and shall continue in full force and effect for a term ending on October 6, 2004 (the "Maturity Date"). The foregoing notwithstanding, Agent (on behalf of the Lender Group) shall have the right to terminate the Lender Group's obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

3.5. Effect of Termination. On the date of termination of this Agreement, all Obligations (including contingent reimbursement obligations of Borrowers with respect to any outstanding Letters of Credit as provided in Section 3.6 below) immediately shall become due and payable without notice or demand. No termination of this Agreement, however, shall relieve or discharge Borrowers of Borrowers' duties, Obligations, or covenants hereunder, and the Lender Group's


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

continuing security interests in the Collateral shall remain in effect until all Obligations have been fully and finally discharged and the Lender Group's obligation to provide additional credit hereunder is terminated.

3.6. Early Termination by Borrowers. Borrowers have the option, at any time upon 90 days prior written notice by Administrative Borrower to Agent, to terminate this Agreement by paying to Agent, for the benefit of the Lender Group, in cash, the Obligations (including (a) either (i) providing cash collateral to be held by Agent for the benefit of those Lenders with a Revolver Commitment in an amount equal to 102% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to the Issuing Lender, and (b) providing cash collateral to be held by Agent for the benefit of Wells Fargo or its Affiliates with respect to the then extant Bank Products Obligations), in full, together with the Applicable Prepayment Premium (to be allocated based upon letter agreements between Agent and individual Lenders); provided, that after the first anniversary of the Closing Date, Borrowers shall not be required to pay the Applicable Prepayment Premium if (A) Agent reduces the advance rate against the Net Retail Liquidation Value in Section 2.1(a)(x)(ii)(A) to 76.5% or lower, (B) Agent adds Reserves not included as line items in the Borrowing Base Certificate delivered to Agent on the Closing Date in an amount greater than $500,000 or (c) the Lender Group does not cure within 7 days any shortfall caused by a Defaulting Lender's failure to make an Advance that it is required to make hereunder. If Administrative Borrower has sent a notice of termination pursuant to the provisions of this Section, then the Commitments shall terminate and Borrowers shall be obligated to repay the Obligations (including (a) either
(i) providing cash collateral to be held by Agent for the benefit of those Lenders with a Revolver Commitment in an amount equal to 102% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to the Issuing Lender, and (b) providing cash collateral to be held by Agent for the benefit of Wells Fargo or its Affiliates with respect to the then extant Bank Products Obligations), in full, together with the Applicable Prepayment Premium, on the date set forth as the date of termination of this Agreement in such notice. In the event of the termination of this Agreement and repayment of the Obligations at any time prior to the Maturity Date, for any other reason, including (a) termination upon the election of the Required Lenders to terminate after the occurrence of an Event of Default, (b) foreclosure and sale of Collateral, (c) sale of the Collateral in any Insolvency Proceeding, or (d) restructure, reorganization or compromise of the Obligations by the confirmation of a plan of reorganization, or any other plan of compromise, restructure, or arrangement in any Insolvency Proceeding, then Borrowers shall pay the Applicable Prepayment Premium to Agent (to be allocated based upon letter agreements between Agent and individual Lenders), measured as of the date of such termination.

3.7. Termination of Special Term Subline. Subject to the terms of this Section 3.7, Borrowers have the option, at any time upon 30 days' prior written notice to Agent and the Hilco Participant, subject in all instances to the approval of the Required Lenders, to terminate the Special Term Subline by paying to Agent, in cash, the Obligations outstanding under the Special Term Subline, in full. Such option may only be exercised if, on or before the date of such termination,
(a) Parent has received net cash proceeds of at least $20,000,000 in consideration of the sale of its capital stock (in which event Borrowers may not exercise such option before November 30, 2002), or (b) Borrowers have received net cash proceeds of at least $12,000,000 in consideration of indebtedness that is subordinated in payment and priority to the Obligations hereunder on terms satisfactory to the Required Lenders, has been consented to in writing by the

Required Lenders. Such option may not be exercised if at the time of termination, or after giving effect thereto, a Default or Event of Event has occurred and is continuing, or (iii) Availability under the Standard Line would be less than $17,000,000 after giving effect thereto.

4.       CREATION OF SECURITY INTEREST.

4.1. Grant of Security Interest. Each Borrower hereby grants to Agent, for the benefit of the Lender Group and any other holder of Obligations, a continuing security interest in all of such Borrower's right, title, and interest in all currently existing and hereafter acquired or arising Personal Property Collateral in order to secure prompt repayment of any and all of the Obligations in accordance with the terms and conditions of the Loan Documents and in order to secure prompt performance by Borrowers of each of their covenants and duties under the Loan Documents. The Agent's Liens in and to the Personal Property Collateral shall attach to all Personal Property Collateral without further act on the part of Agent or Borrowers. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except as provided in
Section 7.4, Borrowers shall have no authority, express or implied, to dispose of any item or portion of the Collateral.

4.2.     Leasehold Interests.

(a) Each Borrower hereby grants to Agent, for the benefit of the Lender Group, a security interest in, collateral assignment of, and mortgage upon all of such Borrower's Leasehold Interests to secure all Obligations. Each Borrower agrees to execute and deliver to Agent, upon the reasonable request of Agent, one or more leasehold mortgages which are acceptable to Agent in Agent's Discretion and its counsel with respect to such Borrower's Leasehold Interests, duly executed and acknowledged on behalf of such Borrower and in proper form for recording in the appropriate land records with the appropriate county or municipal filing officer ("Leasehold Mortgages"), together with any UCC-1 Financing Statements covering any ancillary security interest granted under any of the Leasehold Mortgages, and has provided herewith full legal descriptions, including the identity of each fee owner, of each Leasehold Interest. Borrowers shall use commercially reasonable efforts to obtain any necessary consents to the delivery and recordation of such Leasehold Mortgages (which efforts shall not include monetary expenditures in excess of nominal amounts).

(b) Each Borrower represents and covenants to the Agent and the Lender Group and shall, as of the date hereof and until Borrowers have indefeasibly paid and satisfied in full any and all of the Obligations, fully comply with each of the following terms and conditions:

     (i) Except to the extent provided in any lease thereof or there exists a valid, unavoidable statutory or state law lien in favor of any Landlord, each Leasehold Interest is and shall at all times be free and clear of all liens, claims and encumbrances of any nature or description other than Permitted Liens and no other creditor of the Borrowers (secured or unsecured) other than holders of Permitted Liens shall be entitled to encumber the Leasehold Interests without the written consent of Agent;

     (ii) The security interest and mortgage upon any Leasehold Interest granted to Agent is and shall be subordinate, where applicable, only to the Permitted

Liens and to liens or mortgages granted by the owner of the fee and any other Encumbrance which is accorded priority ahead of the liens of the Agent under the Loan Documents; and

     (iii) Except: (x) for those Leasehold Interests which, with Agent's consent, a Borrower has voluntarily conveyed or assigned, (y) where Agent otherwise consents and/or (z) for amounts the validity of which is being contested in good faith by Borrowers and for which reserves may be established at any time by Agent as provided herein in respect of the amounts due or amounts which may become due from Borrowers to such owners or lessors, Borrowers are and shall remain current in the payment of all rent and additional rent, including, without limitation, taxes, insurance, and other charges or amounts due each of owner and/or lessor as provided for in each Leasehold Interest, as well as in compliance with all other terms of each Leasehold Interest.

(c) Borrowers shall pay all fees and expenses associated with any recordation of the Leasehold Mortgages, including, without limitation, reasonable attorney's fees and legal expenses incurred by Agent's in connection with the retention of local real estate counsel, if reasonably necessary.

(d) Upon Agent's request, Borrowers shall provide Agent with an analysis by an independent appraiser reasonably acceptable to Agent, such report to be in form and substance acceptable to Agent, of the fair market value of all of the Leasehold Interests within thirty (30) days of the Closing Date, the scope of such analysis to be mutually agreed upon by Borrowers and Agent. Borrowers acknowledge and agree that Agent, based on the results of such report, may require that Borrowers execute and deliver Leasehold Mortgages on certain of the Leasehold Interests, as contemplated by Section 4.2.

4.3. Negotiable Collateral. If from time to time any Collateral, including any proceeds, is evidenced by or consists of Negotiable Collateral, and if perfection or priority of Agent's security interest in such Negotiable Collateral is dependent on or enhanced by possession, the applicable Borrower, immediately upon the request of Agent, shall endorse and deliver physical possession of such Negotiable Collateral to Agent.

4.4. Control of Collateral. If from time to time any Collateral, including any proceeds or supporting obligations, consists of property or rights of a Borrower in which the perfection or priority of Agent's security interest is dependent upon or enhanced by Agent's gaining control of such Collateral, such Borrower shall immediately notify Agent and, at Agent's request, deliver the appropriate Control Agreements or take such actions as may be necessary to give Agent control over such Collateral as provided in the Code. No arrangement contemplated hereby or by any Control Agreement in respect of any DDA or any Securities Account or other Investment Property shall be modified by Borrowers without the prior written consent of Agent.

4.5. Collection of Accounts, General Intangibles, and Negotiable Collateral. At any time after an Event of Default, Agent or Agent's designee may (a) notify customers, Account Debtors or other Persons obligated on the Collateral that the Accounts, General Intangibles, or Negotiable Collateral have been assigned to Agent for the benefit of the Lender Group or that Agent for the benefit of the

Lender Group has a security interest therein, and (b) collect the Accounts, General Intangibles, and Negotiable Collateral directly and charge the collection costs and expenses to the Loan Account. Each Borrower agrees that it will hold in trust for the Lender Group, as the Lender Group's trustee, any Collections that it receives and immediately will deliver said Collections to Agent in their original form as received by such Borrower.

4.6. Delivery of Additional Documentation Required. At any time upon the request of Agent, Borrowers shall execute and deliver to Agent all financing statements, continuation financing statements, fixture filings, Mortgages, security agreements, pledges, assignments, control agreements, endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of accounts, letters of authority, and all other documents that Agent reasonably may request, in form satisfactory to Agent, to perfect and continue perfected the Agent's Liens in the Collateral, and in order to fully consummate all of the transactions contemplated hereby and under the other the Loan Documents. Without limiting the foregoing, Borrowers shall give Agent prompt written notice of any Commercial Tort Claim of any Borrower not specifically identified herein and any Letter of Credit Right of any Borrower. The applicable Borrower shall grant to Agent a security interest in any such Commercial Tort Claim or Letter of Credit Right and the proceeds thereof upon Agent's written request. So long as no Event of Default has occurred and is continuing, Agent agrees not to assert rights to direct the settlement of any litigation giving rise to any such Commercial Tort Claim and, upon prior written notice, to provide such documentation as the Borrowers may reasonably request to satisfy the counterparty or counterparties to any such settlement of the applicable Borrower's authority to settle such litigation. On such periodic basis as Agent shall require, the Borrowers shall (a) provide Agent with a report of all new patentable, copyrightable, or trademarkable materials acquired or generated by Borrowers during the prior period, (b) cause all patents, copyrights, and trademarks acquired or generated by Borrowers that are not already the subject of a registration with the appropriate filing office (or an application therefor diligently prosecuted) to be registered with such appropriate filing office in a manner sufficient to impart constructive notice of Borrowers' ownership thereof promptly upon Agent's reasonable written request, taking into account the value of such intellectual property and the cost of such filing, and (c) cause to be prepared, executed, and delivered to Agent supplemental schedules to the applicable Loan Documents to identify such patents, copyrights, and trademarks as being subject to the security interests created thereunder

4.7. Power of Attorney. Borrowers hereby irrevocably make, constitute, and appoint Agent (and any of Agent's officers, employees, or agents designated by Agent) as Borrowers' true and lawful attorney, with power to (a) if Borrowers refuse to, or fail timely to execute and deliver any of the documents described in Section 4.6, sign the name of Borrowers on any of the documents described in
Section 4.6, (b) at any time that an Event of Default has occurred and is continuing or the Lender Group deems itself insecure, sign Borrowers' name on any invoice or bill of lading relating to any Account, drafts against Account Debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to Account Debtors, (c) send requests for verification of Accounts, (d) endorse Borrowers' name on any Collection item that may come into the Lender Group's possession, (e) at any time that an Event of Default has occurred and is continuing or the Lender Group deems itself insecure, notify the post office authorities to change the address for delivery of Borrowers' mail to an address designated by Agent, to receive and open all mail addressed to Borrowers, and to retain all mail relating to the Collateral and forward all other mail to

Borrowers, (f) at any time that an Event of Default has occurred and is continuing or the Lender Group deems itself insecure, make, settle, and adjust all claims under Borrowers' policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (g) at any time that an Event of Default has occurred and is continuing or Agent deems itself insecure, settle and adjust disputes and claims respecting the Accounts directly with Account Debtors or other Persons obligated on the Collateral, for amounts and upon terms that Agent determines to be reasonable, and Agent may cause to be executed and delivered any documents and releases that Agent determines to be necessary. The appointment of Agent as Borrowers' attorney, and each and every one of Agent's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and the Lender Group's obligation to extend credit hereunder is terminated.

4.8. Right to Inspect; Inventories, Appraisals, Audits. Agent (through any of its officers, employees, or agents), and together with any Lender that so elects shall have the right, from time to time hereafter to inspect the Books and to check, test, and appraise the Collateral in order to verify Borrowers' financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral. Without limiting the generality of the foregoing:

(a) Borrowers agree to conduct complete or full physical inventories at the end of each of the second and fourth quarters of Borrowers' fiscal year. Agent, at the expense of Borrowers, may participate in and/or observe each physical count and/or inventory of so much of the Collateral as consists of Inventory which is undertaken on behalf of Borrowers. Borrowers shall provide to Agent within 15 days of the Closing Date a schedule of the store locations where such inventories shall be conducted. Without limiting any provision of this Agreement, Agent may establish or expand the Availability Reserves and Inventory Reserves based on the results of such physical inventories in Agent's Discretion.

(b) From time to time, but not more often than quarterly if no Event of Default has occurred and is continuing, Agent may obtain or conduct (in all events, at Borrowers' expense) appraisals conducted by such appraisers as are satisfactory to Agent. In addition to the foregoing, the Agent may from time to time obtain desktop appraisals.

(c) Agent contemplates conducting quarterly commercial finance audits (in each event, at the Borrowers' expense) of the Books, provided that such audits may occur more frequently if an Event of Default has occurred and is continuing.

(d) Agent from time to time (in all events, at Borrowers' expense) may undertake "mystery shopping" (so-called) visits to all or any of Borrowers' business premises. Agent shall provide Borrowers with a copy of any nonconfidential results of such mystery shopping upon Borrowers' written request.

5.       REPRESENTATIONS AND WARRANTIES.

         In order to induce the Lender Group to enter into this Agreement, Each Borrower makes the following representations and warranties to the Lender Group, which shall be true, correct, and complete in all respects as of the date hereof, and shall be true, correct, and complete in all respects as of the

Closing Date, and, as revised pursuant to Section 5.22, at and as of the date of the making of each Advance and the issuance of each Letter of Credit thereafter, as though made on and as of the date of such Advance or, Letter of Credit (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

5.1. No Encumbrances. Each Borrower has good and indefeasible title to all of its property composing the Collateral, free and clear of Liens except for Permitted Liens.

5.2.     Reserved.

5.3. Eligible Inventory. All Eligible Inventory is of good and merchantable quality, free from known defects.

5.4. Equipment. All of the Equipment is used or held for use in Borrowers' business and is fit for such purposes.

5.5. Location of Inventory and Equipment. Except as indicated on Schedule 6.11, the Inventory and Equipment are not stored with a bailee, warehouseman, or similar party. Except for Inventory that is in-transit, the Inventory and Equipment and are located only at the locations identified on Schedule 6.11 or otherwise permitted by Section 6.11.

5.6. Inventory Records. Each Borrower keeps materially correct and accurate records itemizing and describingthe kind, type, quality, and quantity of the Inventory, and such Borrower's Cost therefor.

5.7.     Legal Status.  Each Borrower represents and warrants that

(a) Schedule 5.7 correctly sets forth (i) such Borrower's exact legal name, (ii) such Borrower's type and jurisdiction of organization, (iii) such Borrower's organizational identification number or accurately states that such Borrower has none, and (iv) such Borrower's place of business or, if more than one, its chief executive office, as well as such Borrower's mailing address, if different.

(b) All information set forth on the applicable Perfection Certificate pertaining to such Borrower is accurate and complete (except for immaterial inaccuracies that do not affect Agent's ability to obtain or maintain a perfected security interest in any portion of the Collateral) as of the date hereof.

5.8.     Due Organization and Qualification; Subsidiaries.

(a) Each Borrower is duly organized and existing and in good standing under the laws of the jurisdiction of its incorporation and qualified and licensed to do business in, and in good standing in, any state where the failure to be so licensed or qualified reasonably could be expected to cause a Material Adverse Change.

(b) Set forth on Schedule 5.8, is a complete and accurate list of each Borrower's direct and indirect Subsidiaries showing: (i) the jurisdiction of their incorporation; (ii) the number of shares of each class of common and preferred stock authorized for each of such Subsidiaries; and (iii) the number


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and the percentage of the outstanding shares of each such class owned directly or indirectly by the applicable Borrower. All of the outstanding capital stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

(c) Except as set forth on Schedule 5.8, no capital stock (or any securities, instruments, warrants, options, purchase rights, conversion or exchange rights, calls, commitments or claims of any character convertible into or exercisable for capital stock) of any direct or indirect Subsidiary of any Borrower is subject to the issuance of any security, instrument, warrant, option, purchase right, conversion or exchange right, call, commitment or claim of any right, title, or interest therein or thereto.

5.9.     Due Authorization; No Conflict.

(a) As to each Borrower, the execution, delivery, and performance by such Borrower of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary corporate action on the part of such Borrower.

(b) As to each Borrower, the execution, delivery, and performance by such Borrower of this Agreement and the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation (including Regulations T, U, and X of the Federal Reserve Board) applicable to such Borrower, the Governing Documents of such Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on such Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation or material lease of such Borrower, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of such Borrower, other than Permitted Liens, or (iv) require any approval of stockholders or other equity holders or any approval or consent of any Person under any material contractual obligation of any such Borrower.

(c) Other than the filing of appropriate financing statements, fixture filings, and mortgages, the execution, delivery, and performance by each Borrower of this Agreement and the Loan Documents to which such Borrower is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any federal, state, foreign, or other Governmental Authority or other Person.

(d) As to each Borrower, this Agreement and the Loan Documents to which such Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Borrower will be the legally valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

(e) The Agent's Liens granted by each Borrower in and to its properties and assets pursuant to this Agreement and the other Loan Documents are validly created, perfected, and first priority Liens, subject only to Permitted Liens.

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

5.10.    Litigation.

(a) There are no actions or proceedings pending by or against any Borrower before any court or administrative agency and Borrowers do not have knowledge or belief of any pending, threatened, or imminent litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving Borrowers, except for: (a) matters disclosed on Schedule 5.10(a); (b) matters covered by applicable insurance of the Borrowers; and (c) matters arising after the date hereof that, if decided adversely to the applicable Borrower, would not cause a Material Adverse Change.

(b) Schedule 5.10(b) lists all of Borrowers' Commercial Tort Claims, existing as of the date hereof.


5.11. No Material Adverse Change. Except as set forth on Schedule 5.11, all financial statements relating to Borrowers that have been delivered by Borrowers to the Lender Group in connection with this Agreement have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and, except in the case of draft financial statements (which shall be conspicuously marked as drafts), fairly present Borrowers' (or such guarantor's, as applicable) financial condition as of the date thereof and Borrowers' results of operations for the period then ended. There has not been a Material Adverse Change with respect to Borrowers or Parent (or any other guarantor, as applicable) since the date of the latest financial statements submitted to the Lender Group on or before the Closing Date.

5.12.    Fraudulent Transfer.

(a)      each Borrower is Solvent.

(b) No transfer of property is being made by any Borrower and no obligation is being incurred by any Borrower in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Borrowers.

5.13. Employee Benefits. None of Borrowers, any of its Subsidiaries, or any of its ERISA Affiliates maintains or contributes to any Benefit Plan, other than those listed on Schedule 5.13. Borrowers, each of its Subsidiaries and each ERISA Affiliate have satisfied the minimum funding standards of ERISA and the IRC with respect to each Benefit Plan to which they are obligated to contribute. No ERISA Event has occurred nor has any other event occurred that may result in an ERISA Event that reasonably could be expected to result in a Material Adverse Change. None of Borrowers or its Subsidiaries or any ERISA Affiliate is required to provide security to any Plan under Section 401(a)(29) of the IRC.

5.14. Environmental Condition. None of Borrowers' properties or assets have ever been used by Borrowers or, to the best of Borrowers' knowledge, by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials. None of Borrowers' properties or assets have ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, or a


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

candidate for closure pursuant to any environmental protection statute. No Lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned or operated by Borrowers. Borrowers have not received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by Borrowers resulting in the releasing or disposing of Hazardous Materials into the environment.

5.15. Licenses. Each distributorship, franchise, and similar agreement and each material license issued to, or to which Borrowers are a party is in full force and effect. No party to any such license or agreement is in default or violation thereof. Borrowers have not received any notice or threat of cancellation of any such license or agreement.

5.16. Leases. Schedule 5.16, is a schedule of all presently effective Leases and Capital Leases. Each of such Leases and Capital Leases is in full force and effect. The Borrowers hereby authorize Agent at any time and from time to time to contact any of Borrowers' respective landlords in order to confirm Borrower's continued compliance with the terms and conditions of the Lease(s) between a Borrower and that landlord and to discuss such issues, concerning such Borrower's occupancy under such Lease(s), as Agent may determine in Agent's Discretion.

5.17.    DDAs.

(a) Schedule 5.17 sets forth all present DDAs, and includes, with respect to each depository (i) the name and address of that depositary; (ii) the account number(s) of the account(s) maintained with such depositary; (iii) a contact person at such depositary; and (iv) the telephone number of the contact person.

(b) Borrowers will not establish any DDA hereafter unless Borrowers, contemporaneous with such establishment, delivers to Agent a control agreement (in form satisfactory to Agent) executed on behalf of the depositary in favor of Agent with which such DDA is being established.

5.18. Credit Card Receipts. Schedule 5.18 sets forth all arrangements to which each Borrower is a party with respect to the payment to such Borrower of the proceeds of all credit card charges for sales by such Borrower. Borrowers shall not attempt to change any direction or designation set forth in the Credit Card Agreements regarding payment of charges without the prior written consent of Agent.

5.19. Brokerage Fees. Borrowers have not utilized the services of any broker or finder in connection with Borrowers obtaining financing from the Lender Group under this Agreement or in connection with the transactions contemplated by the Purchase Agreement and, to Borrowers' knowledge, no brokerage commission or finders fee that may arise in connection with the Borrowers obtaining financing from the Lender Group under this Agreement or the Agreement shall be payable by the Borrowers.

5.20. Payment of Taxes. Except where the failure to do so would not have a Material Adverse Effect and except with respect to the tax liens set forth on Schedule T-1, (a) all tax returns required to be filed by Borrowers have been timely filed and (b) all taxes upon Borrowers or their properties, assets, income and franchises (including real property taxes and payroll taxes) but not subject of a Permitted Protest have been paid prior to delinquency.

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

5.21. Bankruptcy Court Disclosures. All written and oral statements made by or on behalf of ZB to the Bankruptcy Court related to the Purchase Agreement were true and complete in all material respects and the Final Bankruptcy Court Order was not obtained by fraud or misrepresentation. ZB acted in good faith at all times in connection with the Purchase Agreement and did not collude with any Person in seeking to purchase the Debtors' assets.

5.22. Updates. Borrowers shall deliver to Agent from time to time supplements to or replacements of the Schedules to this Agreement to the extent that any information thereon is not true and correct in all material respects and any such supplement or replacement shall supersede the Schedules in effect on the dates or any prior supplements or replacements thereof; provided that such supplements and replacements shall be effective only upon receipt and approval by Agent (such approval not to be unreasonably withheld) and shall not retroactively apply to prior representations and warranties made by the Borrowers.

5.23. Post-Closing Payments. Borrowers have made all of the Post-Closing Payments and have no further liabilities to any Person with respect to the transactions contemplated by the ZB Purchase Agreement.

5.24. Complete Disclosure. All factual information (taken as a whole) furnished by or on behalf of Borrowers in writing to Agent or any Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents or any transaction contemplated herein or therein is true and accurate in all material respects. On the Closing Date, the Business Plan represents, and as of the date on which any other Business Plan is delivered to Agent, such additional Business Plans represent Borrowers' good faith best estimate of its future performance for the periods covered thereby.

6.       AFFIRMATIVE COVENANTS.

         Borrowers covenant and agree that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Borrowers shall and shall cause each of their respective Subsidiaries to do all of the following (except to extent compliance is specifically waived by the Agent in writing):

6.1. Accounting System. Maintain a standard and modern system of accounting that enables Borrowers to produce financial statements in accordance with GAAP, and maintain records pertaining to the Collateral that contain information as from time to time may be requested by Agent. Borrowers also shall keep a modern inventory reporting system that shows accurate current stock, cost and sales records of Inventory, that accurately and sufficiently itemizes and describes the kinds, types and quantities of Inventory and the cost and selling prices thereof, and that shows all additions, sales, claims, returns, and allowances with respect to the Inventory.

6.2. Collateral and Financial Reporting. Provide Agent, or such other party as Agent shall designate with the following documents at the following times in form satisfactory to Agent:

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(a) Borrowing Base Certificate. Administrative Borrower shall provide to Agent, on each Business Day, a certificate in the form of Exhibit 6.2, as such form may be revised from time to time by Agent (the "Borrowing Base Certificate"). The Borrowing Base Certificate may be sent to Agent by facsimile transmission, provided that, upon request by Agent, the original thereof is forwarded to Agent on the date of such transmission. No adjustments to the Borrowing Base Certificate may be made without supporting documentation and such other documentation as may be requested by Agent from time to time.

(b) Weekly Reports. Weekly, not later than Wednesday for the immediately preceding fiscal week:

     (i) sales audit report or cash reconciliation (Borrowers' format in use on the Closing Date is acceptable);

     (ii) collateral activity summary (the so-called "roll forward inventory report") in a form substantially similar to Exhibit W-1;

     (iii) "flash sales report" by geographical market (Borrowers' format in use on the Closing Date is acceptable);

     (iv) purchases/receipts by department; and

     (v) stock ledger by department.

(c) Monthly Reports. Monthly, Administrative Borrower shall provide to Agent original counterparts of (each in such form as Agent from time to time may specify):

     (i) Within 15 days of the end of each month for the immediately preceding month;

(A)      purchase and accounts payable aging analysis report;

(B)      stock ledger by department;

(C)      inventory certificate;

(D)      accounts payable aging by invoice date;

(E)      rent, tax and insurance compliance certificate;

(F)      accounts payable summary;

(G)      last date received report (inventory aging);

(H)      open to buy;

(I)      on order reporting; and

(J)      updated self insurance accrual report.

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

     (ii) Within 30 days of the end of each month for the immediately preceding month:

(A) store profit and loss statements;

(B)      inventory reconciliation of the stock ledger to general ledger;

(C) financial statements including balance sheet, income statement (consolidated and by store), cash flow report and comparison of same store sales;

(D)      gross margin reconciliation of the stock ledger to the general ledger;
         and

(E)      statement of store activity.

     (iii) For purposes of Section 6.2(c)(i)(A), above, the first "preceding month" in respect of which the items required by that Section shall be provided shall be March 2002 and for purposes of Section 6.2(c)(i)(B) above, the first "preceding month" in respect of which the items required by that Section shall be provided shall be March 2002.

(d)      Reserved.

(e) Annual Reports. In addition to the monthly reports required under this
Section 6.2 annually, within 90 days following the end of Parent's and its Subsidiaries' fiscal year, Administrative Borrower shall deliver to Agent an original signed counterpart of Parent's and its Subsidiaries' annual financial statement, on a consolidated basis, which statement shall have been audited by, and bear the unqualified opinion of Borrowers' independent certified public accountants reasonably acceptable to Agent (i.e. said statement shall be "certified" by such accountants) certifying that such statements have been prepared in accordance with GAAP and without any explanatory paragraphs or other qualifying paragraphs, together with a copy of such accountant's letter to management; provided, that for the current fiscal year such certification shall not be required before the date required by the Securities and Exchange Commission. Such annual statement shall include, at a minimum (with comparative information for the then prior fiscal year) a balance sheet, profit and loss statement, income statement, statement of changes in shareholders' equity, and cash flows. Administrative Borrower shall provide an interim draft of such financial statements within 60 days after year-end, inclusive of subsequent periods, which draft shall not be required to contain footnotes, until the year-end statements are finalized. Together with the above, Administrative Borrower also shall deliver to Agent Borrowers' Form 10-Q Quarterly Reports, Form 10-K Annual Reports, and Form 8-K Current Reports, and any other filings made by Parent with the Securities and Exchange Commission as soon as the same are filed, any press releases of Borrowers, and any other information that is provided by a Borrower to its shareholders, and any other report reasonably requested by Agent relating to the financial condition of Parent and its Subsidiaries. Prior to the Closing Date, Borrowers shall have issued written instructions to their independent certified public accountants authorizing them to communicate with Agent and to release to Agent whatever financial information concerning Borrowers that Agent may request. Borrowers hereby irrevocably authorize and direct all auditors, accountants, or other third parties to


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deliver to Agent, at Borrowers' expense, copies of Parent's and its
Subsidiaries' financial statements, papers related thereto, and other accounting records of any nature in their possession and to disclose to Agent any information they may have regarding Parent's and its Subsidiaries' business affairs and financial condition.

(f) Officers' Certificates. Parent shall cause its chief accounting officer to provide a Compliance Certificate with each of those monthly, quarterly and annual statements and/or reports to be furnished pursuant to this Agreement, including, without limitation, the monthly reports furnished pursuant to Section 6.2(c), which Compliance Certificate shall:

     (i) indicate that the subject statement was prepared in accordance with GAAP consistently applied, and presents fairly the financial condition of Parent and its Subsidiaries at the close of, and the results of Parent's and its Subsidiaries' operations and cash flows for, the period(s) covered, subject, however (with the exception of the certificate which accompanies such annual statement) to usual year-end adjustments;

     (ii) indicate either that (i) no default or event of default has occurred and that no default or event of default has occurred and is continuing under any of the PNC Loan Documents, the Vendex Notes or any agreement evidencing Equipment Financing Indebtedness, Purchase Money Indebtedness or Sale-Leaseback Indebtedness or (ii) if such an event has occurred, its nature (in reasonable detail) and the steps (if any) being taken or contemplated by Borrowers to be taken on account thereof;

     (iii) include calculations concerning Borrowers' compliance (or failure to comply) at the date of the subject statement with the covenants included in Sections 7.20 through 7.22;

     (iv) indicate that all payments required to be paid under Section 6.17 have been timely paid; and

     (v) indicate that premiums for insurance required under Section 6.9 have or have not been paid.

(g)      Additional Financial Information.

     (i) In addition to all other information required to be provided pursuant to this Section 6.2, Borrowers promptly shall provide to Agent such other and additional information concerning Parent and any of its subsidiaries, the Collateral (and other collateral securing repayment of the Obligations), the operation of Parent's and its Subsidiaries' business, and Borrowers' and its Subsidiaries' financial condition, including original counterparts of financial reports and statements, as Agent may from time to time reasonably request from Borrowers.

     (ii) Borrowers may provide Agent, from time to time hereafter, with updated Business Plans, any such updated Business Plan to be satisfactory to Agent in Agent's Discretion. Any such updated Business Plan shall be deemed accepted by Agent upon the earlier to occur of the date such updated Business Plan is attached hereto as Exhibit B-1 or 21 days after Borrowers submit a written


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

request to Agent and its counsel that such updated Business Plan be accepted by Agent. In all events, Borrowers, not later than 60 days prior to the end of each of Parent's fiscal years, shall deliver to Agent an updated and extended Business Plan which shall go out at least through the end of the then next fiscal year, the final version of such Business Plan to be delivered at least 15 days of the end of Parent's fiscal year. In each event, such updated and extended Business Plans shall be provided in the same form as that provided to and approved by Parents Board of Directors and reasonably satisfactory to Agent.

(h) Electronic Reporting. At Agent's option, all information and reports required to be submitted to Agent by Borrowers shall be transmitted electronically pursuant to an electronic transmitting reporting system and shall be in a record layout format designated by Agent from time to time.

(i) Lender Information. Agent shall, promptly upon receipt thereof, provide the following documents and information to each of the Lenders: (1) the Borrowing Base Certificate described in Section 6.2(a); (2) the monthly reporting information described in Section 6.2(c)(ii)(C) (financial statements) and 6.2(c)(ii)(F) (officer's compliance certificate); (3) the Annual Reports described in Section 6.2(e), and (4) the Officer's Certificate described in
Section 6.2(f).

6.3. Tax Returns. Deliver to Agent copies of Borrowers' future federal income tax returns, and any amendments thereto, within 30 days of the filing thereof with the Internal Revenue Service.

6.4.     Reserved.

6.5. Returns. Cause returns and allowances, if any, as between Borrowers and their Account Debtors to be on the same basis and in accordance with the usual customary practices of Borrowers, as they exist at the time of the execution and delivery of this Agreement.

6.6. Title to Equipment. Upon Agent's request, Borrowers, as promptly as reasonably possible but in any event within three Business Days, shall deliver to Agent, properly endorsed, any and all evidences of ownership of, certificates of title, or applications for title to any items of Equipment.

6.7. Maintenance of Equipment. Maintain the Equipment in good operating condition and repair (ordinary wear and tear excepted), and make all necessary replacements thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved.

6.8. Taxes. Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Borrowers or any of their property to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. Borrowers shall make due and timely payment or deposit of all such federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Agent, on demand, appropriate certificates attesting to the payment thereof or deposit with respect thereto. Borrowers will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state


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

disability, and local, state, and federal income taxes, and will, upon request, furnish Agent with proof satisfactory to Agent indicating that the applicable Borrower has made such payments or deposits.

6.9.     Insurance.

(a) At Borrowers' expense, keep the Personal Property Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and other hazards and risks, and in such amounts, as are ordinarily insured against by other owners in similar businesses. Borrowers also shall maintain business interruption, public liability, product liability, and property damage insurance relating to Borrowers' ownership and use of the Personal Property Collateral, as well as insurance against larceny, embezzlement, and criminal misappropriation.

(b) At Borrowers' expense, obtain and maintain (i) insurance of the type necessary to insure the Improvements and Chattels (as such terms are defined in the Mortgages), for the full replacement cost thereof, against any loss by fire, lightning, windstorm, hail, explosion, aircraft, smoke damage, vehicle damage, elevator collision, and other risks from time to time included under "extended coverage" policies, in such amounts as Agent may require, but in any event in amounts sufficient to prevent any Borrower from becoming a co-insurer under such policies, (ii) combined single limit bodily injury and property damages insurance against liability, or damages on, about, or relating to each parcel of Real Property Collateral, in an amount of not less than $1,000,000; (iii) business rental insurance covering annual receipts for a 12 month period for each parcel of Real Property Collateral; and (iv) insurance for such other risks as Agent may require. Replacement costs, in Agent's Discretion, may be redetermined by an insurance appraiser, satisfactory to Agent, not more frequently than once every 12 months at Borrowers' cost.

(c) All such policies of insurance shall be in such form, with such companies, and in such amounts as may be reasonably satisfactory to Agent. All insurance required herein shall be written by companies which are authorized to do insurance business in the States of California or Pennsylvania, as applicable. All hazard insurance and such other insurance as Agent shall specify, shall contain a Form 438BFU (NS) mortgagee endorsement, or an equivalent endorsement satisfactory to Agent, showing Agent (for the ratable benefit of the Lenders) as sole loss payee thereof, and shall contain a waiver of warranties. Every policy of insurance referred to in this Section 6.9 shall contain an agreement by the insurer that it will not cancel such policy except after 30 days prior written notice to Agent (for the ratable benefit of the Lenders) and that any loss payable thereunder shall be payable notwithstanding any act or negligence of Borrowers or the Lender Group which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment and notwithstanding (i) occupancy or use of the Real Property Collateral for purposes more hazardous than permitted by the terms of such policy, (ii) any foreclosure or other action or proceeding taken by the Lender Group pursuant to the Mortgages upon the happening of an Event of Default, or (iii) any change in title or ownership of the Real Property Collateral. Borrowers shall deliver to Agent certified copies of such policies of insurance and evidence of the payment of all premiums therefor.

(d) Original policies or certificates thereof satisfactory to Agent evidencing such insurance shall be delivered to Agent at least 60 days prior to the


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

expiration of the existing or preceding policies. Borrowers shall give Agent prompt notice of any loss covered by such insurance, and Agent shall have the right to adjust any loss. Agent shall have the exclusive right to adjust all losses payable under any such insurance policies without any liability to Borrowers whatsoever in respect of such adjustments. Any monies received as payment for any loss under any insurance policy including the insurance policies mentioned above, shall be paid over to Agent (for the ratable benefit of Lenders) to be applied at the option of Agent either to the prepayment of the Obligations without premium, in such order or manner as Agent may elect, or shall be disbursed to Borrowers under stage payment terms satisfactory to Agent for application to the cost of repairs, replacements, or restorations. All repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property destroyed prior to such damage or destruction. Upon the occurrence of an Event of Default, Agent shall have the right to apply all prepaid premiums to the payment of the Obligations in such order or form as Agent shall determine.

(e) Borrowers shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this
Section 6.9, unless Agent is included thereon as named insured with the loss payable to Agent (for the ratable benefit of Lenders) under a standard 438BFU
(NS) Mortgagee endorsement, or its local equivalent. Borrowers immediately shall notify Agent whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and originals of such policies immediately shall be provided to Agent.

6.10. No Setoffs or Counterclaims. Make payments hereunder and under the other Loan Documents by or on behalf of Borrowers without setoff or counterclaim and free and clear of, and without deduction or withholding for or on account of, any federal, state, or local taxes.

6.11. Location of Inventory and Equipment. Keep the Inventory and Equipment only at the locations identified on Schedule 6.11; provided, however, that Borrowers may amend Schedule 6.11 so long as such amendment occurs by written notice to Agent not less than 30 days prior to the date on which the Inventory or Equipment is moved to such new location, so long as such new location is within the continental United States, and so long as, at the time of such written notification, Borrowers provides any financing statements or fixture filings necessary to perfect and continue perfecting the Lien of Agent for the benefit of the Lender Group, security interests in such assets and also provides to Agent a Collateral Access Agreement.

6.12. Compliance with Laws. Comply with the requirements of all applicable laws, rules, regulations, and orders of any governmental authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not have and could not reasonably be expected to cause a Material Adverse Change.

6.13.    Employee Benefits.

(a) Deliver to Agent: (i) promptly, and in any event within 10 Business Days after Borrowers or any of their Subsidiaries knows or has reason to know that an ERISA Event has occurred that reasonably could be expected to result in a


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Material Adverse Change, a written statement of the chief financial officer of
Borrowers describing such ERISA Event and any action that is being taking with respect thereto by any Borrower, any such Subsidiary or ERISA Affiliate, and any action taken or threatened by the IRS, Department of Labor, or PBGC and Borrowers or such Subsidiary, as applicable, shall be deemed to know all facts known by the administrator of any Benefit Plan of which it is the plan sponsor,
(ii) promptly, and in any event within 3 Business Days after the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by Borrowers, any of their Subsidiaries or, to the knowledge of Borrowers, any ERISA Affiliate with respect to such request, and (iii) promptly, and in any event within 3 Business Days after receipt by Borrowers, any of their Subsidiaries or, to the knowledge of Borrowers, any ERISA Affiliate, of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice.

(b) Cause to be delivered to Agent, upon Agent's request, each of the following:
(i) a copy of each Plan (or, where any such plan is not in writing, complete description thereof) (and if applicable, related trust agreements or other funding instruments) and all amendments thereto, all written interpretations thereof and written descriptions thereof that have been distributed to employees or former employees of Borrowers or their Subsidiaries; (ii) the most recent determination letter issued by the IRS with respect to each Benefit Plan; (iii) for the three most recent plan years, annual reports on Form 5500 Series required to be filed with any governmental agency for each Benefit Plan; (iv) all actuarial reports prepared for the last three plan years for each Benefit Plan; (v) a listing of all Multiemployer Plans, with the aggregate amount of the most recent annual contributions required to be made by Borrowers or any ERISA Affiliate to each such plan and copies of the collective bargaining agreements requiring such contributions; (vi) any information that has been provided to Borrowers or any ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan; and (vii) the aggregate amount of the most recent annual payments made to former employees of Borrowers or their Subsidiaries under any Retiree Health Plan.

6.14. Leases. Pay when due all rents and other amounts payable under any Leases to which any Borrower is a party or by which any Borrower's properties and assets are bound, unless such payments are the subject of a Permitted Protest. To the extent that a Borrower fails timely to make payment of such rents and other amounts payable when due under its Leases, Agent shall be entitled, in its discretion, to reserve an amount equal to such unpaid amounts against the Borrowing Base.

6.15. Mailing Lists, Advertising. Add Agent as an addressee on all mailing lists maintained by or for Borrowers. At the request of Agent, Borrowers shall provide Agent with copies of all advertising (including copies of all print advertising and duplicate tapes of all video and radio advertising).

6.16. Payroll and Operating Accounts. Maintain separate "zero-balance" payroll and operating accounts at a depository institution acceptable to Agent.

6.17. Rent and Lease Obligations. Pay all rent and additional rent and all other obligations under all Capital Leases and operating leases, provided, however,


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that to the extent any operating lease is in dispute, the Agent may, in the
Agent's Discretion, pay amounts due on such lease or leases.

6.18. Vendex Indebtedness. On or before October 6, 2004, Borrowers shall have received net cash proceeds in consideration of the sale of capital stock of Parent or the issuance of Permitted Subordinated Indebtedness in an amount equal to or greater than the amount of the Vendex Indebtedness to be payable on the maturity date thereof and shall use such proceeds to satisfy the obligations of Parent and Schwarz with respect to the Vendex Indebtedness. Notwithstanding the foregoing, nothing herein shall be interpreted to prevent Borrowers from terminating the Special Term Subline prior to the satisfaction of the Vendex Indebtedness.

7.       NEGATIVE COVENANTS.

         Each Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, such Borrower will not and will not permit any of its Subsidiaries to do any of the following without the prior written consent of the Agent:

7.1. Indebtedness. Create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except as set forth in the Business Plan or:

(a) Indebtedness evidenced by this Agreement and the other Loan Documents, together with Indebtedness to issuers of letters of credit that are the subject of L/C Guarantees;

(b) Indebtedness set forth in the latest financial statements of Borrowers submitted to Agent on or prior to the Closing Date;

(c)      Indebtedness secured by Permitted Liens;

(d) refinancings, renewals, or extensions of Indebtedness permitted under
Section 7.1 other than subsection (a) hereof (and continuance or renewal of any Permitted Liens associated therewith) so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not materially impair the prospects of repayment of the Obligations by Borrowers, (ii) the net cash proceeds of such refinancings, renewals, or extensions do not result in an increase in the aggregate principal amount of the Indebtedness so refinanced, renewed, or extended or add one or more Borrowers as liable with respect thereto if such additional Borrower or Borrowers were not liable with respect to the original Indebtedness, (iii) such refinancings, renewals, refundings, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, and (iv) to the extent that Indebtedness that is refinanced was subordinated in right of payment to the Obligations, then the subordination terms and conditions of the refinancing Indebtedness must be at least as favorable to the Lender Group as those applicable to the refinanced Indebtedness;

(e)      the PNC Indebtedness;

(f) Sale-Leaseback Indebtedness, Purchase Money Indebtedness and Equipment Financing Indebtedness in an aggregate amount outstanding not to exceed


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$20,000,000, provided that in no instance may such Indebtedness be secured by a lien on or security interest in any Real Property owned in fee by Borrowers.

(g)      Vendex Indebtedness;

(h)      Permitted Subordinated Indebtedness;

(i)      Permitted Indebtedness; and

(j) Post-Closing Payments that arise and become payable after the Closing Date pursuant to an order Entered by the Bankruptcy Court.

7.2. Liens. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its property or assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced under Section 7.1(d) and so long as the replacement Liens only encumber those assets or property that secured the original Indebtedness).

7.3. Restrictions on Fundamental Changes. Except for Permitted Transactions and subject to the applicable conditions set forth on Schedule 7.3,

(a) Enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Stock or otherwise change any Borrower's type of organization, jurisdiction of organization or other legal or corporate structure, except that subject to Agent's prior written approval, Borrowers may cause the merger of a Borrower's Subsidiary into such Borrower.

(b) Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution).

(c) Convey, sell, lease, license, assign, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of its assets.

7.4. Disposal of Assets. Except as set forth on Schedule 7.4, sell, lease, assign, transfer, or otherwise dispose of any Borrower's properties or assets (including, without limitation, by a "store-closing" or "going-out-of-business" sale) other than (i) sales of Inventory to buyers in the ordinary course of Borrowers' business as currently conducted and (ii) sales of other assets outside the ordinary course of business to the extent contemplated by the Business Plan (including store closings), provided that such sales are for cash for fair market value and the methods of effectuating such sales are acceptable to Agent in the Agent's Discretion; provided, further, that Borrowers may close up to 5 stores in excess of the number of store closings set forth in the Business Plan.

7.5. Change of Name or Address. Change any Borrower's name or organizational identification number or relocate any Borrower's chief executive office to a new location; provided, however, that a Borrower may change its name or chief executive office location upon at least 30 days prior written notice by Administrative Borrower to Agent of such change and so long as, at the time of such written notification, such Borrower provides (i) any financing statements,


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fixture filings or other agreements or documents necessary to perfect and continue perfected Agent's Liens and (ii) in the case of such a relocation, if the new chief executive office location is leased by such Borrower, a Collateral Access Agreement with respect thereto.

7.6. Guarantee. Except with respect to guarantees secured by Permitted Liens or constituting Permitted Indebtedness, guarantee or otherwise become in any way liable with respect to the obligations of any third Person except by endorsement of instruments or items of payment for deposit to the account of Borrowers or which are transmitted or turned over to Agent.

7.7.     Nature of Business; Suspension.

(a)      Make any change in the principal nature of Borrowers' business.

(b)      suspend or go out of a substantial portion of its business.

7.8.     Prepayments and Amendments.

(a) Prepay, redeem, retire, defease, purchase, or otherwise acquire any Indebtedness owing to any third Person, other than the Obligations in accordance with this Agreement, except as set forth in Section 7.8(c) or in connection with
(i) a refinancing permitted by Section 7.1(d) and set forth in the Business Plan or (ii) the redemption or conversion of the Athanor Note as set forth in the Business Plan.

(b) Directly or indirectly, amend, modify, alter, increase, or change any of the material terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Section
7.1 (other than subsection (a) thereof) unless such amendment, modification, alteration or change (i) does not impair the prospects of repayment of the Obligations by Borrowers, (ii) does not increase the amount of such Indebtedness or add one or more Borrowers as liable with respect thereto if such additional Borrower or Borrowers were not liable with respect thereto, (iii) does not result in a shortening of the average weighted maturity of such Indebtedness, and (iv) if such Indebtedness was subordinated in right of payment to the Obligations, does not have subordination terms and conditions less favorable to the Lender Group than those applicable previously applicable to such Indebtedness; and

(c) Make any prepayment under the Vendex Notes or the Athanor Note except as provided therein, subject to Section 7.11 and the terms of the Vendex Intercreditor Agreement or the Athanor Intercreditor Agreement, as applicable.

7.9. Change of Control. Cause, permit, or suffer, directly or indirectly, any Change of Control.

7.10. Consignments. Without the prior written consent of the Agent or except as set forth in the Business Plan, consign any Inventory or sell any Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale (except for Borrowers' customary return policy applicable to the return of


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inventory purchased by Borrowers' retail customers in the ordinary course of
Borrowers' business), or have possession of any property with a Cost value in excess of $100,000 on consignment to Borrowers.

7.11.    Restricted Payments and Distributions.

(a) Except as set forth in the Business Plan and subject to Section 7.11 (b) and
Section 7.8(c), make any Restricted Junior Payment other than a payment with respect to the Vendex Indebtedness or the Athanor Note; or

(b) Any payment of principal and/ or interest in respect of the Vendex Indebtedness if any Default or Event of Default has occurred or is continuing or would be caused by such payment.

7.12. Accounting Methods. Modify or change Borrowers' method of accounting or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Borrowers' accounting records without said accounting firm or service bureau agreeing to provide Agent information regarding the Collateral or Borrowers' financial condition. Each Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Agent pursuant to or in accordance with this Agreement, and agree that Agent may contact directly any such accounting firm or service bureau in order to obtain such information, provided that no member of the Lender Group shall disclose, directly or indirectly, such information to Borrowers' competitors.

7.13. Investments. Directly or indirectly make, acquire, or incur any liabilities (including contingent obligations) for or in connection with (a) the acquisition of the securities (whether debt or equity) of, or other interests in, a Person, (b) loans, advances, capital contributions, or transfers of property to a Person, or (c) the acquisition of all or substantially all of the properties or assets of a Person.

7.14. Transactions with Affiliates. Except for Permitted Transactions and subject to the applicable conditions set forth on Schedule 7.3, directly or indirectly enter into or permit to exist any material transaction with any non-Borrower Affiliate of Borrowers except for transactions that are in furtherance of Borrowers' business, upon fair and reasonable terms, that are fully disclosed to Agent, and that are no less favorable to Borrowers than would be obtained in an arm's length transaction with a non-Affiliate. 7.15. Store Openings. Open, or commit to open, more than 3 "discount" or "outlet" stores, or fail to provide Agent prior written notice that a Borrower intends to open, or commit to open, any such store.

7.16. Compensation. Increase the annual fee or per-meeting fees paid to directors during any year or increase by more than 15% in any year the total cash compensation, during any year, paid to or accrued by officers and senior management employees except as provided in a severance and retention plan approved by the board of directors of Borrowers or approved by Agent or as assumed by Borrowers pursuant to the ZB Purchase Agreement or as set forth in the Business Plan.

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7.17. Use of Proceeds. Use the proceeds of the Advances for any purpose other than (a) on the Closing Date, (i) to repay in full the outstanding principal, accrued interest, and accrued fees and expenses owing under the TRS Loan Agreement and the ZB Loan Agreement, (ii) to pay sums due and owing in cash under the Purchase Agreement, and (iii) to pay transactional costs and expenses incurred in connection with this Agreement, and (b) thereafter, consistent with the terms and conditions hereof and the Business Plan, for its lawful and permitted corporate purposes.

7.18. Inventory and Equipment with Bailees. The Inventory and Equipment shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party unless Agent has granted its prior written consent and Borrowers have delivered to Agent a Bailee Acknowledgment with respect to the applicable Inventory and/or Equipment.

7.19.    No Prohibited Transactions Under ERISA.  Directly or indirectly:

(a) engage, or permit any Subsidiary of Borrowers to engage, in any prohibited transaction which is reasonably likely to result in a civil penalty or excise tax described in Sections 406 of ERISA or 4975 of the IRC for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the Department of Labor;

(b) permit to exist with respect to any Benefit Plan any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the IRC), whether or not waived;

(c) fail, or permit any Subsidiary of Borrowers to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

(d) terminate, or permit any Subsidiary of Borrowers to terminate, any Benefit Plan where such event would result in any liability of Borrowers, any of its Subsidiaries or any ERISA Affiliate under Title IV of ERISA that reasonably could be expected to exceed $250,000;

(e) fail, or permit any Subsidiary of Borrowers to fail, to make any required contribution or payment to any Multiemployer Plan;

(f) fail, or permit any Subsidiary of Borrowers to fail, to pay any required installment or any other payment required under Section 412 of the IRC on or before the due date for such installment or other payment;

(g) amend, or permit any Subsidiary of Borrowers to amend, a Plan resulting in an increase in current liability for the plan year such that either of Borrowers, any Subsidiary of Borrowers or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the IRC; or

(h) withdraw, or permit any Subsidiary of Borrowers to withdraw, from any Multiemployer Plan where such withdrawal is reasonably likely to result in any liability of any such entity under Title IV of ERISA;

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

which, individually or in the aggregate, results in or reasonably would be expected to result in a claim against or liability of Borrowers, any of its Subsidiaries or any ERISA Affiliate in excess of $100,000.

7.20. Minimum EBITDA. Fail to maintain EBITDA of at least 70% of the projected EBITDA set forth in the Business Plan, tested as of the last day of each calendar month during the term of this Agreement, commencing December 2002 and
(i) for the calendar months of December 2002 and January 2003 on a year-to-date basis and (ii) for each calendar month thereafter, on a trailing 12 month basis.

7.21.    Retail Performance and Other Covenants.

(a)      Fail to observe or comply with each of the covenants set forth on
Schedule 7.21(a); and

(b) If the Special Term Subline has not been terminated pursuant to Section 3.7 before January 1, 2003, after such date, fail to observe or comply with each of the covenants set forth on Schedule 7.21(b).

7.22. Capital Expenditures. Make capital expenditures in any fiscal year in excess of the amount set forth in the Business Plan.

8.       EVENTS OF DEFAULT.

         Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

         8.1. If Borrowers fail to pay when due and payable or when declared due and payable, any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts constituting Obligations);

         8.2. (a)     If Borrowers fail or neglect to perform, keep, or observe
any term, provision, condition, covenant, or agreement contained in Sections 6.3 (Tax Returns), 6.6 (Title to Equipment), 6.11 (Location of Inventory and Equipment), 6.12 (Compliance with Laws), or 6.13 (Employee Benefits), of this Agreement and such failure continues for a period of 5 Business Days after the earlier of: (i) notice thereof to Borrowers by Agent, or (ii) the date Borrowers were required to give notice to Agent pursuant to Section 6.2(f)(ii);

                  (b) If Borrowers fail or neglect to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in Sections 6.1 (Accounting System), 6.7 (Maintenance of Equipment) or 6.15 (Mailing Lists, Advertising) of this Agreement and such failure continues for a period of 15 Business Days; after the earlier of: (i) notice thereof to Borrowers by Agent, or (ii) the date Borrowers was required to give notice to Agent pursuant to Section 6.2(f)(ii);

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                  (c)     If Borrowers fail or neglect to perform, keep, or
observe any other term, provision, condition, covenant, or agreement contained in any material Bank Product Agreement; or

                  (d) If Borrowers fail or neglect to perform, keep, or observe any other term, provision, condition, covenant, or agreement contained in this Agreement, or in any of the other Loan Documents other than a Bank Product Agreement (giving effect to any grace periods, cure periods, or required notices, if any, expressly provided for in such Loan Documents); in each case, other than any such term, provision, condition, covenant, or agreement that is the subject of another provision of this Section 8, in which event such other provision of this Section 8 shall govern.

         8.3.     If there is a Material Adverse Change;

         8.4. If any material portion of Borrowers' properties or assets taken as a whole is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any third
Person;

         8.5. If Borrowers are enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of their collective business affairs;

         8.6. If a notice of Lien, levy, or assessment is filed of record with respect to any of Borrowers' properties or assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon a material portion of Borrowers' properties or assets taken as a whole and the same is not paid on the payment date thereof;

         8.7. If a judgment or other claim becomes a Lien or encumbrance upon any material portion of Borrowers' properties or assets;

         8.8. If there is a default in any material agreement for borrowed money to which any Borrower is a party with one or more third Persons and such default
(a) occurs at the final maturity of the obligations thereunder, or (b) results in a right by such third Person(s), irrespective of whether exercised, to accelerate the maturity of such Borrower's obligations thereunder;

         8.9. If any Borrower makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

         8.10. If any material misstatement or material misrepresentation (as of the time such statement or representation is made) exists now or hereafter in any warranty, representation, statement, or report made to the Lender Group by Borrowers or any officer, employee, agent, or director of any Borrower in any Loan Document or in any financial information, report, projection or other item delivered pursuant to a Loan Document, or if any such warranty or representation is withdrawn;

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         8.11. If the obligation of Parent or any other third Person under any
Loan Document is limited or terminated by operation of law or by the guarantor or other third Person thereunder, or any such guarantor or other third Person becomes the subject of an Insolvency Proceeding;

         8.12. If, in any fiscal year, the Borrowers close, or liquidate the Inventory (or enter into a contract obligating Borrowers to close, or liquidate the Inventory) at, a greater number of store locations than as provided in
Section 7.4, any store location, in any case without the prior written consent of the Agent;

         8.13. If an Insolvency Proceeding is commenced by any Borrower or any of its Subsidiaries;

         8.14. If an Insolvency Proceeding is commenced against any Borrower or any of its Subsidiaries and any of the following events occur: (a) the applicable Borrower or the Subsidiary consents to the institution of the Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within 45 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, Agent (including any successor agent) and each other member of the Lender Group shall be relieved of their obligation to extend credit hereunder, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, any Borrower or any of its Subsidiaries, or (e) an order for relief shall have been entered therein;

         8.15. If there exists any default or event of default under the Vendex Notes, PNC Loan Documents, the Athanor Note, or any Equipment Financing, Sale-Leaseback or Purchase Money Indebtedness.

         8.16. If any Key Manager ceases to perform the duties of office held by such Key Manager as of the date of this Agreement and no successor acceptable to Agent, in Agent's Discretion, commences performance of such duties with 60 days of such date; or

         8.17. If the Final Bankruptcy Court Order is in any way amended, modified, revoked, rescinded, annulled, overruled, stayed or terminated without Agent's prior written consent.

9.       THE LENDER GROUP'S RIGHTS AND REMEDIES.

9.1. Rights and Remedies. Upon the occurrence, and during the continuation, of an Event of Default, Agent may exercise any of the rights and remedies of a secured party under the Code and any other rights and remedies provided for in this Agreement or any other Loan Document or otherwise available to it at law or in equity, such rights and remedies to include, without limitation, the following, all of which are authorized by Borrowers:

(a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

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(b) Cease advancing money or extending credit to or for the benefit of Borrowers under this Agreement, under any of the Loan Documents, or under any other agreement between Borrowers and the Lender Group;

(c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of the Lender Group, but without affecting the Lender Group's rights and security interests in the Personal Property Collateral or the Real Property Collateral and without affecting the Obligations;

(d) Notify Account Debtors and other Persons obligated on the Collateral to make payment or otherwise render performance to or for Agent, and, to the extent permitted under the Code, enforce the obligations of Account Debtors and other Persons obligated on the Collateral and exercise the rights of Borrowers with respect to such obligations and any property that may secure such obligations and settle or adjust disputes and claims directly with such parties for amounts and upon terms which Agent considers advisable. In such cases, Agent will credit Borrowers' Loan Account with only the net amounts received by Agent in payment of such disputed Accounts after deducting all Lender Group Expenses incurred or expended in connection therewith;

(e)      Take any proceeds of the Collateral;

(f) Make any filings with the applicable recording offices required to enforce any Borrower's rights as a mortgagee of Real Property;

(g) Cause Borrowers to hold all returned Inventory in trust for the Lender Group, segregate all returned Inventory from all other property of Borrowers or in Borrowers' possession and conspicuously label said returned Inventory as the property of the Lender Group;

(h) Without notice to or demand upon any Borrower, make such payments and do such acts as Agent considers necessary or reasonable to protect its security interests in the Collateral. Each Borrower agrees to assemble the Personal Property Collateral if Agent so requires, and to make the Personal Property Collateral available to Agent as Agent may designate. Each Borrower authorizes Agent to enter the premises where the Personal Property Collateral is located, to take and maintain possession of the Personal Property Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or Lien that in Agent's determination appears to conflict with the Liens of Agent (for the benefit of the Lender Group) in the Collateral and to pay all expenses incurred in connection therewith. With respect to any of Borrowers' owned or leased premises, and in addition to the Lien of Agent for the benefit of the Lender Group therein, Borrowers hereby grants Agent a license to enter into possession of such premises and to occupy the same, without charge, for up to 120 days in order to exercise any of the Lender Group's rights or remedies provided herein, at law, in equity, or otherwise;

(i) Without notice to any Borrower (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of the Code), set off and apply to the Obligations any and all (i) balances and deposits of Borrowers held by the


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Lender Group (including any amounts received in the Concentration Account or any other Blocked Account), or (ii) indebtedness at any time owing to or for the credit or the account of Borrowers held by the Lender Group;

(j) Instruct each Blocked Account Bank and any other depositary with whom a DDA subject to a Control Agreement is maintained, to pay any and all balances and deposits in the Concentration Account, applicable Blocked Account or other DDA to the Agent's Account;

(k) Instruct any securities intermediary to liquidate the applicable Securities Account or any related Investment Property maintained or held thereby and remit the proceeds thereof to the Agent's Account;

(l) Hold, as cash collateral, any and all balances and deposits of Borrowers held by the Lender Group, and any amounts received in the Concentration Account or the other Blocked Accounts, to secure the full and final repayment of all of the Obligations;

(m) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Personal Property Collateral. Agent is hereby granted a license or other right to use, without charge, Borrowers' labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Personal Property Collateral, in completing production of, advertising for sale, and selling any Personal Property Collateral and Borrowers' rights under all licenses and all franchise agreements shall inure to the Lender Group's benefit;

(n) Sell the Personal Property Collateral at either a public or private sale (including going out of business sales), or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrowers' premises) as Agent determines is commercially reasonable. It is not necessary that the Personal Property Collateral be present at any such sale. Agent may conduct one or more going out of business sales, in Agent's own right or by one or more agents and contractors. Such sale(s) may be conducted upon any premises owned, leased, or occupied by Borrowers. Agent and any such agent or contractor, in conjunction with any such sale, may augment the Inventory with other goods (all of which other goods shall remain the sole property of Agent or such agent or contractor). Any amounts realized from the sale of such goods which constitute augmentations to the Inventory (net of an allocable share of the costs and expenses incurred in their disposition) shall be the sole property of Agent or such agent or contractor and neither Borrowers nor any Person claiming under or in right of Borrowers shall have any interest therein.

(o) Agent shall give notice of the disposition of the Personal Property Collateral as follows:

     (i) Agent shall give Borrowers and each holder of a security interest in the Personal Property Collateral who has filed with Agent a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Personal Property Collateral, then the time on or after which the private sale or other disposition is to be made;

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     (ii) The notice shall be personally  delivered or mailed,  postage prepaid, to Borrowers as provided in Section 12, at least 10 days before the date fixed for the sale, or at least 10 days before the date on or after which the private sale or other disposition is to be made; no notice needs to be given prior to the disposition of any portion of the Personal Property Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market. Notice to Persons other than Borrowers claiming an interest in the Personal Property Collateral shall be sent to such addresses as they have furnished to Agent or as stated on UCC financing statements then on file in the applicable recording office;

     (iii) If the sale is to be a public sale, Agent also shall give notice of the time and place by publishing a notice one time at least 10 days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held;

(p)      Agent may credit bid and purchase at any public sale; and

(q) Any deficiency that exists after disposition of the Personal Property Collateral as provided above will be paid immediately by Borrowers. Any excess will be returned, without interest and subject to the rights of third Persons, by Agent to Borrowers.

9.2. Remedies Cumulative. The Lender Group's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative and may be exercised simultaneously. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

10.      TAXES AND EXPENSES.

         If any Borrower fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, to the extent that Agent determines that such failure by Borrowers could result in a Material Adverse Change, in Agent's Discretion and without prior notice to Borrowers, Agent may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves in Borrowers' Loan Account as Agent deems necessary to protect the Lender Group from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type described in Section 6.9, and take any action with respect to such policies as Agent deems prudent. Any such amounts paid by Agent shall constitute Lender Group Expenses. Any such payments made by Agent shall not constitute an agreement by the Lender Group to make similar payments in the future or a waiver by the Lender Group of any Event of Default under this Agreement. Agent need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

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11.      WAIVERS; INDEMNIFICATION.

11.1. Demand; Protest; etc. Each Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which each such Borrower may in any way be liable.

11.2. The Lender Group's Liability for Collateral. Except in the event of its gross negligence or willful misconduct, the Lender Group shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person. All risk of loss, damage, or destruction of the Collateral shall be borne by Borrowers.

11.3. Indemnification. Each Borrower shall pay, indemnify, defend, and hold each Agent-Related Person, each Lender, the Hilco Participant and each of their respective officers, directors, employees, counsel, agents, and attorneys-in-fact (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them in connection with or as a result of or related to the execution, delivery, enforcement, performance, and administration of this Agreement and any other Loan Documents or the transactions contemplated herein, and with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). Borrowers shall have no obligation to any Indemnified Person under this Section 11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations.

11.4. Damages. Each Borrower waives any claim it may now or in the future have against the Lender Group or any of them for consequential, special, or punitive damages.

12.      NOTICES.

         Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, or telefacsimile to Borrowers or to Agent, as the case may be, at its address set forth below:

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                  If to Borrowers:    F.A.O., Inc.
                                      2520 Renaissance Boulevard
                                      King of Prussia, Pennsylvania 19406
                                      Attention:  Legal
                                      Tel:  (610) 278-7800
                                      Fax:  (610) 278-7804

                  with copies to:     FULBRIGHT & JAWORSKI L.L.P.
                                      865 South Figueroa Street
                                      29th Floor
                                      Los Angeles, California  90017
                                      Attention:  Victor Hsu, Esq.
                                      Tel:  (213) 892-09326
                                      Fax:  (213) 680-4518

                  If to Agent or the
                  Lender Group in
                  care of Agent:      WELLS FARGO RETAIL FINANCE, LLC
                                      One Boston Place
                                      18th Floor
                                      Boston, MA  02108
                                      Attention:  Patrick J. Norton
                                      Tel:  (617) 854-7238
                                      Fax:  (617) 523-4029

                  with copies to:     CHOATE, HALL & STEWART
                                      53 State Street, Exchange Place
                                      Boston, MA 02109
                                      Attention:  Peter M. Palladino, P.C., Esq.
                                      Tel:  (617) 248-2132
                                      Fax:  (617) 248-4000

         The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other. All notices or demands sent in accordance with this Section 12, other than notices by Agent in connection with Part 6 of Article 9 of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 days after the deposit thereof in the mail. Each Borrower acknowledges and agrees that notices sent by Agent in connection with Part 6 of Article 9 of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by telefacsimile or other similar method set forth above.

13.      CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE


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PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR
THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK OR, AT THE SOLE OPTION OF THE LENDER GROUP, IN ANY OTHER COURT IN WHICH THE LENDER GROUP SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. EACH BORROWER AND EACH MEMBER OF THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS
SECTION 13. EACH BORROWER AND EACH MEMBER OF THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH BORROWER AND EACH MEMBER OF THE LENDER GROUP REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

14.      DESTRUCTION OF BORROWERS' DOCUMENTS.

         All documents, schedules, invoices, agings, or other papers delivered to Agent may be destroyed or otherwise disposed of by Agent four months after they are delivered to or received by Agent, unless Borrowers request, in writing, the return of said documents, schedules, or other papers and makes arrangements, at Borrowers' expense, for their return.

15.      ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

15.1.    Assignments and Participations.

(a) Any Lender may, with the written consent of Agent, assign and delegate to one or more Eligible Transferees (each an "Assignee") all, or any ratable part, of the Obligations, the Commitments, and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount of $5,000,000; provided, however, that Borrowers and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, shall have been given to Administrative Borrower and Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered


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to Administrative Borrower and Agent a fully executed Assignment and Acceptance
("Assignment and Acceptance") in the form of Exhibit A-1 which Assignment and Acceptance shall contain an acknowledgment of the terms of the Participation and Intercreditor Agreement; and (iii) the assignor Lender or Assignee has paid to Agent for Agent's sole and separate account a processing fee in the amount of $5,000. Anything contained herein to the contrary notwithstanding, the consent of Agent shall not be required (and payment of any fees shall not be required) if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of such Lender.

(b) From and after the date that Agent notifies the assignor Lender that it has received a fully executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto), and such assignment shall effect a novation between Borrowers and the Assignee.

(c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (1) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of this Agreement or any other Loan Document furnished pursuant hereto;
(2) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrowers or any guarantor or the performance or observance by Borrowers or any guarantor of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (3) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (4) such Assignee will, independently and without reliance upon Agent, such assigning Lender, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (5) such Assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (6) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d) Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the


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extent, but only to the extent, necessary to reflect the addition of the
Assignee and the resulting adjustment of the Commitments of the Assignor and Assignee arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitment of the assigning Lender pro tanto.

(e) Any Lender may at any time, with the written consent of Agent, which consent shall not be unreasonably withheld, sell to one or more Persons (a "Participant") participating interests in the Obligations, the Commitment, and the other rights and interests of that Lender (the "Originating Lender") hereunder and under the other Loan Documents; provided, however, that (i) the Originating Lender's obligations under this Agreement shall remain unchanged,
(ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrowers and Agent shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) no Originating Lender shall transfer or grant any participating interest under which the Participant has the sole and exclusive right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such participant is participating; (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating; (C) release all or a material portion of the Collateral (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating; (D) postpone the payment of, or reduce the amount of, the interest or fees hereunder in which such Participant is participating; or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums in respect of the Obligations hereunder in which such Participant is participating; and (v) all amounts payable by Borrowers hereunder shall be determined as if such Originating Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided, however, that no Participant may exercise any such right of setoff without the notice to and consent of Agent. The rights of any Participant shall only be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any direct rights as to the other Lenders, Agent, Borrowers, the Collections, the Collateral, or otherwise in respect of the Advances or the Letters of Credit. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves. The provisions of this Section 15.1(e) are solely for the benefit of the Lender Group, and Borrowers shall have no rights as a third party beneficiary of any of such provisions.

(f) In connection with any such assignment or participation or proposed assignment or participation, a Lender may disclose to a third party all documents and information which it now or hereafter may have relating to Borrowers or Borrowers' business; provided, that such third party agrees in writing to hold such information confidential and not disclose it except as may be required by law.

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

(g) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR ss.203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, provided, that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto

15.2. Successors. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrowers may not assign this Agreement or any rights or duties hereunder without the Lenders' prior written consent and any prohibited assignment shall be absolutely void. No consent to assignment by the Lenders shall release Borrowers from its Obligations. A Lender may assign this Agreement and its rights and duties hereunder pursuant to Section 15.1 and, except as expressly required pursuant to Section 15.1, no consent or approval by Borrowers are required in connection with any such assignment.

16.      AMENDMENTS; WAIVERS.

16.1. Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrowers therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders or as permitted in this Agreement) and Administrative Borrower on behalf of all Borrowers. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders and Borrowers (on behalf of all Borrowers) and acknowledged by Agent, do any of the following:

(a) increase or extend the Commitment of any Lender;

(b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

(c) reduce the principal of, or the rate of interest specified herein on, any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

(d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Advances which is required for the Lenders or any of them to take any action hereunder;

(e) increase the advance rate with respect to Advances (except for the restoration of an advance rate after the prior reduction thereof), or change
Section 2.1(b);

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(f) amend this Section or any provision of the Agreement providing for consent or other action by all Lenders;

(g) release Collateral, or subordinate the Lien of Agent in any of the Collateral, other than as permitted by Section 17.11;

(h) change the definition of "Required Lenders";

(i) release any Borrower from any Obligation for the payment of money; or

(j) amend any of the provisions of Article 17;

and, provided further, that no amendment, waiver or consent shall, unless in writing and signed by Agent, affect the rights or duties of Agent under this Agreement or any other Loan Document; and, provided further, that the limitation contained in clause (e) above shall not be deemed to limit the ability of Agent to make Advances or Swing Loans, as applicable, in accordance with the provisions of Sections 2.3(h), (l), or (m). The foregoing notwithstanding, any amendment, modification, waiver, consent, termination, or release of or with respect to any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of Borrowers, shall not require consent by or the agreement of Borrowers.

16.2. No Waivers; Cumulative Remedies. No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement, any other Loan Document, or any present or future supplement hereto or thereto, or in any other agreement between or among Borrowers and Agent and/or any Lender, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or the Lenders on any occasion shall affect or diminish Agent's and each Lender's rights thereafter to require strict performance by Borrowers of any provision of this Agreement. Agent's and each Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy which Agent or any Lender may have.

17.      AGENT; THE LENDER GROUP.

17.1. Appointment and Authorization of Agent. Each Lender hereby designates and appoints WFRF as its Agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as such on the express conditions contained in this Article 17. The provisions of this Article 17 are solely for the benefit of Agent and the Lenders, and Borrowers shall not have any rights as a third party beneficiary of any of the provisions contained herein; provided, however, that the provisions of Sections 17.10, 17.11, and 17.16(d) also shall be for the benefit of Borrowers. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document


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notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which Agent is expressly entitled to take or assert under or pursuant to this Agreement and the other Loan Documents, including making the determinations contemplated by
Section 2.1(b). Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Advances, the Collateral, the Collections, and related matters; (b) execute and/or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim for Lenders, notices and other written agreements with respect to the Loan Documents; (c) make Advances for itself or on behalf of Lenders as provided in the Loan Documents; (d) exclusively receive, apply, and distribute the Collections as provided in the Loan Documents; (e) open and maintain such bank accounts and lock boxes as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral and the Collections; (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to Borrowers, the Advances, the Collateral, the Collections, or otherwise related to any of same as provided in the Loan Documents; and (g) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

17.2. Delegation of Duties. Except as otherwise provided in this Section, Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees, or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made in compliance with this Section and without gross negligence or willful misconduct. The foregoing notwithstanding, Agent shall not make any material delegation of duties to subagents or non-employee delegees without the prior written consent of Required Lenders (it being understood that routine delegation of such administrative matters as filing financing statements, or conducting appraisals or audits, is not viewed as a material delegation that requires prior Required Lender approval).

17.3. Liability of Agent-Related Persons. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or, (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by Borrowers, or any Subsidiary or Affiliate of Borrowers, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement, or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrowers or any other party to any Loan Document to perform its obligations


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hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books, or records of Borrowers, or any of Borrowers' Subsidiaries or Affiliates.

17.4. Reliance by Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex, or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrowers or counsel to any Lender), independent accountants, and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders or all Lenders, as applicable, and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable so long as it is not grossly negligent or guilty of willful misconduct. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders or all Lenders, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

17.5. Notice of Default or Event of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of Agent or the Lenders, except with respect to actual knowledge of the existence of an Overadvance, and except with respect to Defaults and Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or Borrowers referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a "notice of default." Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has, or is deemed to have, actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to Section 17.4, Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders; provided, however, that:

(a) At all times, Agent may propose and, with the consent of Required Lenders (which shall not be unreasonably withheld and which shall be deemed to have been given by a Lender unless such Lender has notified Agent to the contrary in writing within three days of notification of such proposed actions by Agent) exercise, any remedies on behalf of the Lender Group; and

(b) At all times, once Required Lenders or all Lenders, as the case may be, have approved the exercise of a particular remedy or pursuit of a course of action, Agent may, but shall not be obligated to, make all administrative decisions in connection therewith or take all other actions reasonably incidental thereto


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(for example, if the Required Lenders approve the foreclosure of certain
Collateral, Agent shall not be required to seek consent for the administrative aspects of conducting such sale or handling of such Collateral).

17.6. Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of Borrowers and their Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition, and creditworthiness of Borrowers and any other Person (other than the Lender Group) party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrowers. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals, and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition, and creditworthiness of Borrowers, and any other Person (other than the Lender Group) party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition, or creditworthiness of Borrowers, and any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons.

17.7. Costs and Expenses; Indemnification. Agent may incur and pay Lender Group Expenses to the extent Agent deems reasonably necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including without limiting the generality of the foregoing, but subject to any requirements of the Loan Documents that it obtain any applicable consents or engage in any required consultation, court costs, reasonable attorneys fees and expenses, costs of collection by outside collection agencies and auctioneer fees and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrowers are obligated to reimburse Agent or Lenders for such expenses pursuant to the Loan Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from Collections to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event Agent is not reimbursed for such costs and expenses from Collections, each Lender hereby agrees that it is and shall be obligated to pay to or reimburse Agent for the amount of such Lender's Pro Rata Share thereof. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrowers and without limiting the obligation of Borrowers to do so), according to their Pro Rata Shares, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence, bad faith, or willful


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misconduct. Without limitation of the foregoing, each Lender shall reimburse
Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorney fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrowers. The undertaking in this Section 17.7 shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

17.8. Agent in Individual Capacity. WFRF and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests, in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Borrowers and their Subsidiaries and Affiliates and any other Person party to any Loan Documents as though WFRF were not Agent hereunder without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, WFRF and its Affiliates may receive information regarding Borrowers or their Affiliates and any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Borrowers or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall be under no obligation to provide such information to them. With respect to the Swing Loans and Agent Advances, WFRF shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not Agent, and the terms "Lender" and "Lenders" include WFRF in its individual capacity.

17.9. Successor Agent. Agent may resign as Agent following notice of such resignation ("Notice") to the Lenders and Borrowers, and effective upon the appointment of and acceptance of such appointment by, a successor Agent. If Agent resigns under this Agreement, the Required Lenders shall appoint any Lender or Eligible Transferee as successor Agent for the Lenders. If no successor Agent is appointed within 30 days of such retiring Agent's Notice, Agent may appoint a successor Agent, after consulting with the Lenders and Borrowers. In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor Agent and the retiring Agent's appointment, powers, and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 17 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

17.10.   Withholding Tax.

(a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the IRC and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the IRC, such Lender agrees with and in favor of Agent and Borrowers, to deliver to Agent and Borrowers:

     (i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8


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before the  payment of any  interest in the first  calendar  year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

     (ii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

     (iii) such other form or forms as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Lender agrees to promptly notify Agent and Borrowers of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrowers, such Lender agrees to notify Agent and Borrowers of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrowers to such Lender. To the extent of such percentage amount, Agent and Borrowers will treat such Lender's IRS Form 1001 as no longer valid.

(c) If any Lender claiming exemption from United States withholding tax by filing IRS Form 4224 with Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrowers to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the IRC.

(d) If any Lender is entitled to a reduction in the applicable withholding tax, Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to Agent, then Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

(e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent or Borrowers did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent and Borrowers of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify Agent and Borrowers fully for all amounts paid, directly or indirectly, by Agent or Borrowers as tax or otherwise, including penalties and interest, and including any taxes imposed by


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any jurisdiction on the amounts payable to Agent or Borrowers under this
Section, together with all costs and expenses (including attorneys fees and expenses). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation of Agent.

17.11.   Collateral Matters.

(a) The Lenders hereby irrevocably authorize Agent to release any Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrowers of all Obligations; and upon such termination and payment Agent shall deliver to Borrowers, at Borrowers' sole cost and expense, all UCC termination statements and any other documents necessary to terminate the Loan Documents and release the Liens with respect to the Collateral; (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Borrowers certifies to Agent that the sale or disposition is permitted under Section 7.4 of this Agreement or the other Loan Documents (and Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property in which Borrowers owned no interest at the time the Lien was granted or at any time thereafter; or (iv) constituting property leased to Borrowers under a lease that has expired or been terminated, property used to secure Equipment Financing Indebtedness or property secured by the Ontario Lien in a transaction permitted under this Agreement. Except as provided above, Agent will not release any Lien on any Collateral without the prior written authorization of the Required Lenders. Upon request by Agent or Administrative Borrower at any time, the Lenders will confirm in writing Agent's authority to release any such Liens on particular types or items of Collateral pursuant to this Section 17.11; provided, however, that (i) Agent shall not be required to execute any document necessary to evidence such release on terms that, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released), upon (or obligations of Borrowers in respect of) all interests retained by Borrowers, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

(b) Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by Borrowers, is cared for, protected, or insured or has been encumbered, or that the Liens of the Agent (for the benefit of the Lender Group) have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent's own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise provided herein.

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17.12.   Restrictions on Actions by Lenders; Sharing of Payments.

(a) Each of the Lenders agrees that it shall not, without the express consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of Agent, set off against the Obligations any amounts owing by such Lender to Borrowers or any accounts of Borrowers now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by Agent, take or cause to be taken any action, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral the purpose of which is, or could be, to give such Lender any preference or priority against the other Lenders with respect to the Collateral.

(b) Subject to Section 17.8, if, at any time or times any Lender shall receive
(i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations of Borrowers to such Lender arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or (ii) payments from Agent in excess of such Lender's Pro Rata Share of all such distributions by Agent, such Lender shall promptly
(1) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

17.13. Agency for Perfection. Agent and each Lender hereby appoint each other as agent for the purpose of perfecting the Liens of the Lender Group in assets which, in accordance with Article 9 of the Code can be perfected only by


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possession. Should any Lender obtain possession of any such Collateral, such
Lender shall notify Agent thereof, and, promptly upon Agent's request therefor shall deliver such Collateral to Agent or in accordance with Agent's instructions.

17.14. Payments by Agent to the Lenders. All payments to be made by Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds pursuant to the instructions set forth on Schedule C-1, or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on revolving advances or otherwise.

17.15. Concerning the Collateral and Related Loan Documents. Each member of the Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents relating to the Collateral, for the ratable benefit (subject to Sections 2.3(b) and 4.1) of the Lender Group. Each member of the Lender Group agrees that any action taken by Agent, Required Lenders, or all Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent, Required Lenders, or all Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

17.16. Field Audits and Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information. By signing this Agreement, each Lender;

(a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by Agent, and Agent shall so furnish each Lender with such Reports;

(b) expressly agrees and acknowledges that Agent (i) does not make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report;

(c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding Borrowers and will rely significantly upon Borrowers' books and records, as well as on representations of Borrowers' personnel;

(d) agrees to keep all Reports and other material information obtained by it pursuant to the requirements of this Agreement in accordance with its reasonable customary procedures for handling confidential information; it being understood and agreed by Borrowers that in any event such Lender may make disclosures (i) reasonably required by any bona fide potential or actual Assignee, transferee, or Participant in connection with any contemplated or actual assignment or transfer by such Lender of an interest herein or any participation interest in such Lender's rights hereunder so long as such third party agrees in writing to keep such information confidential and not disclose it except as required by


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law, (ii) of information that has become public by disclosures made by Persons other than such Lender, its Affiliates, assignees, transferees, or participants, or (iii) as required or requested by any court, governmental or administrative agency, pursuant to any subpoena or other legal process, or by any law, statute, regulation, or court order; provided, however, that, unless prohibited by applicable law, statute, regulation, or court order, such Lender shall notify Administrative Borrower of any request by any court, governmental or administrative agency, or pursuant to any subpoena or other legal process for disclosure of any such non-public material information concurrent with, or where practicable, prior to the disclosure thereof; and

(e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and all Agent Related Persons and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrowers, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of Borrowers; and (ii) to pay and protect, and indemnify, defend, and hold Agent and all Agent Related Persons and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including, attorney costs) incurred by Agent and all Agent Related Persons and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

In addition to the foregoing: (x) any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by Borrowers to Agent, and, upon receipt of such request, Agent shall provide a copy of same to such Lender promptly upon receipt thereof;
(y) to the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from Borrowers, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender's notice to Agent, whereupon Agent promptly shall request of Borrowers the additional reports or information specified by such Lender, and, upon receipt thereof, Agent promptly shall provide a copy of same to such Lender; and (z) any time that Agent renders to Administrative Borrower a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender.

17.17. Several Obligations; No Liability. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Agent (if any) to make any Advances shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such Advances not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 17.7, no member of the Lender Group shall have any liability for the acts of any other member of the Lender Group. No Lender shall be responsible to Borrowers or any other Person for any failure by any other Lender to fulfill its obligations to make Advances, nor to advance for it or on its behalf in connection with its Commitment, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.

18.  GENERAL PROVISIONS.

18.1. Effectiveness. This Agreement shall be binding and deemed effective when executed by Borrowers and the Lender Group.

18.2. Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

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18.3. Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against the Lender Group or Borrowers, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

18.4. Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

18.5. Counterparts; Telefacsimile Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

18.6. Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by any Borrower or any guarantor of the Obligations or the transfer by any or all of such parties to the Lender Group of any property of either or both of such parties should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Lender Group related thereto, the liability of Borrowers or such guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

18.7. Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

18.8. Right to Publish Notice. Any Lender may, at such Lender's discretion and expense, publicize by so-called "tombstone" advertising or otherwise the Lender Group's financing transaction with Borrowers and may utilize any logo or other distinctive symbol associated with the Borrowers in connection with any such advertising, promotion, or marketing undertaken by the Lender Group.

18.9. Parent as Agent for Borrowers. Each Borrower hereby irrevocably appoints Parent as the borrowing agent and attorney-in-fact for all Borrowers (the


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"Administrative Borrower") which appointment shall remain in full force and effect unless and until Agent shall have received prior written notice signed by each Borrower that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower. Each Borrower hereby irrevocably appoints and authorizes the Administrative Borrower (i) to provide Agent with all notices with respect to Advances and Letters of Credit obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and (ii) to take such action as the Administrative Borrower deems appropriate on its behalf to obtain Advances and Letters of Credit and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement. It is understood that the handling of the Loan Account and Collateral of Borrowers in a combined fashion, as more fully set forth herein, is done solely as an accommodation to Borrowers in order to utilize the collective borrowing powers of Borrowers in the most efficient and economical manner and at their request, and that Lender Group shall not incur liability to any Borrower as a result hereof. Each Borrower expects to derive benefit, directly or indirectly, from the handling of the Loan Account and the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group. To induce the Lender Group to do so, and in consideration thereof, each Borrower hereby jointly and severally agrees to indemnify each member of the Lender Group and hold each member of the Lender Group harmless against any and all liability, expense, loss or claim of damage or injury, made against the Lender Group by any Borrower or by any third party whosoever, arising from or incurred by reason of
(a) the handling of the Loan Account and Collateral of Borrowers as herein provided, (b) the Lender Group's relying on any instructions of the Administrative Borrower, or (c) any other action taken by the Lender Group hereunder or under the other Loan Documents, except that Borrowers will have no liability to the relevant Agent-Related Person or Lender-Related Person under this Section 17.9 with respect to any liability that has been finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Agent-Related Person or Lender-Related Person, as the case may be.



                            [Signature pages follow.]

         IN WITNESS WHEREOF, the parties hereto have caused this Loan and Security Agreement to be executed as of the date first above written.

                                        BORROWERS:


                                        F.A.O., INC.


                                        By: /s/ Raymond P. Springer
                                        Raymond P. Springer,
                                        Executive Vice President

                                        ZB COMPANY, INC.


                                        By: /s/ Raymond P. Springer
                                        Raymond P. Springer,
                                        Executive Vice President

                                        FAO SCHWARZ, INC.,


                                        By: /s/ Raymond P. Springer
                                        Raymond P. Springer,
                                        Executive Vice President

                                        LENDERS:


                                        WELLS FARGO RETAIL FINANCE, LLC,
                                        as Agent and a Lender


                                        By: /s/ Patrick J. Norton
                                        Patrick J. Norton,
                                        Vice President

                                        LASALLE BUSINESS CREDIT, INC.


                                        By: /s/ William Stapel
                                        William Stapel,
                                        First Vice President


                                        ORIX FINANCIAL SERVICES, INC.


                                        By: /s/ Thomas Watson
                                        Thomas Watson,
                                        Vice President

                                  SCHEDULE P-1

                                  Permitted Liens

1.  Liens in favor of credit card processors.

2.  Liens to secure the Vendex Indebtedness.

3.  Liens of customs and revenue authorities.

4. Liens existing on acquired property (other than Inventory); provided such Lien is not incurred in anticipation of such acquisition.

5.  Liens to secure the PNC Agreement.




                                  SCHEDULE 7.1

                                  Indebtedness


1.  Trade obligations and accruals in the ordinary course of business.

2.  Unsecured indebtedness.

3. Indebtedness arising under agreements providing for indemnification, adjustment of purchase price or similar obligations, or obligations to perform bids, trade contracts, leases, statutory obligations or surety and appeal bonds, performance bonds and other similar obligations incurred in the ordinary course of business.

                                  SCHEDULE 7.3

                             PERMITTED TRANSACTIONS

         The transactions set forth below are "Permitted Transactions". The Administrative Borrower shall provide Agent with at least fifteen days prior written notice of each such Permitted Transaction and shall provide Agent and its counsel copies of all the documentation related to such Permitted Transaction, such documentation to be in form and substance reasonably satisfactory to Agent. Before consummating any Permitted Transaction, Borrowers shall deliver to Agent all documents requested by Agent to perfect and continue perfected Agent's Liens on the Collateral. If any Borrower creates a Subsidiary, such Borrower shall pledge the capital stock of such Subsidiary to Agent and such Subsidiary shall become a Borrower hereunder.

     1. Parent may create and merge into a wholly-owned Delaware subsidiary to be named FAO, Inc. (the "Successor Parent").

     2. The Successor Parent may create a wholly-owned Delaware subsidiary to be named The Right Start, Inc. ("TRS"). The Successor Parent may sell, assign or otherwise convey the assets related to The Right Start brand business to TRS upon TRS's becoming a Borrower hereunder.

     3. The winding up of Targoff-RS, LLC after its assets have been transferred to Borrowers or Borrowers' directly or indirectly wholly-owned Subsidiary.

     4. Creation of a Subsidiary that holds all of the group's internet assets.

     5. Creation of a Subsidiary that provides executive employee services to the group.

     6. Transfers of assets among Borrowers and their directly or indirectly wholly-owned Subsidiaries to facilitate any Permitted Transaction, any transaction that is approved as part of the Business Plan and any immaterial transfer.

                                  SCHEDULE 7.4


                               Disposal of Assets

1.       The Phillipsburg, New Jersey warehouse.

2. Any sale that is permitted as part of a Sale and Leaseback for which a Lien is permitted under the definition of Permitted Liens.

3. Disposal of Equipment and Fixtures that are obsolete, worn out or damaged or Inventory that is not current.

4. Transfers of assets among Borrowers or to a Subsidiary that is wholly-owned directly or indirectly by Parent (provided Agent knows and receives such filings as it reasonably deems necessary to protect its security interests in the Collateral).

5. A sale of assets producing less than 1% of the revenue of the Borrowers on a consolidated basis.

6.       Disposals of cash to make purchases in the ordinary course of business.

7. Short-term leases of Inventory not exceeding a retail value of $100,000 in the aggregate upon the deposit of a credit card against the full retail value if such Inventory is not returned in pristine saleable condition.

                                SCHEDULE 7.21(a)

                     RETAIL PERFORMANCE AND OTHER COVENANTS


     A. Minimum Availability. At all times during the term of this Agreement, Borrowers shall have Availability under the Standard Line of not less than (i) $5,000,000 for the period from the Closing Date through and including November 30, 2002 and (ii) thereafter (x) during the calendar months of July through November of any calendar year, $5,000,000, and (y) during the calendar months of January through June and December of any calendar year, $7,500,000.

     B. Minimum/Maximum Inventory. At all times during the term of this Agreement, tested as of the end of each calendar month, the Cost value of Borrower's Inventory shall not differ by more than 15% from the applicable amount for such date set forth in the Business Plan.



                                SCHEDULE 7.21(b)

                    POST 2002 SPECIAL TERM SUBLINE COVENANTS

     A. Maximum Effective Advance Rate. The maximum Effective Advance Rate for each calendar month of each calendar year shall be as set forth below. The maximum Effective Advance Rate shall be tested at the end of each calendar month, except that in the month of December for each year of this Agreement, the maximum Effective Advance Rate shall be tested December 24. For purposes of this
Schedule 7.21(b), "Effective Advance Rate" means, at any date of determination, the result, expressed as a percentage, of: (i) the sum of the outstanding balance of the Loan Account plus all outstanding stand-by Letters of Credit in an aggregate amount in excess of $1,000,000, divided by (ii) the value of Eligible Inventory.
                                                             Maximum Effective
                   Calendar Month(s)                            Advance Rate

                   January                                          50%

                   February                                         50%

                   March                                            50%

                   April                                            65%

                   May                                              65%

                   June                                             65%

                   July                                             65%

                   August                                           70%

                   September                                        70%

                   October                                          70%

                   November                                         70%

                   December                                         35%

     B. Ratio of Purchases to Cost of Goods Sold. As of the last Business Day of each calendar month (beginning on the last Business Day of November 2001), the Borrower shall not permit the ratio of purchases to costs of goods sold for the trailing three calendar months ended on the last date of each such month to be less than the ratio set forth below for the applicable month.

                                                           Ratio of Purchases
                   Calendar Month(s)                      to Cost of Goods Sold

                   January through May                          0.30:1.00

                   June                                         0.70:1.00

                   July                                         1.00:1.00

                   August                                       1.25:1.00

                   September                                    1.25:1.00

                   October                                      1.35:1.00

                   November                                     1.00:1.00

                   December                                     0.50:1.00